Filed pursuant to Rule 424(b)(2)
File No. 333-236415
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 13, 2020)
Prospect Capital Corporation
6,000,000 Shares
$150,000,000 Aggregate Liquidation Preference

5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock
Liquidation Preference $25.00 per Share

Prospect Capital Corporation, a Maryland corporation (the “Company”), is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”).
We are offering 6,000,000 shares of our 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”). We will pay quarterly dividends on the Series A Preferred Stock at an annual rate of 5.35% of the $25.00 liquidation preference per share, or $1.3375 per share of Series A Preferred Stock per year, when, as and if authorized by our Board of Directors (the “Board”), and declared by us out of funds legally available therefor, on February 1, May 1, August 1 and November 1 of each year or, if any such day is not a business day, then on the next succeeding business day, commencing on November 1, 2021. We offer other series of our preferred stock and may in the future offer other series of our preferred stock, and the dividend rate, fees, expenses and other terms of such additional or other series may vary from those of the Series A Preferred Stock offered by this prospectus supplement and such additional or other series of our preferred stock are or will be offered under a revised or a separate prospectus supplement. See “Incorporation by Reference” and “Prospectus Summary—Recent Developments—Debt and Equity”.
(continued on inside front cover)
Investing in our securities involves risks. You could lose some or all of your investment. You should carefully consider each of the factors described under “Risk Factors” beginning on page S-8 of this prospectus supplement and beginning on page 11 of the accompanying prospectus before you invest in the Series A Preferred Stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. Obligations of Prospect Capital Corporation and any subsidiary of Prospect Capital Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Prospect Capital Corporation nor any subsidiary of Prospect Capital Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.

	Per Share	Total(2)
Public offering price	$25.00	$150,000,000
Sales load (underwriting discounts and commissions)	$0.7875	$4,725,000
Proceeds, before expenses, to us(1)	$24.2125	$145,275,000
(notes on inside front cover)
The underwriters expect to deliver the Series A Preferred Stock on or about July 19, 2021.
Joint Book-Running Managers

Morgan Stanley	RBC Capital Markets	UBS Investment Bank
Lead Manager

Goldman Sachs & Co. LLC
Co-Managers

Ladenburg Thalmann	InspereX	Wedbush Securities	William Blair
Prospectus Supplement dated July 12, 2021

(notes from previous page)

(1)	Total expenses of the offering payable by us, excluding underwriting discounts and commissions, are estimated to be $500,000.
(2)	We have granted the underwriters a 30-day option to purchase up to an additional 900,000 shares of Series A Preferred Stock from us on the same terms and conditions set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total public offering price will be $172,500,000, the total underwriting discounts and commissions will be $5,433,750 and total proceeds, before expenses, to us would be $167,066,250. See “Underwriting” on page S-33 of this prospectus supplement.
(continued from previous page)
The Series A Preferred Stock is redeemable at our option on or after July 19, 2026 and is subject to earlier redemption by us in certain circumstances. See “Description of the Series A Preferred Stock—Redemption.” If a Change of Control Triggering Event (as defined herein) occurs, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred by paying the liquidation preference of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for such redemption. To the extent we exercise such redemption right relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. See “Description of Series A Preferred Stock—Special Optional Redemption.” The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control Triggering Event by the holders of Series A Preferred Stock. Upon the occurrence of a Change of Control Triggering Event, each holder of Series A Preferred Stock will have the right (subject to our right to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of: (a) the quotient obtained by dividing (i) the sum of the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Record Date (as defined herein) for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock Dividend Payment Date (as defined herein), in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and (b) 6.03865 (the “Share Cap”), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement. At any time after the close of business on July 19, 2026, at our sole option, we may redeem all or a portion of the Series A Preferred Stock at a redemption price per share equal to the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for such redemption.
In any matter submitted to a vote of the holders of our common stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held, and the holders of our preferred stock, including the Series A Preferred Stock, and the common stock will vote together as a single class. For so long as we are subject to the 1940 Act, holders of our preferred stock, voting separately as a single class, have the right to elect two members of the Board at all times. The two directors elected by the holders of our preferred stock are designated by our Board. If dividends on any of our preferred stock, including the Series A Preferred Stock, equal to at least two full years’ dividends and distributions shall be due and unpaid, the holders of our preferred stock, including the Series A Preferred Stock, will have the power to elect a majority of the Board. The Series A Preferred Stock will rank on parity with all other shares of our preferred stock that we have issued or may issue in the future in right of payment of dividends and will rank senior in right of payment of dividends to all of our common stock.
We have applied to list the Series A Preferred Stock on the New York Stock Exchange (the “NYSE”) under the symbol “PSEC PRA.” We expect the Series A Preferred Stock to begin trading on NYSE within 30 days of the original issue date, though there can be no assurance trading will commence within this timeframe, or at all. Our common stock is listed on The Nasdaq Global Select Market under the symbol “PSEC.” The Series A Preferred Stock has no trading history.
The securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and may be illiquid.
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market, privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are organized as an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. Prospect Capital Management L.P. manages our investments and Prospect Administration LLC provides the administrative services necessary for us to operate.
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. The SEC maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our internet website address is www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus supplement and accompanying prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement.
The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020;
•the Financial Highlights in Note 16 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC on September 11, 2015;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2020, December 31, 2020 and March 31, 2021 filed with the SEC on November 9, 2020, February 9, 2021 and May 10, 2021, respectively;
•our Current Reports on Form 8-K filed with the SEC on July 23, 2020, August 5, 2020, September 3, 2020, October 19, 2020, November 4, 2020, November 13, 2020, November 17, 2020, December 7, 2020, December 16, 2020 (two filings), December 28, 2020, January 15, 2021, January 22, 2021, February 1, 2021, February 16, 2021, February 18, 2021, February 19, 2021, February 25, 2021, March 2, 2021, March 9, 2021, March 16, 2021 (two filings), March 23, 2021, April 7, 2021, May 3, 2021 and May 5, 2021, May 20, 2021, May 21, 2021, May 26, 2021, May 27 and June 14, 2021;
•our definitive Proxy Statements on Schedule 14A filed with the SEC on September 28, 2020 and March 15, 2021;
•the description of our 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on September 8, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of our 5.50% Series AA1 Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on November 27, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of our 5.50% Series A2 Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on June 14, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, as updated by Exhibit 4.914 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020 and including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.
To obtain copies of these filings, see “Available Information” in this prospectus supplement. We will also provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street, 42nd Floor
New York, NY 10016
This prospectus supplement is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or accompanying prospectus.

S-i

FORWARD-LOOKING STATEMENTS
Our annual report on Form 10-K for the year ended June 30, 2020, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus supplement, the accompanying prospectus and any related free writing prospectus may contain forward-looking statements within the meaning of Section 21E of the Exchange Act which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continues” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933 (the “Securities Act”). These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the impact of investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global health epidemics, including, but not limited to, the recent and ongoing novel coronavirus (“Wuhan Virus”) pandemic, on our and our portfolio companies’ business and the global economy;
•uncertainty surrounding the financial stability of the United States, Europe and China;
•the ability of our portfolio companies to achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies’ business;
•the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the impact of changes in London Interbank Offered Rate (“LIBOR”) on our operating results;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the SEC, Internal Revenue Service (“IRS”), the NYSE, the Nasdaq Global Select Market and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and
•any of the other risks, uncertainties and other factors we identify in “Risk Factors” and discuss elsewhere in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.
S-ii

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, ability to obtain certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. We remind all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein or therein. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and we assume no obligation to update any such information. Our business, financial condition and results of operations may have changed since those dates. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Series A Preferred Stock.
S-iii

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some information from this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. To understand the terms of the Series A Preferred Stock offered hereby, you should read this prospectus supplement and the accompanying prospectus carefully. Together, these documents describe the specific terms of the offering. In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, in any related free writing prospectus and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, as provided in “Incorporated by Reference” beginning on page S-i of this prospectus supplement and page i of the prospectus and in “Available Information” beginning on page S-37 of this prospectus supplement and on page 81 of the accompanying prospectus.
The terms “we,” “us,” “our” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management,” “Investment Adviser” and “PCM” refer to Prospect Capital Management L.P.; and “Prospect Administration” and the “Administrator” refer to Prospect Administration LLC.
The Company
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are a closed-end investment company incorporated in Maryland. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702. We were organized on April 13, 2004 and were funded in an initial public offering completed on July 27, 2004. We are one of the largest BDCs with approximately $6.0 billion of total assets as of March 31, 2021.
We are externally managed by our investment adviser, Prospect Capital Management. Prospect Administration provides administrative services and facilities necessary for us to operate.
On May 15, 2007, we formed a wholly-owned subsidiary Prospect Capital Funding LLC (“PCF”), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that are used as collateral for the revolving credit facility at PCF. PCF has been consolidated since operations commenced.
Investment Portfolio
As of March 31, 2021, we had investments in 123 portfolio companies and CLOs. The aggregate fair value as of March 31, 2021 of investments in these portfolio companies held on that date is approximately $5.9 billion. Our portfolio across all of our performing interest-bearing investments had an annualized current yield of 11.8% as of March 31, 2021, excluding equity investments and non-accrual loans. Our annualized current yield was 9.4% as of March 31, 2021 across all investments.
Recent Developments
Investment Activity
On March 24, 2021, we made a new $16.8 million First Lien Term Loan investment and a new $32.0 million Second Lien Term Loan investment in First Brands Group, LLC, an after-market automotive repair parts supplier. The new investments settled on April 5, 2021.
On April 16, 2021, we entered a new $31.8 million Second Lien Term Loan investment and a new $18.2 million Delayed Draw Term Loan commitment with Redstone Buyer, LLC, a provider of cybersecurity and risk management services. Our new investments settled on April 30, 2021, with the Delayed Draw Term Loan unfunded at close.
During the period of April 23, 2021 to June 28, 2021, we made an additional $15.4 million in First Lien Term Loan investments in PGX Holdings, Inc.
On April 30, 2021, Ahead Data Blue, LLC fully repaid the $57.5 million Second Lien Term Loan receivable to us at par.
On May 10, 2021, we made a new $20.0 million Second Lien Term Loan investment in Vision Solutions, Inc./Precisely Software Inc., a provider of data integrity software. On May 28, 2021, we made a follow on $27.5 million Second Lien Term Loan investment in Vision Solutions, Inc./Precisely Software Inc. The additional investment was funded on June 7, 2021.
On May 10, 2021, CP VI Bella Midco fully repaid the $15.8 million Second Lien Term Loan receivable to us at par.

On May 26, 2021, we made a new $23.0 million Second Lien Term Loan investment in Rising Tide Holdings, Inc., a specialty retailer of marine aftermarket parts and repair services.
On May 28, 2021, Inpatient Care Management Company, LLC fully repaid the $11.0 million Senior Secured Term Loan receivable to us at par.
On June 2, 2021, we made a new $55.0 million First Lien Term Loan investment and a $5.0 million Revolving Line of Credit commitment to Enseo Acquisiton, Inc., a provider of in-room entertainment content solutions and managed services primarily to the hospitality end market. Our Revolving Line of Credit commitment was unfunded at close.
On June 7, 2021, we made a new $29.8 million Second Lien Term Loan investment and $5.2 million Delayed Draw Term Loan commitment which was unfunded at close in BCPE North Star US Holdco 2, Inc. (“Dessert Holdings”), a leading premium dessert manufacturer, serving grocery retail in store bakery (“ISB”) and foodservice customers. The new investment settled on June 16, 2021.
During the period from May 14, 2021 through June 25, 2021, we provided $57.9 million of Senior Secured Term Loan A funding to National Property REIT Corp. (“NPRC”) and its wholly-owned subsidiaries to support property acquisitions and capital expenditures for existing real estate properties. During the period from May 5, 2021 through June 24, 2021, we received partial repayments of $9.1 million of our Senior Secured Term Loan A and $5.0 million of our Senior Secured Term Loan B outstanding to NPRC.
On July 8, 2021, Shutterfly, Inc. fully repaid the $16.0 million First Lien Term Loan receivable to us at par.
Debt and Equity
During the period from April 8, 2021 through July 9, 2021, we issued $89.9 million aggregate principal amount of Prospect Capital InterNotes® for net proceeds of $88.2 million.
On March 16, 2021, we commenced a tender offer to purchase for cash up to $30.0 million aggregate principal amount of the 4.95% Senior Convertible Notes due 2022 (the “2022 Notes”) at the purchase price of $102.00, plus accrued and unpaid interest (“2022 Notes March Tender Offer”). The 2022 Notes March Tender Offer expired at 12:00 midnight, New York City time, on April 14, 2021 (one minute after 11:59 p.m., New York City time, on April 13, 2021). As of the expiration date, $0.05 million aggregate principal amount of the 2022 Notes were validly tendered and accepted. Following settlement of the 2022 Notes March Tender Offer on April 16, 2021, approximately $111.1 million aggregate principal amount of the 2022 Notes remain outstanding.
On April 7, 2021, we commenced two separate tender offers to purchase for cash (i) up to $30.0 million aggregate principal amount of the 5.875% Senior Notes due 2023 (the “2023 Notes”) at the purchase price of $104.15, plus accrued and unpaid interest (“2023 Notes April Tender Offer”), and (ii) up to $30.0 million aggregate principal amount of the 6.375% Notes due 2024 (the “6.375% 2024 Notes”) at the purchase price of $107.50, plus accrued and unpaid interest (“6.375% 2024 Notes April Tender Offer”, and together with the 2023 Notes April Tender Offer, the “April Tender Offers”). The April Tender Offers expired at 5:00 p.m., New York City time, on May 5, 2021 (one minute after 11:59 p.m., New York City time, on May 4, 2021). As of the expiration date, $0.8 million aggregate principal amount of the 2023 Notes and $0.2 million aggregate principal amount of the 6.375% 2024 Notes were validly tendered and accepted. Following settlement of the April Tender Offers on May 7, 2021, approximately $284.2 million aggregate principal amount of the 2023 Notes and $81.4 million aggregate principal amount of the 6.375% 2024 Notes remain outstanding.
During the period of April 8, 2021 through July 8, 2021, we issued a total of 2,802,563 shares of our 5.50% Series A1 Preferred Stock and 129,629 shares of our 5.50% Series M1 Preferred Stock, excluding shares issued via the Preferred Stock Dividend Reinvestment Plan, for net proceeds of $67.0 million.
On April 28, 2021, we completed an extension of our revolving credit facility (the “New Facility”) for PCF, extending the term 5.0 years from such date and reducing the interest rate on drawn amounts to one-month LIBOR plus 2.05%. The New Facility, for which $1,107.5 million of commitments have been closed to date, includes an accordion feature that allows the New Facility, at our discretion, to accept up to a total of $1,500.0 million of commitments. The New Facility matures on April 27, 2026. It includes a revolving period that extends through April 27, 2025, followed by an additional one-year amortization period. Pricing for amounts drawn under the Facility is one-month LIBOR plus 2.05%, which achieves a 15 basis point reduction in the interest rate from the previous facility rate of LIBOR plus 2.20%. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 40 basis points if more than 60% of the credit facility is drawn, or 70 basis points if more than 35% and an amount less than or equal to 60% of the credit facility is drawn, or 150 basis points if an amount less than or equal to 35% of the credit facility is drawn.

We have provided notice to call certain of our Prospect Capital InterNotes® at par with the following terms:

Notice Date	Settlement Date	Maturity Date Range	Interest Rate Range	Principal
3/12/2021	4/15/2021	April 15, 2024	5.75%	$4.8 million
4/15/2021	5/17/2021	May 15, 2024	5.75%	$5.3 million
5/4/2021	5/11/2021	July 15, 2024 - March 15, 2025	4.00% - 4.75%	$85.4 million
5/14/2021	6/15/2021	December 15, 2025	6.000%	$1.3 million
6/10/2021	6/17/2021	April 15, 2025 – August 15, 2026	4.500% - 6.000%	$144.8 million
6/15/2021	7/15/2021	January 15, 2024 – July 15, 2024	4.750% - 6.000%	$6.0 million
6/24/2021	7/1/2021	December 15, 2025 – December 15, 2027	4.250% - 5.750%	$19.7 million
In May 14, 2021, we notified U.S. Bank National Association, the trustee (the “Trustee”) for our 6.25% Notes due 2028 (the “2028 Notes”), of our election to redeem $70.8 million of the aggregate principal amount of the 2028 Notes outstanding and instructed the Trustee to provide notice of such redemption to the holders of the 2028 Notes in accordance with the terms of the indenture governing the 2028 Notes. Following the completion of the redemption on June 15, 2021, none of the 2028 Notes remain outstanding.
On May 19, 2021, we priced an underwritten public offering for 187,000 shares of our 5.50% Series A2 Preferred Stock, par value $0.001 per share, with a $4.7 million aggregate liquidation preference (the “Series A2 Shares”). The offering of the Series A2 closed on May 26, 2021 for net proceeds of approximately $4.2 million.
On May 20, 2021, we entered into an underwriting agreement by and among us, Prospect Capital Management L.P., Prospect Administration LLC, and RBC Capital Markets, LLC, Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, in connection with the issuance and sale by us of $300.0 million aggregate principal amount of 3.364% senior unsecured notes that mature on November 15, 2026 (the “3.364% 2026 Notes”), unless previously repurchased in accordance with their term. The offering closed on May 27, 2021. The 3.364% 2026 Notes bear interest at a rate of 3.364% per year, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2021. Total proceeds from the issuance of the 3.364% 2026 Notes were approximately $292.0 million after deducting fees and estimated offering expenses of approximately $1.25 million payable by us.
On June 11, 2021, at a special meeting of stockholders, our stockholders authorized us to sell shares of our common stock (during the next 12 months) at a price or prices below our net asset value per share at the time of sale in one or more offerings subject to certain conditions as set forth in the proxy statement relating to the special meeting (including that the number of shares sold on any given date does not exceed 25% of its outstanding common stock immediately prior to such sale).
Dividends
On May 10, 2021, we announced the declaration of monthly dividends on our preferred stock as follows:

Monthly Cash Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
June 2021	6/16/2021	7/1/2021	$0.114583
July 2021	7/21/2021	8/2/2021	$0.114583
August 2021	8/18/2021	9/1/2021	$0.114583
On May 10, 2021, we announced the declaration of monthly dividends on our common stock as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
May 2021	5/27/2021	6/17/2021	$0.0600
June 2021	6/28/2021	7/22/2021	$0.0600
July 2021	7/28/2021	8/19/2021	$0.0600
August 2021	8/27/2021	9/23/2021	$0.0600

Risk Factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 11 of the accompanying prospectus, “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, filed on May 10, 2021, and the risks sections in any of our other filings with the SEC and in any related free writing prospectus to read about risks that you should consider before investing in the Series A Preferred Stock.

The Offering
The following is a brief summary of some of the terms of this offering. For a more complete description of the rights, preferences and other terms of the Series A Preferred Stock, see “Description of the Series A Preferred Stock” in this prospectus supplement and the Articles Supplementary for the Series A Preferred Stock (the “Articles Supplementary”).

Issuer	Prospect Capital Corporation

Securities Offered	6,000,000 shares of 5.35% Series A Preferred Stock (6,900,000 shares if the underwriters exercise their over-allotment option in full).

Listing
We have applied to list the Series A Preferred Stock on the NYSE under the symbol “PSEC PRA.” Trading in the Series A Preferred Stock is expected to begin within 30 days of the original issue date, though there can be no assurance that trading will commence within this period, or at all. Prior to the expected commencement of trading on NYSE, the underwriters may make a market in the Series A Preferred Stock, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Liquidation Preference
$25.00 per share (the Liquidation Preference). In the event of any liquidation, dissolution or winding up of our affairs, holders of the Series A Preferred Stock will be entitled to receive a liquidation distribution per share equal to $25.00 per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for distribution. See “Description of the Series A Preferred Stock—Liquidation Rights.”

Dividends
The Series A Preferred Stock will pay a quarterly dividend at a fixed annual rate of 5.35% of the Liquidation Preference, or $1.3375 per share per year (the “Dividend Rate”).

Dividends on the Series A Preferred Stock will be payable quarterly, when, as and if authorized by our Board of Directors (the Board), and declared by us out of funds legally available therefor. The first dividend period for the Series A Preferred Stock will commence on the initial issuance date of such shares upon the closing of this offering, which we refer to as the Date of Original Issue. Dividends will be paid quarterly on February 1, May 1, August 1 and November 1 of each year, or, if any such day is not a business day, then on the next succeeding business day, commencing on November 1, 2021.

Ranking
The shares of Series A Preferred Stock rank, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up, (a) senior to our common stock, (b) on parity with each other series of our preferred stock and (c) junior to our existing and future secured and unsecured indebtedness.

Optional Redemption
At any time after the close of business on July 19, 2026 (any such date, an “Optional Redemption Date”), at our sole option, we may redeem the Series A Preferred Stock in whole or, from time to time, in part, out of funds legally available for such redemption, at a price per share equal to the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for redemption. We may also redeem the Series A Preferred Stock at any time, in whole or, from time to time, in part, including prior to the Optional Redemption Date, pro rata, based on liquidation preference, with all other series of our then outstanding preferred stock, in the event that our Board determines to redeem any series of our preferred stock, in whole or, from time to time, in part, because such redemption is deemed necessary by the Board to comply with the asset coverage requirements of the 1940 Act or for us to maintain RIC status. See “Description of the Series A Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption
In the event of a Change of Control Triggering Event (as defined herein), we may, at our option, exercise our special optional redemption right to redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred by paying the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for such redemption. To the extent that we exercise such redemption right relating to the shares of Series A Preferred Stock, the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. See “Description of Series A Preferred Stock—Special Optional Redemption.”

Change of Control Conversion Rights
Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control Triggering Event, each holder of shares of Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of: (a) the quotient obtained by dividing (i) the sum of the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Record Date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and (b) 6.03865 (the Share Cap), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in this prospectus supplement.

If we have provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any shares of Series A Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series A Preferred Stock that have been called for redemption, and any shares of Series A Preferred Stock subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Triggering Event”, “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series A Preferred Stock—Redemption—Change of Control Conversion Rights.”

Except as provided above in connection with a Change of Control Triggering Event, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights
In any matter submitted to a vote of the holders of our common stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held, and the holders of our preferred stock, including the Series A Preferred Stock, and the common stock will vote together as a single class. For so long as we are subject to the 1940 Act, holders of our preferred stock, voting separately as a single class, have the right to elect two members of the Board at all times. The two directors elected by the holders of our preferred stock are designated by our Board. The Board has designated William J. Gremp and Eugene S. Stark as the directors to be elected by holders of our preferred stock. If dividends on any of our preferred stock, including the Series A Preferred Stock, equal to at least two full years’ dividends and distributions shall be due and unpaid, the holders of our preferred stock, including the Series A Preferred Stock, will have the power to elect a majority of the Board.

The approval of the holders of a majority of our outstanding preferred stock, voting separately as a single class, is required to, among other actions, (A) amend, alter or repeal the rights, preferences or privileges of our preferred stock or amend our corporate charter in a manner that materially and adversely affects our preferred stock; provided that any such action that would materially and adversely affect the rights, preferences or privileges of one or more series of our preferred stock (the “Affected Series”) in a manner different from any other series of our preferred stock will require the approval of a majority of the outstanding shares of the Affected Series (with such Affected Series voting as a separate class) or (B) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to our preferred stock.

The vote of the holders of a majority of our preferred stock then outstanding, including the Series A Preferred Stock, is required to approve any plan of reorganization adversely affecting such preferred stock or any action requiring a vote of stockholders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase “vote of the holders of a majority of our preferred stock then outstanding” shall have the meaning set forth in the 1940 Act.

The holders of Series A Preferred Stock have exclusive voting rights on a charter amendment that would alter only the contract rights of the Series A Preferred Stock. Any such charter amendment shall first be declared advisable by the Board and then approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. See “Description of the Series A Preferred Stock—Voting Rights.”

Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $144,775,000 (or approximately $166,566,250 if the option to purchase up to an additional 900,000 shares of Series A Preferred Stock solely to cover over-allotments, if any, is exercised in full) after deducting fees and estimated offering expenses of approximately $500,000.

We expect to use the net proceeds from this offering to maintain and enhance balance sheet liquidity, including repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and to make long-term investments in accordance with our investment objective. See “Use of Proceeds.”

U.S. Federal Income Tax Considerations
You should consult your tax advisor with respect to the U.S. federal income tax consequences of the holding, disposition or conversion of the Series A Preferred Stock and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Supplement to Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus.

Transfer Agent	Computershare Trust Company, N.A. (“Computershare” or the “Transfer Agent”).

Information Rights
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Series A Preferred Stock, for the period of time during which the Series A Preferred Stock is outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end, or, alternatively, we will voluntarily file such financial statements with the SEC. All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.

RISK FACTORS
Your investment in shares of our Series A Preferred Stock will involve certain risks. Before deciding whether to invest in shares of our Series A Preferred Stock, you should, in consultation with your own financial and legal advisors, carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described below and in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us might also impair our operations and performance. If any of the events described herein or in such documents occur, our business, financial condition and results of operations could be materially and adversely affected. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Please also read carefully the section titled “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.
Risks Relating to the Series A Preferred Stock
The Series A Preferred Stock will be subject to a risk of early redemption and holders may not be able to reinvest their funds.
We may voluntarily redeem some or all of the Series A Preferred Stock on or after July 19, 2026 and in the event of a Change of Control Triggering Event. Our Board may determine to voluntarily redeem some or all of the Series A Preferred Stock at any time, including prior to the Optional Redemption Date, pro rata, based on liquidation preference, with all other series of our then outstanding preferred stock, in the event that our Board determines to redeem any series of our preferred stock, in whole or, from time to time, in part, because such redemption is deemed necessary by the Board to comply with the asset coverage requirements of the 1940 Act or for us to maintain RIC status. Any such redemption may occur at a time that is unfavorable to holders of the Series A Preferred Stock. We may have an incentive to redeem the Series A Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the Dividend Rate on the Series A Preferred Stock. See “Description of the Series A Preferred Stock–Redemption at the Option of the Issuer.”
If we redeem shares of the Series A Preferred Stock, the holders of such redeemed shares face the risk that the return on an investment purchased with proceeds from such redemption may be lower than the return previously obtained from the investment in the Series A Preferred Stock.
Holders of the Series A Preferred Stock will bear dividend risk.
We may be unable to pay dividends on the Series A Preferred Stock under some circumstances. In addition, the terms of any future indebtedness we may incur could preclude the payment of dividends in respect of equity securities, including the Series A Preferred Stock, under certain conditions.
Holders of the Series A Preferred Stock will be subject to inflation risk.
Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in the Series A Preferred Stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the shares of Series A Preferred Stock and dividends payable on such shares may decline.
We may be unable to invest a significant portion of the net proceeds of our offering on acceptable terms in an acceptable timeframe.
Delays in investing the net proceeds of our offering may impair our performance. We cannot assure you that we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of our offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results. As a result, we may not have as great an ability to pay distributions while our portfolio is not fully invested in securities meeting our investment objective as we may be able to when our portfolio is fully invested in securities meeting our investment objective.
Holders of the Series A Preferred Stock will be subject to Interest Rate Risk.
The Series A Preferred Stock pays dividends at a fixed rate. Prices of fixed income investments tend to vary inversely with changes in market yields. The market yields on securities comparable to the Series A Preferred Stock may increase, which would likely result in a decline in the value of the Series A Preferred Stock. Additionally, if interest rates rise, securities comparable to the Series A Preferred Stock may pay higher dividend rates and holders of the Series A Preferred Stock may not be able to sell the Series A Preferred Stock at the Stated Value (as defined below) and reinvest the proceeds at market rates. The Company may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates. There is a possibility that interest rates may rise, which would likely drive down the prices of income- or dividend-paying securities.
Illiquidity Prior to Exchange Listing and Market Price Risk.
We have applied to list the Series A Preferred Stock on the NYSE, and we do not know when the Series A Preferred Stock will be approved for listing, if at all. If approved, we expect the Series A Preferred Stock to begin trading on the NYSE within 30 days of the original issue date, though there can be no assurance that the Series A Preferred Stock will begin trading within this period, or at all. During the time the Series A Preferred Stock is not listed on the NYSE, the underwriters may make a market in the Series A Preferred Stock, but they are not obligated to do so and may discontinue any market-making at any time without notice. Consequently, an investment in the Series A Preferred Stock during this period may be illiquid, and holders of such shares may not be able to sell them during that period as it is unlikely that an active secondary market for the Series A Preferred Stock will develop. If a secondary market does develop during this period, holders of the Series A Preferred Stock may be able to sell such shares only at substantial discounts from the Liquidation Preference. We cannot accurately predict the trading patterns of the Series A Preferred Stock, including the effective costs of trading the stock. Even if our Series A Preferred Stock begins trading on the NYSE, there is also a risk that such shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features. If an active trading market does develop, the Series A Preferred Stock may trade at prices lower than the initial offering price. The trading price of the Series A Preferred Stock would depend on many factors, including:
•prevailing interest rates;
•the market for similar securities;
•general economic and financial market conditions;
•our issuance of debt or preferred equity securities; and
•our financial condition, results of operations and prospects.

You may not be permitted to exercise conversion rights upon a Change of Control Triggering Event. If exercisable, the Change of Control Triggering Event conversion feature of the Series A Preferred Stock may not adequately compensate you, and the Change of Control Triggering Event conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to take over the Company or discourage a party from taking over the Company.
Upon the occurrence of a Change of Control Triggering Event, holders of Series A Preferred Stock will have the right to convert some or all of their Series A Preferred Stock into our common stock (or equivalent value of alternative consideration). Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $4.140 (which is 50% of the per-share closing sale price of our common stock on July 9, 2021), subject to adjustment, each holder will receive a maximum of shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving value that is less than the Liquidation Preference per share. Notwithstanding that we generally may not redeem the Series A Preferred Stock prior to July 19, 2026, we have a special optional redemption right to redeem the Series A Preferred Stock in the event of a Change of Control Triggering Event, and holders of Series A Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of Series A Preferred Stock—Redemption—Change of Control Conversion Rights” and “Description of Series A Preferred Stock—Redemption.” In addition, those features of the Series A Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for the Company or of delaying, deferring or preventing a change of control of the Company under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interest.
Shares of common stock, which shares of Series A Preferred Stock may be converted into, rank junior to the Series A Preferred Stock with respect to dividends and upon liquidation.
The rights of the holders of shares of Series A Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Series A Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of the Company, the holders of shares of our Series A Preferred Stock are entitled to receive the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon)

accumulated up to, but excluding, the date fixed for distribution, after provision is made for our senior liabilities, but prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to our Series A Preferred Stock.
Special Risks to Holders of Series A Preferred Stock
Common Stock Repurchases. Repurchases of common stock by the Company may reduce the asset coverage of the Series A Preferred Stock, which could adversely affect its liquidity or market price.
Common Stock Distribution Policy. In the event the Company does not generate a total return from dividends and interest received and net realized capital gains in an amount at least equal to its distributions for a given year, the Company may return capital as part of its distribution. This would decrease the asset coverage per share with respect to the Series A Preferred Stock, which could adversely affect its liquidity or market price.
The Series A Preferred Stock is expected to initially be rated below investment grade.
The Series A Preferred Stock is expected to initially be rated below investment grade, and there can be no assurance that it will be rated investment grade in the future or otherwise be upgraded. Further, the Series A Preferred Stock may be subject to a higher risk of price volatility than similar, higher-rated securities. In addition, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities, such as the Series A Preferred Stock.
Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Series A Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series A Preferred Stock. A credit rating does not eliminate or mitigate the risks of investing in the Series A Preferred Stock. The credit rating agencies evaluate the financial services industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Series A Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Series A Preferred Stock to decline significantly.
Additional Risks of Notes to Holders of Series A Preferred Stock
In addition to our obligations under our revolving credit facility for PCF, we currently have the following notes outstanding: our $111.1 million aggregate principal amount of 4.95% Convertible Notes due 2022 (the “2022 Notes”), our $156.2 million aggregate principal amount of 6.375% Convertible Notes due 2025 (the “2025 Notes”), our $284.2 million aggregate principal amount of 5.875% Senior Notes due 2023 (the “2023 Notes”), our $81.4 million aggregate principal amount of 6.375% Senior Notes due 2024 (the “6.375% 2024 Notes”), our $400.0 million aggregate principal amount of 3.706% Senior Notes due 2026 (the “2026 Notes”), our $300.0 million aggregate principal amount of 3.364% Notes due 2026 (the “3.364% 2026 Notes”), our $69.2 million aggregate principal amount of 6.875% Senior Notes due 2029 (the “2029 Notes”) and any and all Prospect Capital InterNotes® issued pursuant to our medium term notes program (the “Prospect Capital InterNotes,” together with the 2022 Notes, the 2025 Notes, the 2023 Notes, the 6.375% 2024 Notes, the 2026 Notes, the 3.364% 2026 Notes and the 2029 Notes, the “Notes”). We may in the future issue additional Notes. Our obligations to pay dividends or make distributions and, upon liquidation of the Company, liquidation payments in respect of the Series A Preferred Stock is subordinate to our obligations to make any principal and interest payments due and owing with respect to its outstanding Notes. Accordingly, our Notes have the effect of creating special risks for our preferred stockholders that would not be present in a capital structure that did not include such securities.
Senior securities, including debt and preferred stock, expose us to additional risks, including the typical risks associated with leverage and could adversely affect our business, financial condition and results of operations.
We currently use our revolving credit facility to leverage our portfolio and we expect in the future to borrow from and issue senior debt securities to banks and other lenders and may securitize certain of our portfolio investments. We also have unsecured notes outstanding, which are a form of leverage and are senior in payment rights to the Series A Preferred Stock.
With certain limited exceptions, as a BDC, we are only allowed to borrow amounts or otherwise issue senior securities such that we have “asset coverage,” as defined in the 1940 Act (which currently requires asset coverage of 150%), after such borrowing or other issuance. The amount of leverage that we employ will depend on the Investment Adviser’s and the Board’s assessment of market conditions and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for stockholders, any of which could adversely affect our business, financial condition and results of operation.
The Small Business Credit Availability Act (the “SBCAA”), which was signed into law in March 2018, decreased the asset coverage requirements of the 1940 Act applicable to BDCs from 200% to 150% (subject to either stockholder approval or approval of both a majority of the Board and a majority of directors who are not interested persons). On March 30, 2020, the Board approved, and on May 5, 2020, at a special meeting of our stockholders, our stockholders approved, the application to us of the reduced asset coverage requirements in Section 61(a) of the 1940 Act. The application of the reduced asset coverage requirement, which became effective on May 6, 2020, permits us, provided certain requirements are satisfied, to double the maximum amount of leverage that we are permitted to incur by reducing the asset coverage requirement applicable to us from 200% to 150% (a 2:1 debt/preferred to common equity ratio, as opposed to a 1:1 debt/preferred to common equity ratio), as provided for in Section 61(a)(2) of the 1940 Act, a successor provision to Section 61(a)(1) of the 1940 Act.
The leverage illustrations contained in our Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 10, 2021, are incorporated herein by reference and reflect the cumulative potential impact of our offerings of our preferred stock.
Events outside of our control, including public health crises, may cause significant market disruptions and volatility that could negatively affect our results of operations and financial performance and the trading price of our common stock or Series A Preferred Stock.
As of the filing date of this prospectus supplement, there is an outbreak of a highly contagious form of a novel coronavirus (“Wuhan Virus”). The Wuhan Virus has been declared a pandemic by the World Health Organization and, in response to the outbreak, the U.S. Health and Human Services Secretary has declared a public health emergency in the United States. The Wuhan Virus has had a devastating impact on the global economy, including the U.S. economy, and has resulted in a global economic recession.
Many states, including those in which we and our portfolio companies operate, have issued orders requiring the closure of non-essential businesses and/or requiring residents to stay at home. The Wuhan Virus pandemic and preventative measures taken to contain or mitigate its spread have caused, and are continuing to cause, business shutdowns, cancellations of events and travel, significant reductions in demand for certain goods and services, reductions in business activity and financial transactions, supply chain interruptions and overall economic and financial market instability both globally and in the United States. Such effects will likely continue for the duration of the pandemic, which is uncertain, and for some period thereafter. While several countries, as well as certain states, counties and cities in the United States, began to relax the early public health restrictions with a view to partially or fully reopening their economies, many cities, both globally and in the United States, have since experienced a surge in the reported number of cases and hospitalizations related to the Wuhan Virus pandemic. This increase in cases has led to the re-introduction of restrictions and business shutdowns in certain states, counties and cities in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Additionally, in December 2020, the U.S. Food and Drug Administration (“FDA”) authorized vaccines produced by Pfizer-BioNTech and Moderna for emergency use, and in February 2021, the FDA authorized vaccines produced by Johnson & Johnson for emergency use. However, it remains unclear how quickly the vaccines will be distributed nationwide and globally, whether vaccine distributions may be paused or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the Wuhan Virus pandemic subsides, the U.S. economy and most other major global economies may continue to experience a recession, and our business and operations, as well as the business and operations of our portfolio companies, could be materially adversely affected by a prolonged recession in the United States and other major markets. Potential consequences of the current unprecedented measures taken in response to the spread of Wuhan Virus, and current market disruptions and volatility that may impact our business include, but are not limited to:
•sudden, unexpected and/or severe declines in the market price of our securities or net asset value;
•our inability of to accurately or reliably value our portfolio;
•our inability to comply with certain asset coverage ratios that would prevent us from paying dividends to our common stockholders or to holders of our preferred stock and that could result in breaches of covenants or events of default under our credit agreement or debt indentures;
•our inability to pay any dividends and distributions on our common stock or preferred stock or service our debt;
•our inability to maintain our status as a RIC under the Code;
•potentially severe, sudden and unexpected declines in the value of our investments;
•increased risk of default or bankruptcy by the companies in which we invest;

•increased risk of companies in which we invest being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as a going concern;
•reduced economic demand resulting from changes in consumer behavior, mass employee layoffs or furloughs in response to governmental action taken to slow the spread of Wuhan Virus, which could impact the continued viability of the companies in which we invest;
•companies in which we invest being disproportionately impacted by governmental action aimed at slowing the spread of Wuhan Virus or mitigating its economic effects;
•limited availability of new investment opportunities;
•inability for us to replace our existing leverage when it becomes due or replace it on terms as favorable as our existing leverage;
•a reduction in interest rates, including interest rates based on LIBOR and similar benchmarks, which may adversely impact our ability to lend money at attractive rates; and
•general threats to the Company’s ability to continue investment operations and to operate successfully as a business development company.
It is virtually impossible to determine the ultimate impact of the Wuhan Virus at this time. Further, the extent and strength of any economic recovery after the Wuhan Virus pandemic abates, including following any “second wave,” “third wave” or other intensifying of the pandemic, is uncertain and subject to various factors and conditions. Accordingly, an investment in the Company is subject to an elevated degree of risk as compared to other market environments.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $144,775,000 (or approximately $166,566,250 if the option to purchase up to an additional 900,000 shares of Series A Preferred Stock solely to cover over-allotments, if any, is exercised in full) after deducting fees and estimated offering expenses of approximately $500,000.
We expect to use the net proceeds from this offering to maintain and enhance balance sheet liquidity, including repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and to make long-term investments in accordance with our investment objective.
As of July 9, 2021, we had $440.9 million in outstanding borrowings under our credit facility and, based on the assets currently pledged as collateral on the facility, a total of approximately $540.8 million was available to us for borrowing under our credit facility net of outstanding borrowings. The interest rate on borrowings under our credit facility is one-month LIBOR plus 2.05%. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to 40 basis points if more than 60% of the credit facility is drawn, 70 basis points if more than 35% and up to 60% is drawn, or 150 basis points if less than or equal to 35% is drawn.

CAPITALIZATION
The table below assumes that we will sell 6,000,000 shares of Series A Preferred Stock offered by this prospectus supplement at a price of $25.00 per share. The following table sets forth our capitalization as of March 31, 2021:
•on an actual basis; and
•on an as adjusted basis giving effect to the sale of 6,000,000 shares of our Series A Preferred Stock at an assumed price of $25.00 per share less fees and expenses.
This table should be read in conjunction with “Use of Proceeds” our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
We are also offering other series of our preferred stock in separate offerings. The collective ongoing impact of these offerings will be reflected in the financial statements included in our Form 10-Q and Form 10-K filings with the SEC. See “Incorporation By Reference.

	As of March 31, 2021
	Actual	As Adjusted for this Offering
	(In thousands, except shares and per share data) (Unaudited)
Long-term debt, including current maturities:
Borrowings under senior credit facility	$343,537	$343,537	(1)
Senior Convertible Notes	267,273	267,273	(2)
Senior Unsecured Public Notes	906,601	906,601	(3)
Prospect Capital InterNotes®	673,280	673,280	(4)(5)
Total long-term debt	$2,190,691	$2,190,691
Cumulative Preferred Stock, $0.001 par value
Series A1 preferred stock (40,000,000 shares of preferred stock authorized; 2,654,253 shares outstanding actual; and 2,654,253 shares outstanding as further adjusted for this offering)	$66,356	$66,356	(6)
Series M1 preferred stock (40,000,000 shares of preferred stock authorized; 21,760 shares outstanding actual; and 21,760 shares outstanding as adjusted for this offering)	544	544	(7)
Series M2 preferred stock (40,000,000 shares of preferred stock authorized; 0 shares outstanding actual; and 0 shares outstanding as adjusted for this offering)	-	-
Series AA1 preferred stock (20,000,000 shares of preferred stock authorized; 0 shares outstanding actual; and 0 shares outstanding as adjusted for this offering)	-	-
Series A Preferred Stock (0 shares of preferred stock authorized; 0 shares outstanding actual and 6,900,000 shares of preferred stock authorized; 6,000,000(11) shares outstanding as adjusted for this offering)	-	150,000
Total preferred stock	$66,900	$216,900	(8)
Net Assets Applicable to Common Stockholders
Common stock, par value $0.001 per share (1,860,000,000 shares of common stock authorized; 387,400,554 shares outstanding actual and 1,853,100,000 shares of common stock authorized; 387,400,554 shares outstanding as adjusted for this offering)	$387	$387	(9)
Common stock paid-in capital in excess of par value	4,039,776	4,039,776	(6)(7)(8)(9)
Total distributable earnings (loss)	(405,223)	(405,223)
Total Net Assets Available to Common Stockholders	3,634,940	3,634,940	(6)(7)(8)(9)
Total capitalization	$5,892,531	$6,042,531	(10)
(1)As of July 9, 2021, we had $440.9 million in outstanding borrowings under our credit facility.
(2) The “As Adjusted for this Offering” calculation excludes our repurchases, prior to maturity, of $0.05 million in outstanding principal of our 2022 Notes on April 16, 2021.

(3) The “As Adjusted for this Offering” calculation excludes our repurchases, prior to maturity, of $0.8 million of our 2023 Notes through our 2023 Notes April Tender Offer and of $0.2 million of our 6.375% 2024 Notes through our 6.375% 2024 Notes April Tender Offer, the full redemption of $70.8 million of our 2028 Notes on June 15, 2021, and the issuance of $300.0 million of our 3.364% 2026 Notes on May 27, 2021.
(4) The “As Adjusted for this Offering” calculation excludes our redemption, prior to maturity, of $263.1 million of our Prospect Capital InterNotes® during the period from April 15, 2021 through July 1, 2021.
(5) The “As Adjusted for this Offering” calculation excludes our issuance of $89.9 million aggregate principal amount of our Prospect Capital InterNotes® during the period from April 8, 2021 through July 9, 2021.
(6) The “As Adjusted for this Offering” calculation excludes our issuance of 2,803,866 shares of our 5.50% Series A1 Preferred Stock, including preferred stock dividend reinvestments, during the period April 1, 2021 through July 9, 2021.
(7) The “As Adjusted for this Offering” calculation excludes our issuance of 129,649 shares of our 5.50% Series M1 Preferred Stock, including preferred stock dividend reinvestments, during the period April 1, 2021 through July 9, 2021.
(8) The “As Adjusted for this Offering” calculation excludes our issuance of 187,000 shares of our 5.50% Series A2 Preferred Stock on May 26, 2021.
(9) The “As Adjusted for this Offering” calculation excludes our issuance of 1,019,019 shares of our common stock in connection with the Company’s common stock dividend reinvestment plan during the period April 1, 2021 through June 17, 2021.
(10) The “As Adjusted for this Offering” calculation excludes all capital activity referenced in footnotes (1) through (9) above.
(11) The “As Adjusted for this Offering” calculation assumes no exercise of the underwriters’ option to purchase an additional 900,000 shares of Series A Preferred Stock.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
The following description is only a summary of the material provisions of the Series A Preferred Stock. We urge you to read the Articles Supplementary for the Series A Preferred Stock in its entirety because it, and not this description, defines your rights as a holder of the Series A Preferred Stock. You may request copies of these documents as set forth under the caption “Available Information.” Capitalized terms used, but not defined herein, have the meanings attributed to them in the Articles Supplementary.
When we refer to “Prospect Capital Corporation,” the “Company,” “we,” “our” or “us” in this section, we refer only to Prospect Capital Corporation and not its consolidated subsidiaries.
General
Our authorized capital stock consists of 2,000,000,000 shares of stock, par value $0.001 per share, consisting of shares classified as common stock, par value $0.001 per share, and of convertible preferred stock, par value $0.001 per share, of which 40,000,000 have been classified and designated as Convertible Preferred Stock, Series A1, par value $0.001 per share, 40,000,000 have been classified and designated as Convertible Preferred Stock, Series M1, par value $0.001 per share, 40,000,000 have been classified and designated as Convertible Preferred Stock, Series M2, par value $0.001 per share, 20,000,000 have been classified and designated as Convertible Preferred Stock, Series AA1, par value $0.001 per share, 1,000,000 have been classified and designated as Convertible Preferred Stock, Series A2 Shares, par value $0.001 per share and 6,900,000 have been classified and designated as 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”).
We are offering only the Series A Preferred Stock by this prospectus supplement. We offer other series of our preferred stock in other offerings, and the dividend rate, fees, expenses and terms of such series vary from those of the Series A Preferred Stock offered by this prospectus supplement. Additionally, we may offer other series of our preferred stock in the future where the dividend rate, fees, expenses and terms of such series may vary from those of the Series A Preferred Stock offered by this prospectus supplement, and such other series will be offered under a revised or a separate prospectus supplement.
At the time of issuance, shares of our preferred stock, including the Series A Preferred Stock, will be fully paid and non-assessable. None of our preferred stock, including the Series A Preferred Stock, has or will have any preemptive or exchange rights or rights to cumulative voting. The Series A Preferred Stock will rank on parity with shares of all of our other preferred stock, as to payment of dividends and the distribution of the Company’s assets upon dissolution, liquidation or winding up of our affairs. Our preferred stock, including the Series A Preferred Stock, is, and all other preferred stock that we may issue in the future will be, senior as to dividends and other distributions to the common stock. We may issue additional series of our preferred stock or additional shares of our existing series of preferred stock, including the Series A Preferred Stock, in the future.
Except in certain limited circumstances, holders of the Series A Preferred Stock will not receive certificates representing their ownership interest in such shares, and the shares of Series A Preferred Stock will be represented by a global certificate to be held by the Securities Depository for the Series A Preferred Stock. The Depository Trust Company will initially act as Securities Depository with respect to the Series A Preferred Stock.
For so long as the Series A Preferred Stock is outstanding, we will not exercise any option we have to convert any other series of our outstanding preferred stock to common stock or any other security ranking junior to such preferred stock.
Dividends and Dividend Periods
General. The holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends on such shares, when, as and if authorized by the Board, and declared by us out of funds legally available therefor, and in preference to dividends and other distributions on our common stock, calculated separately for each Dividend Period (as defined below) for the Series A Preferred Stock at the Dividend Rate for the Series A Preferred Stock in effect during such Dividend Period.
Dividend Rate. The Dividend Rate is an annual rate of 5.35% for the Series A Preferred Stock. The Dividend Rate is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends so declared and payable will be paid to the extent permitted under state law and our charter, and to the extent available, in preference to and priority over any dividend declared and payable on the common stock.
Payment of Dividends and Dividend Periods. Dividends will be payable quarterly when, as and if authorized by the Board, and declared by us out of funds legally available therefor, on February 1, May 1, August 1 and November 1 of each year or, if any such day is not a business day, then on the next succeeding business day (each, a “Dividend Payment Date”), commencing on November 1, 2021 to holders of record of the Series A Preferred Stock at the close of business on the date designated by the Board as the record date for such Dividend Payment Date, which shall be a date not more than 20 days or less than 7 days prior to the applicable Dividend Payment Date (each, a “Record Date”). Dividends on the Series A Preferred Stock that were originally issued on the Date of Original Issue (i.e., the Series A Preferred Stock to be issued in this offering) shall accumulate from the Date of Original Issue. Dividends on all other Series A Preferred Stock (i.e., any additional Series A Preferred Stock that may be issued in future offerings) will accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date, (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date or (iv) the Date of Original Issue if such shares are originally issued prior to the first Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the date of original issue, in the case of the first Dividend Period after the first issuance of the Series A Preferred Stock) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to holders of record on such date of declaration. The timing and amount of such dividends will be determined by, or under authority granted by, the Board, and may vary from time to time. Any dividend payment made on any series of our preferred stock, including the Series A Preferred Stock, will first be credited against the dividends accumulated with respect to the earliest period for which dividends have not been paid.
Only holders of Series A Preferred Stock on the Record Date for a Dividend Period will be entitled to receive dividends payable with respect to such Dividend Period, and holders of Series A Preferred Stock who sell shares before such a Record Date and purchasers of Series A Preferred Stock who purchase shares after such a Record Date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Series A Preferred Stock.
If dividends on any of our preferred stock, including the Series A Preferred Stock, equal to at least two full years’ dividends and distributions shall be due and unpaid, the holders of our preferred stock, including the Series A Preferred Stock, will have the power to elect a majority of the Board. See “—Voting Rights” below. Such rights shall be the exclusive remedy of the holders of our preferred stock, including the Series A Preferred Stock, upon any failure to pay dividends on our preferred stock.
Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt
No full dividends and other distributions will be declared or paid on Series A Preferred Stock for any dividend period, or a part of a dividend period, unless the full cumulative dividends and other distributions due through the most recent Dividend Payment Dates for all outstanding shares of our preferred stock, including the Series A Preferred Stock, have been, or contemporaneously are, declared and paid through the most recent Dividend Payment Dates for each series of our preferred stock. If full cumulative dividends and other distributions due have not been paid on all outstanding shares of our preferred stock of any series, any dividends and other distributions being declared and paid on any series of our preferred stock, including the Series A Preferred Stock, will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the shares of each such series of our preferred stock on the relevant Dividend Payment Date. No holders of our preferred stock, including the Series A Preferred Stock, will be entitled to any dividends and other distributions in excess of full cumulative dividends and other distributions as provided in the Articles Supplementary.
For so long as any shares of our preferred stock are outstanding, we will not: (x) declare any dividend or other distribution (other than a dividend or other distribution paid in common stock) in respect of the common stock, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any such common stock, or (z) pay any proceeds of the liquidation of the Company in respect of such common stock, unless, in each case, (A) immediately thereafter, we will be in compliance with the asset coverage requirements of the 1940 Act (which currently require asset coverage of 150%), after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds and (B) all cumulative dividends and other distributions on shares of all series of our preferred stock, including the Series A Preferred Stock, due on or prior to the date of the applicable common stock dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or Deposit Securities (as defined in the Articles Supplementary) as permitted by the terms of such preferred stock for the payment thereof shall have been deposited irrevocably with the applicable paying agent).
Except as required by law, we will not redeem any shares of Series A Preferred Stock unless all accumulated and unpaid dividends and other distributions on all outstanding shares of any series of our preferred stock for all applicable past dividend periods (whether or not earned or declared by us) (x) will have been or are contemporaneously paid or (y) will have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such preferred stock) for the payment of such dividends and other distributions will have been or are contemporaneously deposited with the applicable paying agent; provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding shares of our preferred stock pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of a series of our preferred stock and for which all accumulated and unpaid dividends and other distributions have not been paid.
We may issue debt in one or more series. Under the 1940 Act, we may not (1) declare any dividend with respect to any series of our preferred stock, including the Series A Preferred Stock, if, at the time of such declaration (and after giving effect thereto), our asset coverage with respect to any of our borrowings that are senior securities representing indebtedness (as defined in the 1940 Act), would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its preferred stock) or (2) declare any other distribution on any series of our preferred stock, including the Series A Preferred Stock, or purchase or redeem any shares of our preferred stock, including shares of Series A Preferred Stock, if, at the time of the declaration or redemption (and after giving effect thereto), the Company’s asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its shares). “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include our obligations under any borrowings. For purposes of determining asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of our capital stock, which includes both our common and preferred stock, the term senior security does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term senior security also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of our total assets at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes. For purposes of determining whether the statutory asset coverage requirements described above apply in connection with dividends or other distributions on or purchases or redemptions of our capital stock, such asset coverage may be calculated on the basis of values calculated as of a time within forty-eight hours (not including Sundays or holidays) next preceding the time of the applicable determination.
Redemption
Optional Redemption. At any time after the close of business on July 19, 2026 (any such date, an “Optional Redemption Date”), at our sole option upon not fewer than 30 nor more than 60 days’ written notice, we may redeem in whole or, from time to time, in part, outstanding Series A Preferred Stock, at a redemption price equal to the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for redemption. We may also redeem the Series A Preferred Stock at any time, in whole or, from time to time, in part, including prior to the Optional Redemption Date, pro rata, based on liquidation preference, with all other series of our then outstanding preferred stock, in the event that our Board determines to redeem any series of our preferred stock, in whole or, from time to time, in part, because such redemption is deemed necessary by the Board to comply with the asset coverage requirements of the 1940 Act or for us to maintain RIC status. Any Series A Preferred Stock so redeemed shall be redeemed at a redemption price per share equal to the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for such redemption.

Special Optional Redemption. In the event of a Change of Control Triggering Event (as defined below), we may, at our option, upon not fewer than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred by paying the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for such redemption. If, prior to the date fixed for such redemption, we exercise our optional redemption right by providing a notice of redemption with respect to some or all of the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “—Change of Control Conversion Rights” in respect of their shares called for redemption.
We will mail to you, if you are a record holder of shares of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the date fixed for redemption. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following, in addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading:

•the date fixed for redemption;
•the redemption price;
•the number of shares of Series A Preferred Stock to be redeemed;
•the place or places where the certificates, if any, representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment of the redemption price;
•the procedures for surrendering non-certificated shares for payment of the redemption price;
•that the shares of Series A Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control Triggering Event and a brief description of the transaction or transactions constituting such Change of Control Triggering Event;
•that the holders of shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control Triggering Event and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and
•that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the date fixed for redemption.
If we redeem fewer than all of the outstanding shares of Series A Preferred Stock held by any holder pursuant to the special optional redemption right, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.
If we have given a notice of redemption and have paid, deposited or set apart sufficient funds or Deposit Securities for the redemption for the benefit of the holders of shares of Series A Preferred Stock called for redemption in accordance with the terms of the Articles Supplementary for the Series A Preferred Stock, then from and after the date fixed for redemption, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for such redemption.
The holders of Series A Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series A Preferred Stock between such Record Date and the corresponding Dividend Payment Date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.
For purposes of the foregoing discussion of a redemption upon the occurrence of a Change of Control Triggering Event, the following definitions are applicable:
“Change of Control Triggering Event” means the occurrence of any of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and other than an Excluded Transaction) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than to any Permitted Holders); provided that, for the avoidance of doubt, a pledge of assets pursuant to any of our secured debt instruments or the secured debt instruments of our Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition; or
•the consummation of any transaction (including, without limitation, any merger or consolidation and other than an Excluded Transaction) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares.
Notwithstanding the foregoing, the consummation of any of the transactions referred to in the bullet points above will not be deemed a Change of Control Triggering Event if we or the acquiring or surviving consolidated entity has or continues to have a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, or is otherwise listed or quoted on a national securities exchange.

“Controlled Subsidiary” means any of our subsidiaries, 50% or more of the outstanding equity interests of which are owned by us and our direct or indirect subsidiaries and of which we possess, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Excluded Transaction” means (i) any transaction that does not result in any reclassification, conversion, exchange or cancellation of all or substantially all of the outstanding shares of our Voting Stock; (ii) any changes resulting from a subdivision or combination or a change solely in par value; (iii) any transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or any direct or indirect parent company of the surviving “person” (as that term is used in Section 13(d)(3) of the Exchange Act) immediately after giving effect to such transaction; (iv) any transaction if (A) we become a direct or indirect wholly-owned subsidiary of a holding company and (B)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or (v) any transaction primarily for the purpose of changing our jurisdiction of incorporation or form of organization.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) Prospect Capital Management or any affiliate of Prospect Capital Management that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
The definition of “Change of Control Triggering Event” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the redemption and conversion rights resulting from a Change of Control Triggering Event may be uncertain.
Change of Control Conversion Rights. Upon the occurrence of a Change of Control Triggering Event, each holder of Series A Preferred Stock will have the right (subject to our right to redeem the Series A Preferred Stock in whole or in part, as described under “–Special Optional Redemption) to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of:
•the quotient obtained by dividing (i) the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Record Date for a share of Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and
•6.03865, (the Share Cap), subject to certain adjustments as described below.
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (each, a “Stock Split”) with respect to our common stock.
If adjusted as the result a Stock Split, the Share Cap will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, (a) the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and (b) the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 36,231,900 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) or 41,666,685 shares of common stock (or equivalent

Alternative Conversion Consideration, as applicable) if the underwriters’ over-allotment is exercised in full, subject to increase on a pro rata basis if we issue additional shares of Series A Preferred Stock (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of shares of Series A Preferred Stock in subsequent offerings, if any
In the case of a Change of Control Triggering Event pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (collectively, “Alternative Conversion Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of such shares of Series A Preferred Stock, per share of Series A Preferred Stock held, the kind and amount of Alternative Conversion Consideration that such holder would have owned or been entitled to receive upon the Change of Control Triggering Event if such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control Triggering Event.
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control Triggering Event, the consideration that the holders of Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participated in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control Triggering Event.
We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control Triggering Event.
Within 15 days following the occurrence of a Change of Control Triggering Event, provided we have not then exercised our right to redeem all shares of Series A Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series A Preferred Stock a notice of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
•the events constituting the Change of Control Triggering Event;
•the date of the Change of Control Triggering Event;
•the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;
•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), holders will not be able to convert shares of Series A Preferred Stock that have been called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;
•the name and address of the paying agent and the conversion agent; and
•the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.
We will issue a press release for publication on or in the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.
To exercise the Change of Control Conversion Right, a holder of shares of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number or percentage of shares of Series A Preferred Stock to be converted; and

•that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.
The “Change of Control Conversion Date” is the date the shares of Series A Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control Triggering Event by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control Triggering Event by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control Triggering Event as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control Triggering Event, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
•the number of withdrawn shares of Series A Preferred Stock;
•if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and
•the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.
Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in book-entry form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.
Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the Common Stock Conversion Consideration or Alternative Conversion Consideration, as applicable, in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series A Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any Series A Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares that have been called for redemption, and such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for redemption.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of our common stock.
The conversion and redemption features upon the occurrence of a Change of Control Triggering Event may make it more difficult for a party to take over the Company or discourage a party from taking over the Company. See “Risk Factors—You may not be permitted to exercise conversion rights upon a Change of Control Triggering Event. If exercisable, the Change of Control Triggering Event conversion feature of the Series A Preferred Stock may not adequately compensate you, and the Change of Control Triggering Event conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to take over the Company or discourage a party from taking over the Company.”
Except as provided in the Articles Supplementary setting forth the terms of the Series A Preferred Stock in connection with a Change of Control Triggering Event, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

Redemption Procedures. We will file a notice of our intention to redeem with the SEC so as to provide the 30 calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.
If we shall determine to redeem, in whole or in part, shares of Series A Preferred Stock, we will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of record of such shares of Series A Preferred Stock, to be redeemed, or request the applicable paying agent, on our behalf, to promptly do so by overnight delivery, by first class mail, postage prepaid or by electronic means. A notice of redemption will be provided not more than 60 calendar days prior to the date fixed for redemption; provided, however, that, in the event of a Change of Control Triggering Event redemption, the notice of redemption will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Triggering Event redemption is conditioned on the Change of Control Triggering Event occurring and, provided further, that if, by the date that is three Business Days prior to the date fixed for redemption in such notice of redemption, the Change of Control Triggering Event shall not have occurred, the redemption date shall be extended until a date that is no more than three Business Days after the date on which the Change of Control Triggering Event occurs. If fewer than all shares of Series A Preferred Stock held by any holder are to be redeemed, the notice of redemption delivered to such holder shall also specify the number of shares of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any notice of redemption relating to a redemption contemplated to be effected pursuant to the Articles Supplementary that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied. No defect in any notice of redemption or delivery thereof will affect the validity of redemption proceedings except as required by applicable law.
If we give a notice of redemption, then at any time from and after the giving of such notice of redemption and prior to 12:00 noon, New York City time, on the date fixed for redemption (so long as any conditions precedent to such redemption have been met or waived by us), we will (i) deposit with the applicable paying agent Deposit Securities having an aggregate market value at the time of deposit no less than the redemption price of the shares of Series A Preferred Stock to be redeemed on the date fixed for redemption and (ii) give the applicable paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders of shares of Series A Preferred Stock called for redemption on the date fixed for redemption.
Upon the date of the deposit of Deposit Securities by us for purposes of redemption of shares of Series A Preferred Stock, all rights of the holders of shares of Series A Preferred Stock so called for redemption shall cease and terminate except as provided in the Articles Supplementary, and such shares of Series A Preferred Stock will no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the date fixed for redemption and other than the accumulation of dividends on such stock in accordance with the terms of the Series A Preferred Stock up to, but excluding, the date fixed for redemption). We will be entitled to receive, promptly after the date fixed for redemption, any Deposit Securities in excess of the aggregate redemption price of shares of Series A Preferred Stock called for redemption on the date fixed for redemption. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the date fixed for redemption will, to the extent permitted by law, be repaid to us, after which the holders of shares of Series A Preferred Stock so called for redemption shall look only to us for payment of the applicable redemption price. We will be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.
If any redemption for which a notice of redemption has been provided is not made by reason of the absence of our legally available funds in accordance with the Articles Supplementary and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No default will be deemed to have occurred if we have failed to deposit in trust with the applicable paying agent the applicable redemption price with respect to any shares of Series A Preferred Stock where (1) the notice of redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent has not been satisfied at the time or times and in the manner specified in such notice of redemption. Notwithstanding the fact that a notice of redemption has been provided with respect to any shares of Series A Preferred Stock, dividends may be declared and paid on such shares of Series A Preferred Stock in accordance with their terms if Deposit Securities for the payment of the redemption price of such shares of Series A Preferred Stock shall not have been deposited in trust with the applicable paying agent for that purpose. If the date fixed for redemption occurs after the applicable Record Date for a dividend but on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares of Series A Preferred Stock will be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the applicable Record Date, and will not be payable as part of the redemption price for any such shares of Series A Preferred Stock.
We may, in our sole discretion and without a stockholder vote, modify the redemption procedures with respect to notification of redemption for our Series A Preferred Stock, provided that such modification does not materially and adversely affect the holders of shares of Series A Preferred Stock or cause us to violate any applicable law, rule or regulation.

Subject to the provisions of the Articles Supplementary and applicable law, our Board will have the full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock will be redeemed from time to time.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of the Series A Preferred Stock will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the common stock, a liquidation distribution equal to the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for distribution, and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.
If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the Company’s assets available for distribution among the holders of all Series A Preferred Stock and any other then outstanding shares of our preferred stock will be insufficient to permit the payment in full to such holders of our preferred stock of the liquidation preference per share, plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other shares of our preferred stock, then the available assets will be distributed among the holders of the Series A Preferred Stock and such other series of our preferred stock then outstanding ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, unless and until the liquidation preference per share, plus accumulated and unpaid dividends and distributions, has been paid in full to the holders of our preferred stock, no dividends, distributions or other payments will be made on, and no redemption, repurchase or other acquisition by us will be made by us in respect of, the common stock.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all of the Company’s assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, call, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of our preferred stock will not be added to our total liabilities.
Neither the sale of all or substantially all of the property or business of the Company, nor the merger, consolidation or reorganization of the Company into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of the Company of any other business or statutory trust, corporation or other entity into or with the Company will be a dissolution, liquidation or winding up, whether voluntary or involuntary, for purposes of the provisions relating to liquidation set forth in the Articles Supplementary.
Voting Rights
In any matter submitted to a vote of the holders of our common stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held, and the holders of our preferred stock, including the Series A Preferred Stock, and the common stock will vote together as a single class. For so long as we are subject to the 1940 Act, holders of our preferred stock, voting separately as a single class, have the right to elect two members of the Board at all times. The two directors elected by the holders of our preferred stock are designated by our Board. The Board has designated William J. Gremp and Eugene S. Stark as the directors to be elected by holders of our preferred stock. If dividends on any of our preferred stock, including the Series A Preferred Stock, equal to at least two full years’ dividends and distributions shall be due and unpaid, the holders of our preferred stock, including the Series A Preferred Stock, will have the power to elect a majority of the Board.
During any period in which any one or more of the conditions described below shall exist (such period, a “Voting Period”), the number of directors constituting the Board automatically will be increased by the smallest number that, when added to the two directors elected exclusively by the holders of our preferred stock as described above, would constitute a majority of the Board as so adjusted, and the holders of outstanding shares of Series A Preferred Stock, voting separately as one class together with any other series of our outstanding preferred stock so entitled to vote, subject to compliance with the 1940 Act and the rules thereunder, will have the power to elect such additional directors. A Voting Period will commence (A) if at any time accumulated dividends and other distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on our outstanding preferred stock equal to at least two full years’ dividends and distributions shall be due and unpaid; or (B) if at any time holders of any other preferred stock are entitled to elect a majority of the directors of the Board under the 1940 Act or articles supplementary creating such shares. If we subsequently pay, or declare and set apart for payment in full, all dividends payable on all outstanding shares of our preferred stock for all past dividend periods, the additional voting rights of the holders of our preferred stock as described above will cease, and the terms of office of all of the additional directors elected by the holders of our preferred stock (but not of the directors with respect to whose election the holders of shares of common stock were entitled to vote or the two directors the holders of our preferred stock have the right to elect at all times) will terminate immediately and automatically, subject always, however, to the reverting of such voting rights to the holders of our preferred stock and any other preferred stock so entitled to vote upon the further occurrence of any of the events described in this paragraph.
The approval of the holders of a majority of our outstanding preferred stock, voting separately as a single class, is required to, among other actions, (A) amend, alter or repeal the rights, preferences or privileges of our preferred stock or amend our corporate charter in a manner that materially and adversely affects our preferred stock; provided that any such action that would materially and adversely affect the rights, preferences or privileges of one or more series of our preferred stock (the “Affected Series”) in a manner different from any other series of our preferred stock will require the approval of a majority of the outstanding shares of the Affected Series (with such Affected Series voting as a separate class) or (B) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to our preferred stock.
The vote of the holders of a majority of our preferred stock then outstanding, including the Series A Preferred Stock, is required to approve any plan of reorganization adversely affecting such preferred stock or any action requiring a vote of stockholders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase “vote of the holders of a majority of our preferred stock then outstanding” shall have the meaning set forth in the 1940 Act.
The holders of Series A Preferred Stock have exclusive voting rights on a charter amendment that would alter only the contract rights of the Series A Preferred Stock. Any such charter amendment shall first be declared advisable by the Board and then approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.
Unless otherwise required by law or the charter, holders of Series A Preferred Stock will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the “Voting Rights” section of the Articles Supplementary. The holders of shares of Series A Preferred Stock will have no rights to cumulative voting. In the event that we fail to declare or pay any dividends on our preferred stock, including the Series A Preferred Stock, the exclusive remedy of the holders will be the right to vote for additional directors as discussed above.
Issuance of Additional Preferred Stock
So long as any shares of Series A Preferred Stock are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of our senior securities representing stock under Section 18 of the 1940 Act, ranking on parity with the Series A Preferred Stock as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, in addition to then outstanding shares of Series A Preferred Stock, including other series of our preferred stock, and authorize, issue and sell additional shares of any such series of our preferred stock then outstanding or so established and created, including additional preferred stock, in each case in accordance with applicable law; provided that we will, immediately after giving effect to the issuance of such additional preferred stock and to its receipt and application of the proceeds thereof, including to the redemption of our preferred stock with such proceeds, comply with the asset coverage requirements of the 1940 Act (which currently require asset coverage of 150%).
Actions on Other than Business Days
Unless otherwise provided in the Articles Supplementary, if the date for making any payment, performing any act or exercising any right is not a Business Day, such payment will be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount will accrue for the period between such nominal date and the date of payment.

Modification
The Articles Supplementary provide that the Board, without the vote of the holders of Series A Preferred Stock, may amend or supplement the Articles Supplementary (i) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision thereof, to the extent not adverse to any holder of Series A Preferred Stock; (ii) to the extent the Board deems necessary to conform the Articles Supplementary to the requirements of applicable law, including the 1940 Act; or (iii) to designate additional series of preferred stock (and the terms relating thereto) and/or reallocate shares between series.
Information Rights
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Series A Preferred Stock, for the period of time during which the Series A Preferred Stock is outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end, or, alternatively, we will voluntarily file such financial statements with the SEC. All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.
Transfer Agent and Registrar
The transfer agent for shares of the Series A Preferred Stock is Computershare.
Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in the Series A Preferred Stock (including any common shares which may be acquired upon conversion of the Series A Preferred Stock) by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an individual retirement account, or IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. In considering the acquisition, holding and, to the extent relevant, disposition of the Series A Preferred Stock by a Covered Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan, whether the investment is consistent with the Plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Neither we, the underwriter or any of our or their affiliates will provide any advice in a fiduciary capacity with respect to a Covered Plan’s investment in the Series A Preferred Stock.
Prohibited Transaction Issues
Section 406 of ERISA prohibits Covered Plans from engaging in specified transactions involving its plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of certain prohibited transactions could cause the IRA to lose its tax-exempt status. For example, the acquisition, holding and, to the extent relevant, disposition of the Series A Preferred Stock by a Covered Plan with respect to which we or the underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Series A Preferred Stock. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any of these or any other exemption will be applicable, or all of the conditions of any such exemptions will be satisfied, with respect to any otherwise prohibited transactions that might arise in connection with an investment in the Series A Preferred Stock by a Covered Plan.
Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring the Series A Preferred Stock.
Accordingly, the Series A Preferred Stock should not be acquired, held or disposed of by any person investing “plan assets” of any Plan if such acquisition, holding and disposition will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.
Plan Asset Issues
ERISA and regulations issued by the DOL (the “Plan Asset Regulations”) generally provide that when a Covered Plan acquires an “equity interest” in an entity that is neither a security issued by an investment company registered under the 1940 Act, nor a “publicly offered security,” the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. If the Company’s assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.
The Series A Preferred Stock will not be issued by an investment company registered under the 1940 Act. We expect, however, that the Series A Preferred Stock (and common shares that may be acquired upon a conversion) will satisfy the requirements of a “publicly offered security” under the Plan Asset Regulations. However, as noted above, if a Covered Plan acquires “publicly offered securities” then the Covered Plan’s assets include the equity securities acquired by the Covered Plan but do not include an undivided interest in the underlying assets of the entity. The definition of “publicly offered securities” in the Plan Asset Regulations requires that the equity securities satisfy a registration requirement under the federal securities laws, be “widely held” and “freely transferable.”
A class of securities satisfies the registration requirement under the Plan Asset Regulations if (i) the class of securities is part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) the class of securities is part of an offering of securities registered under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulations with respect to the Series A Preferred Stock.
The Plan Asset Regulations provide that a class of securities is “widely held” for purposes of the publicly offered securities exception if it is held by Series A 100 or more persons who are independent of the issuer. We anticipate that we will meet this requirement with respect to the Series A Preferred Stock acquired by a Covered Plan. The Plan Asset Regulations provide that whether a security is “freely transferable” is a question that is determined on the basis of all relevant facts and circumstances. Because we anticipate that at the time any Covered Plan acquires the Series A Preferred Stock (i) we will satisfy the requirement under the Plan Asset Regulations to register the Series A Preferred Stock, (ii) the securities will be held by 100 or more persons who are independent of us and (iii) the securities will be “freely transferable” under the Plan Asset Regulations, we expect that the publicly offered securities exception will apply to the Series A Preferred Stock. However, there can be no assurance that will we qualify for the exception, especially in light of the fact that the availability of the exception will depend on actions to be taken at a later date, the number of persons who acquire the Series A Preferred Stock and the facts and circumstances nature of the “freely transferable” requirement.

The Plan Asset Regulations also provide that a Covered Plan’s assets include the equity security acquired by the Covered Plan, but not an undivided interest in the issuer’s underlying assets, if the equity security is issued by an “operating company” (including a “venture capital operating company” and a “real estate operating company”) or if less than 25% of the class of equity security is held by “benefit plan investors” (the “Insignificant Participation Exception”). We do not intend to rely on any of these exemptions under the Plan Asset Regulations at the time of any investment in Series A Preferred Stock by any Covered Plan. In addition, we do not intend to limit or monitor benefit plan investors’ investments in the Series A Preferred Stock and so there can be no assurance that the Insignificant Participation Exception will apply to the Series A Preferred Stock.
Representation
Each purchaser of the Series A Preferred Stock (including any interest in Series A Preferred Stock) by its investment in the Series A Preferred Stock will be deemed to represent and warrant that either (1) it is not a Plan and no portion of the assets used to acquire or hold the Series A Preferred Stock (or any interest therein) constitutes assets of any Plan for purposes of ERISA, the Code or any Similar Law, or (2) the investment in the Series A Preferred Stock will not constitute a violation of the fiduciary responsibility rules under ERISA or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Series A Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption, if necessary, would be applicable to the purchase and holding of the Series A Preferred Stock. The sale of the Series A Preferred Stock to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers of the Series A Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of the Series A Preferred Stock (including any interest therein) complies with the applicable fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.
Book-Entry Procedures
DTC will act as securities depositary for the Series A Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under the Articles Supplementary for the Series A Preferred Stock, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of a particular series of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of such series of Series A Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of our preferred stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series A Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

SUPPLEMENT TO MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications and assumptions set forth therein. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of Series A Preferred Stock in light of their personal investment or tax circumstances and does not apply to holders subject to special tax rules or stockholders that own or have owned, actually or constructively, 5% or more of our common stock or any series of our preferred stock. This discussion applies only to a holder of the Series A Preferred Stock that acquires the Series A Preferred Stock for cash pursuant to this offering at the offering price set forth in this prospectus supplement and holds their share as capital assets (generally, assets held for investment). Holders that acquire Series A Preferred Stock at a different price may be subject to different consequences than those set forth herein. Except as otherwise expressly indicated, this discussion further assumes that we will pay all dividends on the Series A Preferred Stock on each Dividend Payment Date and that such dividends will therefore not accumulate. No definitive or controlling legal authority or precedent exists for purposes of determining the consequences of the ownership, disposition, or conversion of the Series A Preferred Stock. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING, CONVERTING, EXCHANGING, OR OTHERWISE DISPOSING OF THE Series A PREFERRED STOCK AND OF OUR ELECTION TO BE TAXED AS A RIC, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
General
Subject to the discussion below, an investment in the Series A Preferred Stock generally is subject to the same U.S. federal income tax considerations applicable to an investment in our common stock. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus for a general discussion of the considerations relating to an investment in our common stock, which would also apply to common stock received upon conversion of the Series A Preferred Stock.
Distributions
In the case of distributions with respect to the Series A Preferred Stock, a holder of such shares generally will be subject to the same rules that are applicable to distributions received by holders of our common stock, as discussed in the accompanying prospectus. However, in determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock. In addition, the IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income, dividends eligible for the dividends received deduction) for each tax year based upon the percentage of total dividends distributed to each class for such year. The proposed regulations referred to under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, permitting (subject to limitations) a 20% deduction with respect to certain dividends paid by us that attributable to our “qualified REIT dividends,” have been finalized.
If we allow dividends on the Series A Preferred Stock to accumulate to an amount that exceeds certain thresholds in relation to a holder’s tax basis in the Series A Preferred Stock and subsequently pay such accumulated dividends, such payment could be characterized as an “extraordinary dividend” under the Code, with the result that certain corporate holders may be required to reduce their tax basis in the Series A Preferred Stock by a portion of such extraordinary dividend, and a non-corporate holder may be required to treat loss on the sale of such Series A Preferred Stock as long-term capital loss to the extent of a portion of the extraordinary dividends received. Prospective investors should consult their tax advisor with respect to these rules.
Sale or Exchange
Subject to the discussion below regarding redemptions and conversions of the Series A Preferred Stock, a holder generally will realize capital gain or loss on a sale or other disposition of the Series A Preferred Stock measured by the difference between the holder’s amount realized on the sale or exchange and the holder’s adjusted tax basis in its Series A Preferred Stock, and such gain or loss would be treated in accordance with the sections of the discussion in the accompanying prospectus relating to sales and exchanges of common stock.

Redemptions
A redemption of Series A Preferred Stock (including a conversion of Series A Preferred Stock solely for cash) will be treated under Section 302 of the Code as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our stock by our stockholders (except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution), if the redemption (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s stock interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares (including both Series A Preferred Stock and common stock) actually owned and considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code generally must be taken into account. In general, a holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in us and that exercises no control over our corporate affairs will be entitled to sale or exchange treatment if such holder experiences a reduction in its equity interest in us as a result of the redemption. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of Series A Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption does not satisfy any of the foregoing tests, the amount of cash received in the redemption will be treated as a distribution, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to our stockholders, except that we expect to allocate our current earnings and profits to regular distributions on our preferred stock and common stock (in the manner described above), if any, before redemptions on the Series A Preferred Stock. The holder’s adjusted tax basis in the redeemed Series A Preferred Stock would, in that case, be transferred to the holder’s remaining stockholdings in us. If, however, the holder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our Series A Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases. Each holder should consult its own tax advisor with respect to the treatment of a redemption of our Series A Preferred Stock that is treated as a distribution.
Conversions
Conversion of the Series A Preferred Stock solely for common stock. Upon the conversion of Series A Preferred Stock solely into our common stock (and cash in lieu of a fractional share), you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share and amounts treated as attributable to dividend arrearages, which will be treated as described below. Your adjusted tax basis in our common stock received upon conversion of the Series A Preferred Stock will equal your tax basis in the corresponding Series A Preferred Stock (reduced by any basis allocable to a fractional share), except that the tax basis of common stock that is attributable to dividend arrearages will equal the fair market value of such stock at the time of conversion. Your holding period for our common stock received generally will include the holding period for the corresponding Series A Preferred Stock surrendered in the conversion, except that the holding period of common stock treated as attributable to dividend arrearages will commence on the day after the date of receipt.
Cash received in lieu of a fractional share upon conversion generally is expected to be treated as a payment in redemption of the fractional share in accordance with the discussion under “-Redemptions.” Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values.
Any common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “-Distributions.” The tax treatment of a holder’s receipt of common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared is uncertain. Such common stock may be treated as (and we may choose to report such amounts as) a distribution as described under “-Distributions” in an amount equal to the lesser of (i) the amount of such accrued but unpaid dividends and (ii) the amount by which the fair market value of the common stock received in the conversion (including fractional shares deemed received) exceeds the issue price of the Series A Preferred Stock. References in this discussion to amounts treated as attributable to dividend arrearages include any amounts properly treated as distributions.
Conversion of the Series A Preferred Stock solely for cash. A conversion of Series A Preferred Stock in exchange solely for cash should be treated as a redemption in accordance with the discussion above under “-Redemptions.”

Conversion of the Series A Preferred Stock for cash and common stock. The tax treatment of a conversion of Series A Preferred Stock into cash and common stock is uncertain and subject to different possible characterizations. Upon such a conversion, we intend to treat the conversion as a recapitalization under Section 368(a)(1)(E) of the Code. Under that characterization, you would recognize gain equal to the lesser of (i) the excess of the fair market value of the common stock (including any fractional share) and cash received (excluding any amounts received that are treated as attributable to dividend arrearages, which would be treated as described above) over your tax basis in the Series A Preferred Stock and (ii) the amount of cash received (less any cash treated as attributable to dividend arrearages and any cash attributable to a fractional share). Such gain generally would be treated as capital gain on the disposition of the Series A Preferred Stock unless the receipt of cash has the effect of a dividend under Sections 302 and 356(a)(2) of the Code, in which case the portion of such gain equal to your ratable share, if any, of our earnings and profits would be treated as a dividend (with any remainder of such gain treated as capital gain). You would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share). Your adjusted tax basis in the common stock received in the recapitalization (excluding any common stock treated as attributable to dividend arrearages, which would have a tax basis equal the fair market value of such stock) would equal your tax basis in the corresponding Series A Preferred Stock (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash treated as attributable to dividend arrearages and any cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share). Your holding period for the common stock received would include the holding period for the corresponding Series A Preferred Stock surrendered in the conversion except that the holding period of any common stock treated as attributable to dividend arrearages would commence on the day after the date of receipt.
Alternatively, if, in the unexpected event that the receipt of cash and common stock upon conversion of the Series A Preferred Stock is not treated as a single recapitalization, it is possible that the cash payment could be treated as the proceeds from the redemption of a portion of the Series A Preferred Stock and taxed as described above under “–Redemptions,” and the common stock received would be treated as received in a recapitalization of the remaining Series A Preferred Stock, which generally would not be taxable to you except to the extent of any common stock treated as attributable to dividend arrearages. In such case, although the law on this point is not entirely clear, your basis in the common stock received would equal a proportionate part (based on the relative fair market values of the common stock and the amount of cash you receive in the conversion) of the basis of the corresponding Series A Preferred Stock surrendered in the conversion and the holding period of the common stock received would include the period during which you held such Series A Preferred Stock, except that the holding period of any common stock treated as attributable to dividend arrearages would commence on the day after the date of receipt.
Cash received in lieu of a fractional share upon conversion into cash and common stock generally would be treated in accordance with the discussion above of cash in lieu of fractional shares under “–Conversion of the Series A Preferred Stock solely for common stock.”
Holders are urged to consult their tax advisors concerning the tax treatment to them if the Series A Preferred Stock are converted for a combination of our common stock and cash.
Conversion of Series A Preferred Stock in connection with a Change of Control Triggering Event. Conversion of Series A Preferred Stock in connection with a Change of Control Triggering Event. The treatment of the conversion of the Series A Preferred Stock pursuant to the Change of Control Triggering Event, or the receipt by a holder of Alternative Conversion Consideration in connection with a Change of Control Triggering Event, may depend on a number of factors, including the nature of the transaction that gives rise to the Change of Control Triggering Event, the nature of any Alternative Conversion Consideration, and a holder’s particular circumstances and tax status, and such transaction could be in whole or in part a taxable transaction for any particular holder. Holders should consult their own tax advisors as to the treatment of any such transaction.

UNDERWRITING
Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series A Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares of Series A Preferred Stock
Morgan Stanley & Co. LLC	1,600,000
RBC Capital Markets, LLC	1,600,000
UBS Securities LLC	1,600,000
Goldman Sachs & Co. LLC	600,000
Ladenburg Thalmann & Co. Inc.	240,000
InspereX LLC	120,000
Wedbush Securities Inc.	120,000
William Blair & Company, L.L.C.	120,000
Total	6,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series A Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares of Series A Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option.

	Per Share	Total Without Option	Total With Option
Public offering price	$25.00	$150,000,000	$172,500,000
Underwriting discount	$0.7875	$4,725,000	$5,433,750
Proceeds, before expense, to us	$24.2125	$145,275,000	$167,066,250
The underwriters propose to offer some of the shares of Series A Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares of Series A Preferred Stock to certain dealers at the public offering price less a concession not in excess of $0.50 per share of Series A Preferred Stock. The underwriters may allow, and dealers may reallow, a concession not in excess of $0.45 per share of Series A Preferred Stock to certain other dealers. After the initial offering of the shares of Series A Preferred Stock to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $500,000.
Option
We have granted an option to the underwriters to purchase up to an additional 900,000 shares of Series A Preferred Stock solely to cover over-allotments, if any, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Series A Preferred Stock proportionate to that underwriter’s initial principal amount reflected in the above table.

Lock-Up Arrangement
We have agreed that, during a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any shares of Series A Preferred Stock, any shares of our preferred stock ranking on parity with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for shares of Series A Preferred Stock or shares of our preferred stock ranking on parity with or senior to the Series A Preferred Stock or file any registration statement under the Securities Act with respect to any of the foregoing. The foregoing restriction shall not apply to (i) the registration and sale of the Series A Preferred Stock to be sold hereunder or (ii) the offer and sale by the Company of its 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock as offered by the Company on a continuous basis pursuant to a Prospectus Supplement dated as of August 3, 2020 (including any amendment, modification or supplement thereto).
Listing
The shares of Series A Preferred Stock are a new issue of securities with no established trading market. We intend to list the Series A Preferred Stock on The New York Stock Exchange. If the application for the listing is approved, we expect trading in the Series A Preferred Stock on The New York Stock Exchange to begin within 30 days after the original issue date. Currently there is no public market for the Series A Preferred Stock.
We have been advised by the underwriters that they presently intend to make a market in the Series A Preferred Stock after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Series A Preferred Stock and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Series A Preferred Stock. If an active public trading market for the Series A Preferred Stock does not develop, the market price and liquidity of the Series A Preferred Stock may be adversely affected.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell shares of Series A Preferred Stock in the open market. These transactions may include overallotment, covering transactions and stabilizing transactions. Overallotment involves sales of securities in excess of the aggregate principal amount of securities to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares of the Series A Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Series A Preferred Stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Electronic Offer, Sale and Distribution of Series A Preferred Stock
The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may allocate a limited number of shares of Series A Preferred Stock for sale to their online brokerage customers.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders under our credit facility and may receive a portion of the net proceeds from the offering made pursuant to this prospectus supplement and the accompanying prospectus through the repayment of any borrowings.

In the ordinary course of its various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Series A Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Series A Preferred Stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The principal business address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, New York 10036. The principal business address of RBC Capital Markets, LLC is Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281. The principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019.
Other Jurisdictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Series A Preferred Stock offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The Series A Preferred Stock offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of Series A Preferred Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Selling Restrictions
This prospectus supplement and accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the Series A Preferred Stock or possession or distribution of this prospectus supplement and accompanying prospectus or any other offering or publicity material relating to the Series A Preferred Stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any shares of Series A Preferred Stock or have in their possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of the Series A Preferred Stock by the underwriters will be made on the same terms.
Alternative Settlement Cycle
We expect that delivery of the shares of Series A Preferred Stock will be made against payment therefor on or about July 19, 2021, which will be the fifth business day following the date of the pricing of the Series A Preferred Stock (such settlement being herein referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Preferred Stock on any date prior to two business days before delivery will be required by virtue of the fact that the Series A Preferred Stock will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock on any date prior to two business days before delivery should consult their advisors.

Additional Information
In order to reduce the risk of any one holder of Series A Preferred Stock exercising undue influence over the Company, other holders of any series of our preferred stock (whether sold in this offering or otherwise) or holders of our common stock, the Company intends to request that any investors or group of investors purchasing or holding significant positions in any series or combination of series of our preferred stock whether sold in this offering or otherwise, either in one transaction or as a result of a series of transactions, and whether as part of an original issuance or by virtue of any secondary market transaction of which the Company becomes aware, enter into an agreement pursuant to which such investor or group of investors will agree to vote its shares of our preferred stock in the same proportion as the vote of all other holders of our capital stock voting on the matter (also known as “mirror voting”).

LEGAL MATTERS
The legality of the Series A Preferred Stock will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY (“Skadden”), and Venable LLP, as special Maryland counsel, Baltimore, Maryland. Skadden and Venable LLP have from time to time acted as counsel for us and our subsidiaries and may do so in the future. Certain legal matters in connection with the offering of the Series A Preferred Stock will be passed upon for the underwriters by Troutman Pepper Hamilton Sanders LLP.
INDEPENDENT ACCOUNTING FIRMS
BDO USA, LLP is the independent registered public accounting firm of the Company.
AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the shares we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

PROSPECT CAPITAL CORPORATION
Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units
We may offer, from time to time, in one or more offerings or series, together or separately, under this registration statement our common stock, preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities, collectively, the Securities, to provide us with additional capital. Securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.
We may offer shares of common stock, subscription rights, units, warrants, options or rights to acquire shares of common stock, at a discount to net asset value per share in certain circumstances. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We do not intend to seek stockholder approval at our 2020 annual meeting to be able to issue shares of common stock below net asset value, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. See “Sales of Common Stock Below Net Asset Value” in this prospectus.
Our Securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our Securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of the prospectus and a prospectus supplement describing the method and terms of the offering of such Securities. Our common stock is traded on The NASDAQ Global Select Market under the symbol “PSEC.” As of February 12, 2020 the last reported sales price for our common stock was $6.50.
Prospect Capital Corporation, or the Company, is a company that lends to and invests in middle market privately-held companies. Prospect Capital Corporation, a Maryland corporation, has been organized as a closed-end investment company since April 13, 2004 and has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act, and is a non-diversified investment company within the meaning of the 1940 Act.
Prospect Capital Management L.P., our investment adviser, manages our investments and Prospect Administration LLC, our administrator, provides the administrative services necessary for us to operate.
Investing in our Securities involves a heightened risk of total loss of investment. Before buying any Securities, you should read the discussion of the material risks of investing in our Securities in “Risk Factors” beginning on page 11 of this prospectus.
This prospectus contains important information about us that you should know before investing in our Securities. Please read it before making an investment decision and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. You may make inquiries or obtain this information free of charge by writing to Prospect Capital Corporation at 10 East 40th Street, 42nd Floor, New York, NY 10016, or by calling 212-448-0702. Our Internet address is http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be a part of this prospectus. You may also obtain information about us from our website and the SEC’s website (http://www.sec.gov).
The SEC has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this Prospectus is February 13, 2020

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 is not available.
    You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of this prospectus and the information in any accompanying prospectus supplement is accurate only as of the date on the front of the accompanying prospectus supplement. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus during the offering period to reflect material changes to the disclosure herein. See also “Incorporation by Reference” and “Available Information.”

i

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, or the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 27, 2019;
•our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019 filed with the SEC on November 6, 2019 and December 31, 2019 filed with the SEC on February 10, 2020;
•our Current Reports on Form 8-K filed with the SEC on July 29, 2019, August 12, 2019, September 11, 2019, September 24, 2019, November 7, 2019, December 5, 2019, and December 23, 2019;
•our definitive Proxy Statement on Schedule 14A filed with the SEC on September 9, 2019; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information.” We will also provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street, 42nd Floor
New York, NY 10016
Telephone: (212) 448-0702

This prospectus is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may offer, from time to time on a delayed basis over a three-year period, shares of our common stock, shares of our preferred stock, debt securities, subscription rights to purchase shares of our securities, warrants representing rights to purchase our securities or units comprised of one or more of the other securities described in this prospectus in any combination. The Securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the Securities that we may offer. Each time we use this prospectus to offer Securities, we will provide an accompanying prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement will together constitute the prospectus for an offering of our Securities. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and any accompanying prospectus supplement together with any exhibits and the additional information described under the headings “Incorporation by Reference” and “Available Information” and the section under the heading “Risk Factors” before you make an investment decision. You should rely only on the information contained, or incorporated by reference, collectively, in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The following summary contains basic information about this offering. It does not contain all the information that may be important to an investor. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred.
Information contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements about the future that may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act. The matters described in “Risk Factors” and certain other factors noted throughout this prospectus and in any exhibits to the registration statement of which this prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future.
The terms “we,” “us,” “our,” “Prospect,” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management” or the “Investment Adviser” refers to Prospect Capital Management L.P., our investment adviser; and “Prospect Administration” or the “Administrator” refers to Prospect Administration LLC, our administrator.
The Company
We are a financial services company that lends to and invests in middle market privately-held companies. In this prospectus, we use the term “middle-market” to refer to companies typically with annual revenues between $50 million and $2 billion.
From our inception to the fiscal year ended June 30, 2007, we invested primarily in industries related to the industrial/energy economy, which consists of companies in the discovery, production, transportation, storage and use of energy resources as well as companies that sell products and services to, or acquire products and services from, these companies. Since then, we have widened our strategy to focus on other sectors of the economy and continue to broaden our portfolio holdings.
We have been organized as a closed-end investment company since April 13, 2004 and have filed an election to be treated as a business development company under the 1940 Act. We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702.
Our Investment Objective and Policies
Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We focus on making investments in private companies. We are a non-diversified company within the meaning of the 1940 Act.
We invest primarily in first and second lien secured loans and unsecured debt, which in some cases includes an equity component. First and second lien secured loans generally are senior debt instruments that rank ahead of unsecured debt of a given portfolio company. These loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of or be junior to other security interests. Our investments in collateralized loan obligations (“CLOs”) are subordinated to senior loans and are generally unsecured. Our investments have generally ranged between $5 million and $250 million each, although the investment size may be more or less than this range. We invest in debt and equity positions of CLOs which are a form of securitization in which the cash flows of a portfolio of loans are pooled and passed on to different classes of owners in various tranches. Our CLO investments are derived from portfolios of corporate debt securities which are generally risk rated from BB to B.
We have qualified and elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses.

The Offering
We may offer, from time to time, in one or more offerings or series, together or separately, our Securities, which we expect to use initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, investment in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objectives.
Our Securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to a particular offering will disclose the terms of that offering, including the name or names of any agents, underwriters or dealers involved in the sale of our Securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our Securities.
We may sell our common stock, subscription rights, units, warrants, options or rights to acquire our common stock, at a price below the current net asset value of our common stock upon approval of our directors, including a majority of our independent directors, in certain circumstances. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. We do not intend to seek stockholder approval at our 2020 annual meeting to be able to issue shares of common stock below net asset value, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. See “Sales of Common Stock Below Net Asset Value” in this prospectus and in the prospectus supplement, if applicable. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We have no current intention of engaging in a rights offering, although we reserve the right to do so in the future.
Set forth below is additional information regarding the offering of our Securities:

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points, with no minimum LIBOR floor. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than sixty percent of the credit facility is drawn, or 100 basis points if more than thirty-five percent and an amount less than or equal to sixty percent of the credit facility is drawn, or 150 basis points if an amount less than or equal to thirty-five percent of the credit facility is drawn. See “Use of Proceeds.”

Investment Advisory Agreement	The Company has entered into an investment advisory and management agreement with the Investment Adviser, or the “Investment Advisory Agreement,” under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make.

For providing these services the Investment Adviser receives a fee from us, consisting of two components: a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.00% on our total assets. For services currently rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The “catch-up” provision requires us to pay 100% of our pre-incentive fee net investment income with respect to that portion of such income, if any, that exceeds the hurdle rate but is less than 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The “catch-up” provision is meant to provide Prospect Capital Management with 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year.

Administration Agreement	The Company has entered into an administration agreement (the “Administration Agreement”) with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our Chief Financial Officer and Chief Compliance Officer and her staff, including the internal legal staff. Under this agreement, Prospect Administration furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Prospect Administration assists us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. We reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Distributions	In June 2010, our Board of Directors approved a change in dividend policy from quarterly distributions to monthly distributions. Since that time, we have paid monthly distributions to the holders of our common stock and intend to continue to do so. The amount of the monthly distributions is determined by our Board of Directors and is based on our estimate of our investment company taxable income and net short-term capital gains. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the month as a result of our deliberate planning or accounting reclassifications. Distributions in excess of our current and accumulated earnings and profits constitute a return of capital and will reduce the stockholder’s adjusted tax basis in such stockholder’s common stock. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a stockholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. After the adjusted basis is reduced to zero, these distributions will constitute capital gains to such stockholders. Certain additional amounts may be deemed as distributed to stockholders for income tax purposes. Other types of Securities will likely pay distributions in accordance with their terms. See “Price Range of Common Stock,” “Distributions” and “Material U.S. Federal Income Tax Considerations.”
Taxation	We have qualified and elected to be treated for U.S. federal income tax purposes as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC and obtain RIC tax treatment, we must satisfy certain source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Distributions” and “Material U.S. Federal Income Tax Considerations.”

Dividend Reinvestment and Direct Stock Purchase Plan	We have adopted a dividend reinvestment and direct stock purchase plan that provides for reinvestment of our dividends or distributions on behalf of our stockholders, unless a stockholder elects to receive cash, and the ability to purchase additional shares by making optional cash investments. As a result, when our Board of Directors authorizes, and we declare, a cash dividend or distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or distributions. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or submitting to the plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250. Stockholders who receive distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
The NASDAQ Global Select Market Symbol	PSEC
Anti-takeover Provisions	Our charter and bylaws, as well as certain statutory and regulatory requirements, contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price of our common stock. See “Description Of Our Capital Stock.”
Custodian, Transfer and Dividend Paying Agent and Registrar	Our Securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A.
American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar.
License Agreement	We entered into a license agreement with Prospect Capital Investment Management, LLC, an affiliate of Prospect Capital Management, pursuant to which Prospect Capital Investment Management agreed to grant us a non-exclusive, royalty free license to use the name “Prospect Capital.” Under this agreement, we have a right to use the Prospect Capital name, for so long as Prospect Capital Management or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the Prospect Capital name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with our Investment Adviser is in effect.
Risk Factors	Investment in our Securities involves certain risks relating to our structure and investment objective that should be considered by prospective purchasers of our Securities. In addition, as a business development company, our portfolio primarily includes securities issued by privately-held companies. These investments generally involve a high degree of business and financial risk, and are less liquid than public securities. We are required to mark the carrying value of our investments to fair value on a quarterly basis, and economic events, market conditions and events affecting individual portfolio companies can result in quarter-to-quarter mark-downs and mark-ups of the value of individual investments that collectively can materially affect our net asset value, or NAV. Also, our determinations of fair value of privately-held securities may differ materially from the values that would exist if there was a ready market for these investments. A large number of entities compete for the same kind of investment opportunities as we do. Moreover, our business requires a substantial amount of capital to operate and to grow and we seek additional capital from external sources. In addition, the failure to qualify as a RIC eligible for pass-through tax treatment under the Code on income distributed to stockholders could have a materially adverse effect on the total return, if any, obtainable from an investment in our Securities. See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Securities.

Available Information	We have filed with the SEC a registration statement on Form N-2 under the Securities Act of 1933, as amended, or the Securities Act, which contains additional information about us and our Securities being offered by this prospectus. We are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room in Washington, D.C. and on the SEC’s website at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. You may also obtain such information by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
We incorporate by reference into this prospectus the documents listed in “Incorporation by Reference” in this prospectus and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. Please refer to “Incorporation by Reference” and “Available Information”
See “Incorporation by Reference” and “Available Information” in this prospectus for further information on where to access, or how to request, copies of documents or further information in connection with the Company, this prospectus or an offering of Securities to which this prospectus relates.

FEES AND EXPENSES
The following tables are intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. In these tables, we assume that we have borrowed $1.08 billion under our credit facility, which is the maximum amount available under the credit facility with the current levels of other debt, in addition to our other indebtedness of $2.1 billion. We do not intend to issue preferred stock during the year. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, the Company will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in the Company. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)(1)	-
Offering expenses borne by the Company (as a percentage of offering price)(2)	-
Dividend reinvestment plan expenses(3)	$15.00
Total stockholder transaction expenses (as a percentage of offering price)(4)	-
Annual expenses (as a percentage of net assets attributable to common stock):
Management fees(5)	4.05%
Incentive fees payable under Investment Advisory Agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income)(6)	2.18%
Total advisory fees	6.23%
Total interest expense(7)	5.41%
Acquired Fund Fees and Expenses(8)	0.86%
Other expenses(9)	1.14%
Total annual expenses(6)(9)	13.64%
Example
The following table demonstrates the projected dollar amount of cumulative expenses we would pay out of net assets and that you would indirectly bear over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we have borrowed all $1.08 billion available under our line of credit, in addition to our other indebtedness of $2.1 billion and that our annual operating expenses would remain at the levels set forth in the table above and that we would pay the costs shown in the table above. We do not anticipate increasing the leverage percentage to a level higher than that which would be indicated after the borrowing of the entire available balance of the credit facility. Any future debt issuances would be dependent on future equity issuances and we do not anticipate any significant change in the borrowing costs as a percentage of net assets attributable to common stock. In the event that securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate these examples to reflect the applicable sales load.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return*	$115	$322	$504	$864
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return**	$125	$350	$547	$935
____________________________________
*     Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
**     Assumes no unrealized capital depreciation or realized capital losses and 5% annual return resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The income incentive fee under our Investment Advisory Agreement with Prospect Capital Management is unlikely to be material assuming a 5% annual return and is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and other distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the distribution. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
____________________________________
(1)In the event that the Securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the estimated applicable sales load.
(2)The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated offering expenses borne by us as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees under the plan are paid by us. There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds. See “Capitalization” and “Dividend Reinvestment and Direct Stock Repurchase Plan” in this prospectus.
(4)The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)Our base management fee is 2% of our gross assets (which include any amount borrowed, i.e., total assets without deduction for any liabilities, including any borrowed amounts for non-investment purposes, for which purpose we have not and have no intention of borrowing). Although we have no intent to borrow the entire amount available under our line of credit, assuming that we had total borrowings of $3.2 billion, the 2% management fee of gross assets would equal approximately 4.05% of net assets.
(6)Based on the incentive fee paid during our six months ended December 31, 2019, all of which consisted of an income incentive fee. The capital gain incentive fee is paid without regard to pre-incentive fee income.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement (as defined herein), and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized).

The net investment income used to calculate this part of the incentive fee is also included in the amount of the gross assets used to calculate the 2.00% base management fee. We pay the Investment Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•No incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate;
•100.00% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate); and

•20.00% of the amount of our pre-incentive fee net investment income, if any, that exceeds 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate).
These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20.00% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. In determining the capital gains incentive fee payable to the Investment Adviser, we calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in our portfolio. For the purpose of this calculation, an “investment” is defined as the total of all rights and claims which may be asserted against a portfolio company arising from our participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate amortized cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.00% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception.
(7)As of February 12, 2020, Prospect has $2.1 billion outstanding of its Unsecured Notes (as defined below) in various maturities, ranging from April 15, 2020 to October 15, 2043, and interest rates, ranging from 3.75% to 6.88%, some of which are convertible into shares of Prospect common stock at various conversion rates.
(8)The Company’s stockholders indirectly bear the expenses of underlying investment companies in which the Company invests. This amount includes the fees and expenses of investment companies in which the Company is invested in as of December 31, 2019. When applicable, fees and expenses are based on historic fees and expenses for the investment companies, and for those investment companies with little or no operating history fees and expenses are based on expected fees and expenses stated in the investment companies’ prospectus or other similar communication without giving effect to any performance. Future fees and expenses for certain investment companies may be substantially higher or lower because certain fees and expenses are based on the performance of the investment companies, which may fluctuate over time. The amount of the Company’s average net assets used in calculating this percentage was based on net assets of approximately $3.2 billion as of December 31, 2019. Amount reflects the estimated annual asset management fees incurred indirectly by us in connection with our investment in CLOs during the next 12 months, including asset management fees payable to the collateral managers of CLO equity tranches and incentive fees due to the collateral managers of CLO equity tranches. As a percent of the Company’s net assets, the CLO acquired fund fees are 0.86%. The 0.86% is based on 3.45% of fees for the entire CLO portfolio. The 3.45% is composed of 3.45% of collateral manager fees and 0% of incentive fees. The 3.45% of collateral manager fees are determined by multiplying 0.40% (collateral managers fees historically paid) by 8.61 (the leverage in such CLOs). However, such amounts are uncertain and difficult to predict. Future fees and expenses may be substantially higher or lower because certain fees and expenses are based on the performance of the CLOs, which may fluctuate over time. As a result of such investments, our stockholders may be required to pay two levels of fees in connection with their investment in our shares, including fees payable under our Investment Advisory Agreement, and fees charged to us on such investments.
(9)“Other expenses” are based on estimated amounts for the current fiscal year. The amount shown above represents expenses during our six months ended December 31, 2019, which reflects all of our estimated recurring operating expenses (except fees and expenses reported in other items of this table) that are deducted from our operating income and reflected as expenses in our Statement of Operations. The estimate of our overhead expenses, including payments under an administration agreement with Prospect Administration, or the Administration Agreement is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement. “Other expenses” does not include non-recurring expenses.

RISK FACTORS
Investing in our Securities involves a high degree of risk. Before you invest in our Securities, you should be aware of various risks, including those described in our Annual Report on Form 10-K for the year ended June 30, 2019, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those described below. You should carefully consider such risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to make an investment in our Securities. The risks set forth below are not the only risks we face. If any of the adverse events or conditions described below occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV, and the trading price of our common stock could decline, or the value of our preferred stock, debt securities, and warrants, if any are outstanding, may decline, and you may lose all or part of your investment. You should also carefully review the cautionary statement in this prospectus referred to under “Forward-Looking Statements” below. See also “Incorporation by Reference” and “Available Information” in this prospectus.
Risks Relating to Our Business
Our Board of Directors may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to us and could impair the value of our stockholders’ investment.
Our Board of Directors has the authority to modify or waive our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, financial condition, and value of our common stock. However, the effects might be adverse, which could negatively impact our ability to pay dividends and cause stockholders to lose all or part of their investment.
Risks Relating to Our Investments
We have not yet identified the portfolio company investments we intend to acquire using the proceeds of the offerings.
We have not yet identified the potential investments for our portfolio that we will purchase following the future offerings pursuant to this prospectus and any related prospectus supplement. Our Investment Adviser will select our investments subsequent to the closing of any such offering, and our stockholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Securities.
Risks Relating to the Offerings Pursuant to This Prospectus
We may use proceeds of future offerings in a way with which you may not agree.
We will have significant flexibility in applying the proceeds of the offerings and may use the net proceeds from the offerings in ways with which you may not agree, or for purposes other than those contemplated at the time of such offerings. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of future offerings. Our ability to achieve our investment objective may be limited to the extent that net proceeds of such offerings, pending full investment, are used to pay expenses rather than to make investments.
We cannot assure you that we will be able to successfully deploy the proceeds of offerings within the timeframe we have contemplated.
We currently anticipate that a portion of the net proceeds of future offerings will be invested in accordance with our investment objective within six to twelve months following completion of any such offering. We cannot assure you, however, that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy in that timeframe that portion of net proceeds of such future offerings. To the extent we are unable to invest within our contemplated timeframe after the completion of an offering, our investment income, and in turn our results of operations, will likely be adversely affected.
Our most recent NAV was calculated as of December 31, 2019 and our NAV when calculated as of any date thereafter may be higher or lower.
Our most recent NAV per share is $8.66 determined by us as of December 31, 2019. NAV per share as of March 31, 2020 may be higher or lower than $8.66 based on potential changes in valuations, issuances of securities and earnings for the quarter then ended. Our board of directors has not yet approved the fair value of portfolio investments as of any date subsequent to December 31, 2019. The fair value of our portfolio investments is determined using a consistently applied valuation process in accordance with our documented valuation policy that has been reviewed and approved by our board of directors, who also approve in good faith the valuation of such securities on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, our Adviser, the Administrator and the audit committee of our board of directors.
Risks Relating to Our Securities
Our credit ratings may not reflect all risks of an investment in our debt securities.
Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.
Senior securities, including debt, expose us to additional risks, including the typical risks associated with leverage and could adversely affect our business, financial condition and results of operations.
We currently use our revolving credit facility to leverage our portfolio and we expect in the future to borrow from and issue senior debt securities to banks and other lenders and may securitize certain of our portfolio investments. We also have the Unsecured Notes outstanding, which are a form of leverage and are senior in payment rights to our common stock.
With certain limited exceptions, as a BDC, we are only allowed to borrow amounts or otherwise issue senior securities such that our asset coverage, as defined in the 1940 Act, is at least 200% after such borrowing or other issuance. The amount of leverage that we employ will depend on the Investment Adviser’s and our Board of Directors’ assessment of market conditions and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for stockholders, any of which could adversely affect our business, financial condition and results of operations, including the following:
•A likelihood of greater volatility in the net asset value and market price of our common stock;
•Diminished operating flexibility as a result of asset coverage or investment portfolio composition requirements required by lenders or investors that are more stringent than those imposed by the 1940 Act;
•The possibility that investments will have to be liquidated at less than full value or at inopportune times to comply with debt covenants or to pay interest or dividends on the leverage;
•Increased operating expenses due to the cost of leverage, including issuance and servicing costs;
•Convertible or exchangeable securities, such as the Convertible Notes (as defined below) outstanding or those issued in the future may have rights, preferences and privileges more favorable than those of our common stock;
•Subordination to lenders’ superior claims on our assets as a result of which lenders will be able to receive proceeds available in the case of our liquidation before any proceeds will be distributed to our stockholders;
•Difficulty meeting our payment and other obligations under the Unsecured Notes (as defined below) and our other outstanding debt;
•The occurrence of an event of default if we fail to comply with the financial and/or other restrictive covenants contained in our debt agreements, including the credit agreement and each indenture governing the Unsecured Notes, which event of default could result in all or some of our debt becoming immediately due and payable;
•Reduced availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
•The risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our amended senior credit facility; and
•Reduced flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
For example, the amount we may borrow under our revolving credit facility is determined, in part, by the fair value of our investments. If the fair value of our investments declines, we may be forced to sell investments at a loss to maintain compliance with our borrowing limits. Other debt facilities we may enter into in the future may contain similar provisions. Any such forced sales would reduce our net asset value and also make it difficult for the net asset value to recover. The Investment Adviser and our Board of Directors in their best judgment nevertheless may determine to use leverage if they expect that the benefits to our stockholders of maintaining the leveraged position will outweigh the risks.
•In addition, our ability to meet our payment and other obligations of the Unsecured Notes and our credit facility depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot provide assurance that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing credit facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Unsecured Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Unsecured Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Unsecured Notes and our other debt.

Illustration.    The following table illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of interest expense. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes (i) $5.4 billion in total assets, (ii) an average cost of funds of 5.59%, (iii) $2.2 billion in debt outstanding and (iv) $3.2 billion of shareholders’ equity.

Assumed Return on Our Portfolio (net of expenses)	(10.0)%	(5.0)%	—%	5.0%	10.0%
Corresponding Return to Stockholder	(20.7)%	(12.3)%	(3.8)%	4.6%	13.0%

The assumed portfolio return is required by regulation of the SEC and is not a prediction of, and does not represent, our projected or actual performance. Actual returns may be greater or less than those appearing in the table. Pursuant to SEC regulations, this table is calculated as of December 31, 2019. As a result, it has not been updated to take into account any changes in assets or leverage since December 31, 2019.
On March 23, 2018, the Small Business Credit Availability Act was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs, including changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. While certain other BDCs have elected to allow for the increase in leverage, after consideration of the expected negative impact on us, including a rating downgrade by S&P, our Board of Directors has not currently elected to approve application of the modified asset coverage requirement for the Company.
The Convertible Notes and the Public Notes present other risks to holders of our common stock, including the possibility that such notes could discourage an acquisition of us by a third party and accounting uncertainty.
Certain provisions of our $172.8 million aggregate principal amount of 4.75% Senior Convertible Notes due 2020, our $290.8 million aggregate principal amount of 4.95% Convertible Notes due 2022 and our $201.3 million aggregate principal amount of 6.375% Convertible Notes due 2025, which we refer to collectively as the Convertible Notes and our $320.0 million aggregate principal amount of 5.875% Senior Notes due 2023, our $234.4 million aggregate principal amount of 6.250% Notes due 2024, our $70.8 million aggregate principal amount of 6.250% Senior Notes due 2028, our $69.2 million aggregate principal amount of 6.875% Notes due 2029 and our $100.0 million aggregate principal amount of 6.375% Notes due 2024, which we refer to collectively as the Public Notes, could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the Convertible Notes and the Public Notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to increase the conversion rate or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes with respect to the Convertible Notes. These provisions could discourage an acquisition of us by a third party.
The accounting for convertible debt securities is subject to frequent scrutiny by the accounting regulatory bodies and is subject to change. We cannot predict if or when any such change could be made and any such change could have an adverse impact on our reported or future financial results. Any such impacts could adversely affect the market price of our common stock.
We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.
Preferred stock, which is another form of leverage, has the same risks to our common stockholders as borrowings because the dividends on any preferred stock we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common stockholders, and preferred stockholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

Holders of any preferred stock we might issue would have the right to elect members of the board of directors and class voting rights on certain matters.
Holders of any preferred stock we might issue, voting separately as a single class, would have the right to elect two members of the board of directors at all times and in the event dividends become two full years in arrears, would have the right to elect a majority of the directors until such arrearage is completely eliminated. In addition, preferred stockholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies or the terms of our credit facilities, might impair our ability to maintain our qualification as a RIC for federal income tax purposes. While we would intend to redeem our preferred stock to the extent necessary to enable us to distribute our income as required to maintain our qualification as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.
In addition to regulatory restrictions that restrict our ability to raise capital, our credit facility contains various covenants which, if not complied with, could accelerate repayment under the facility, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
The agreement governing our credit facility requires us to comply with certain financial and operational covenants. These covenants include:
•Restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;
•Restrictions on our ability to incur liens; and
•Maintenance of a minimum level of stockholders’ equity.
As of December 31, 2019, we were in compliance with these covenants. However, our continued compliance with these covenants depends on many factors, some of which are beyond our control. Accordingly, there are no assurances that we will continue to comply with the covenants in our credit facility. Failure to comply with these covenants would result in a default under this facility which, if we were unable to obtain a waiver from the lenders thereunder, could result in an acceleration of repayments under the facility and thereby have a material adverse impact on our business, financial condition and results of operations.
Failure to extend our existing credit facility, the revolving period of which is currently scheduled to expire on September 9, 2023, could have a material adverse effect on our results of operations and financial position and our ability to pay expenses and make distributions.
The revolving period for our credit facility with a syndicate of lenders is currently scheduled to terminate on September 9, 2023, with an additional one-year amortization period (with distributions allowed) after the completion of the revolving period. During such one-year amortization period, all principal payments on the pledged assets will be applied to reduce the balance. At the end of the one-year amortization period, the remaining balance will become due, if required by the lenders. If the credit facility is not renewed or extended by the participant banks by September 9, 2023, we will not be able to make further borrowings under the facility after such date and the outstanding principal balance on that date will be due and payable on September 9, 2024. As of December 31, 2019, we had $92.0 million of outstanding borrowings under our credit facility. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points with a minimum LIBOR floor of zero. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than 60% of the credit facility is drawn, or 100 basis points if more than 35% and an amount less than or equal to 60% of the credit facility is drawn, or 150 basis points if an amount less than or equal to 35% of the credit facility is drawn.
The credit facility requires us to pledge assets as collateral in order to borrow under the credit facility. If we are unable to extend our facility or find a new source of borrowing on acceptable terms, we will be required to pay down the amounts outstanding under the facility during the one-year term-out period through one or more of the following: (1) principal collections on our securities pledged under the facility, (2) at our option, interest collections on our securities pledged under the facility and cash collections on our securities not pledged under the facility, or (3) possible liquidation of some or all of our loans and other assets, any of which could have a material adverse effect on our results of operations and financial position and may force us to decrease or stop paying certain expenses and making distributions until the facility is repaid. In addition, our stock price could decline significantly, we would be restricted in our ability to acquire new investments and, in connection with our year-end audit, and our independent registered accounting firm could raise an issue as to our ability to continue as a going concern.

Failure to refinance our existing Unsecured Notes could have a material adverse effect on our results of operations and financial position.
The Prospect Capital InterNotes ® issued pursuant to our medium term notes program, which we refer to as the Prospect Capital InterNotes, the Convertible Notes and the Public Notes, which we collectively refer to as the Unsecured Notes, mature at various dates from April 15, 2020 to October 15, 2043. If we are unable to refinance the Unsecured Notes or find a new source of borrowing on acceptable terms, we will be required to pay down the amounts outstanding at maturity under the facility during the two-year term-out period through one or more of the following: (1) borrowing additional funds under our then current credit facility, (2) issuance of additional common stock or (3) possible liquidation of some or all of our loans and other assets, any of which could have a material adverse effect on our results of operations and financial position. In addition, our stock price could decline significantly; we would be restricted in our ability to acquire new investments and, in connection with our year-end audit, our independent registered accounting firm could raise an issue as to our ability to continue as a going concern.
The trading market or market value of our publicly issued debt securities may fluctuate.
Our publicly issued debt securities may or may not have an established trading market. We cannot assure our noteholders that a trading market for our publicly issued debt securities will ever develop or be maintained if developed. In addition to our creditworthiness, many factors may materially adversely affect the trading market for, and market value of, our publicly issued debt securities. These factors include, but are not limited to, the following:
•the time remaining to the maturity of these debt securities;
•the outstanding principal amount of debt securities with terms identical to these debt securities;
•the ratings assigned by national statistical ratings agencies;
•the general economic environment;
•the supply of debt securities trading in the secondary market, if any;
•the redemption or repayment features, if any, of these debt securities;
•the level, direction and volatility of market interest rates generally; and
•market rates of interest higher or lower than rates borne by the debt securities.
Our noteholders should also be aware that there may be a limited number of buyers when they decide to sell their debt securities. This too may materially adversely affect the market value of the debt securities or the trading market for the debt securities.
Terms relating to redemption may materially adversely affect our noteholders return on any debt securities that we may issue.
If our noteholders’ debt securities are redeemable at our option, we may choose to redeem their debt securities at times when prevailing interest rates are lower than the interest rate paid on their debt securities. In addition, if our noteholders’ debt securities are subject to mandatory redemption, we may be required to redeem their debt securities also at times when prevailing interest rates are lower than the interest rate paid on their debt securities. In this circumstance, our noteholders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as their debt securities being redeemed.
Our shares of common stock currently trade at a discount from net asset value and may continue to do so in the future, which could limit our ability to raise additional equity capital.
Shares of closed-end investment companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether any shares of our common stock will trade at, above, or below net asset value. The stocks of BDCs as an industry, including shares of our common stock, currently trade below net asset value as a result of concerns over liquidity, interest rate changes, leverage restrictions and distribution requirements. When our common stock is trading below its net asset value per share, we will not be able to issue additional shares of our common stock at its market price without first obtaining approval for such issuance from our stockholders and our independent directors. Similar to our 2019 annual meeting, we do not intend to seek stockholder approval at our 2020 annual meeting to be able to sell shares of common stock at any level of discount from net asset value per share, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock.
There is a risk that investors in our common stock may not receive dividends or that our dividends may not grow over time and investors in our debt securities may not receive all of the interest income to which they are entitled.
We intend to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we declare a dividend and if more stockholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we may be forced to sell some of our investments in order to make cash dividend payments.
In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution.
The above-referenced restrictions on distributions may also inhibit our ability to make required interest payments to holders of our debt, which may cause a default under the terms of our debt agreements. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt agreements.
Investing in our securities may involve a high degree of risk and is highly speculative.
The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with low risk tolerance.
Our stockholders may experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.
All dividends declared in cash payable to stockholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, our stockholders that opt out of our dividend reinvestment plan will experience dilution in their ownership percentage of our common stock over time. Stockholders who do not elect to receive distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the distribution payable to a stockholder.
Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.
Sales of substantial amounts of our common stock, or the availability of such common stock for sale (including as a result of the conversion of the Convertible Notes into common stock), could adversely affect the prevailing market prices for our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of securities should we desire to do so.
If we sell shares of our common stock or securities to subscribe for or are convertible into shares of our common stock at a discount to our net asset value per share, stockholders who do not participate in such sale will experience immediate dilution in an amount that may be material.
Similar to our 2019 annual meeting, we do not intend to seek stockholder approval at our 2020 annual meeting to be able to sell shares of common stock at any level of discount from net asset value per share, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. The issuance or sale by us of shares of our common stock or securities to subscribe for or are convertible into shares of our common stock at a discount to net asset value poses a risk of dilution to our stockholders. In particular, stockholders who do not purchase additional shares of common stock at or below the discounted price in proportion to their current ownership will experience an immediate decrease in net asset value per share (as well as in the aggregate net asset value of their shares of common stock if they do not participate at all). These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we experience in our assets, potential earning power and voting interests from such issuance or sale. In addition, such sales may adversely affect the price at which our common stock trades. We have sold shares of our common stock at prices below net asset value per share in the past and may do so to the future. We have not sold any shares of our common stock at prices below net asset value per share since December 3, 2014.
Our ability to enter into transactions with our affiliates is restricted.
We are prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our independent directors. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any security or other property from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits “joint” transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. Subject to certain limited exceptions, we are prohibited from buying or selling any security or other property from or to the Investment Adviser and its affiliates and persons with whom we are in a control relationship, or entering into joint transactions with any such person, absent the prior approval of the SEC.
On January 13, 2020 we received a co-investment exemptive order from the SEC (the “Order”), which superseded a prior co-investment exemptive order granted on February 10, 2014, granting us the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by the Investment Adviser or certain affiliates, including Priority Income Fund, Inc. and TP Flexible Income Fund, Inc. (f/k/a Pathway Capital Opportunity Fund, Inc.), subject to the conditions included therein. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. In certain situations where co-investment with one or more funds managed or owned by the Investment Adviser or its affiliates is not covered by the Order, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of the Investment Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, we will be unable to invest in any issuer in which one or more funds managed by the Investment Adviser or its affiliates has previously invested.
The market price of our securities may fluctuate significantly.
The market price and liquidity of the market for our securities may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:
•significant volatility in the market price and trading volume of securities of business development companies or other companies in the energy industry, which are not necessarily related to the operating performance of these companies;
•price and volume fluctuations in the overall stock market from time to time;
•changes in regulatory policies or tax guidelines, particularly with respect to RICs or business development companies;
•loss of RIC qualification;
•changes in earnings or variations in operating results;
•changes in the value of our portfolio of investments;
•any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;
•departure of one or more of Prospect Capital Management’s key personnel;
•operating performance of companies comparable to us;
•short-selling pressure with respect to shares of our common stock or BDCs generally;
•future sales of our securities convertible into or exchangeable or exercisable for our common stock or the conversion of such securities, including the Convertible Notes;
•uncertainty surrounding the strength of the U.S. economic recovery;
•concerns regarding European sovereign debt;
•changes in prevailing interest rates;

•litigation matters;
•general economic trends and other external factors; and
•loss of a major funding source.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has, from time to time, been brought against that company.
If our stock price fluctuates significantly, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.
There is a risk that you may not receive distributions or that our distributions may not grow over time.
We have made and intend to continue to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a business development company, we may be limited in our ability to make distributions.
Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.
Our charter, bylaws and the Maryland General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest. These provisions may prevent stockholders from being able to sell shares of our common stock at a premium over prevailing market prices.
Our charter provides for the classification of our Board of Directors into three classes of directors, serving staggered three-year terms, which may render a change of control or removal of our incumbent management more difficult. Furthermore, any and all vacancies on our Board of Directors will be filled generally only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term and until a successor is elected and qualifies.
Our Board of Directors is authorized to create and issue new series of shares, to classify or reclassify any unissued shares of stock into one or more classes or series, including preferred stock and, without stockholder approval, to amend our charter to increase or decrease the number of shares of common stock that we have authority to issue, which could have the effect of diluting a stockholder’s ownership interest. Prior to the issuance of shares of stock of each class or series, including any reclassified series, our Board of Directors is required by our governing documents to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares of stock.
Our charter and bylaws also provide that our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws, and to make new bylaws. The Maryland General Corporation Law also contains certain provisions that may limit the ability of a third party to acquire control of us, such as:
•The Maryland Business Combination Act, which, subject to certain limitations, prohibits certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of the common stock or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder and, thereafter, imposes special minimum price provisions and special stockholder voting requirements on these combinations.
•The Maryland Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation (defined as shares of common stock which, when aggregated with other shares of common stock controlled by the stockholder, entitles the stockholder to exercise one of three increasing ranges of voting power in electing directors, as described more fully below) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares of common stock.
The provisions of the Maryland Business Combination Act will not apply, however, if our Board of Directors adopts a resolution that any business combination between us and any other person will be exempt from the provisions of the Maryland Business Combination Act. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. There can be no assurance that this resolution will not be altered or repealed in whole or in part at any time. If the resolution is altered or repealed, the provisions of the Maryland Business Combination Act may discourage others from trying to acquire control of us.
As permitted by Maryland law, our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock. This bylaw provision may be amended or eliminated by our Board of Directors at any time in the future, provided that we will notify the Division of Investment Management at the SEC prior to amending or eliminating this provision. However, the SEC has taken the position that the Maryland Control Share Acquisition Act is inconsistent with the 1940 Act and may not be invoked by a BDC. It is the view of the staff of the SEC that opting into the Maryland Control Share Acquisition Act would be acting in a manner inconsistent with Section 18(i) of the 1940 Act. See “Description of Our Capital Stock” for more information.
Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.
In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.
In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial.
We may in the future choose to pay dividends in our own stock, in which case our stockholders may be required to pay tax in excess of the cash they receive.
We may distribute taxable dividends that are payable in part in our stock. In accordance with guidance issued by the Internal Revenue Service (“IRS”), a publicly traded RIC should generally be eligible to treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the RIC (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20%), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock.
Taxable stockholders receiving such dividends would be required to include the full amount of the dividend as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. Stockholder (as defined in “Material U.S. Federal Income Tax Considerations”) may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. Stockholder sells the stock it receives as a dividend in order to pay this tax, it may be subject to transaction fees (e.g., broker fees or transfer agent fees) and the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of its stock at the time of the sale. Furthermore, with respect to Non-U.S. Stockholders (as defined in “Material U.S. Federal Income Tax Considerations”), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock. It is unclear whether and to what extent we will be able to pay dividends in cash and our stock.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points, with no minimum LIBOR floor. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than sixty percent of the credit facility is drawn, or 100 basis points if more than thirty-five percent and an amount less than or equal to sixty percent of the credit facility is drawn, or 150 basis points if an amount less than or equal to thirty-five percent of the credit facility is drawn. A supplement to this prospectus relating to each offering will provide additional detail, to the extent known at the time, regarding the use of the proceeds from such offering including any intention to utilize proceeds to pay expenses in order to avoid sales of long-term assets.
We anticipate that substantially all of the net proceeds of an offering of Securities pursuant to this prospectus will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions, and will be so used within two years. In addition, we expect that there will be several offerings pursuant to this prospectus; we expect that substantially all of the proceeds from all offerings will be used within three years. Pending our new investments, we plan to invest a portion of net proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment and other general corporate purposes. The management fee payable by us will not be reduced while our assets are invested in such securities, which may generate a loss to the Company.

FORWARD-LOOKING STATEMENTS
Our annual report on Form 10-K for the year ended June 30, 2019, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus may contain forward-looking statements within the meaning of the Section 21E of the Exchange Act, which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continue,” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the impact of investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our portfolio companies to achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in volatile credit and equity environments;
•the level and volatility of prevailing interest rates and credit spreads;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a RIC;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Investment Adviser to locate suitable investments for us and to monitor and administer our investments; and
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, the IRS, the NASDAQ Global Select Market, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

DISTRIBUTIONS
Through March 2010, we made quarterly distributions to our stockholders out of assets legally available for distribution. In June 2010, we changed our distribution policy from a quarterly payment to a monthly payment. To the extent prudent and practicable, we currently intend to continue making distributions on a monthly basis. Our ability to pay distributions could be affected by future business performance, liquidity, capital needs, alternative investment opportunities and loan covenants. Our distributions, if any, will be determined by our Board of Directors. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the quarter as a result of our deliberate planning or by accounting reclassifications.
As a RIC, we generally are not subject to U.S. federal income tax on income and gains we distribute each taxable year to our stockholders, provided that in such taxable year, we distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code) to our stockholders. Any undistributed taxable income is subject to U.S. federal income tax. In addition, we will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We did not have an excise tax liability for the calendar year ended December 31, 2019. Tax characteristics of all distributions will be reported to stockholders, as appropriate, on Form 1099-DIV after the end of the calendar year.
In addition, although we currently intend to distribute realized net capital gains (which we define as net long-term capital gains in excess of short-term capital losses), if any, at least annually out of the assets legally available for such distributions, we may decide in the future to retain such capital gains for investment. In such event, we will be subject to U.S. federal income taxes on the retained amount. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we may be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

During the years ended June 30, 2019 and June 30, 2018, we distributed approximately $263.6 million and $277.2 million, respectively, to our stockholders. The following table summarizes our distributions declared and payable for the years ended June 30, 2018 and June 30, 2019.

Declaration Date	Record Date	Payment Date	Amount Per Share	Amount Distributed (in thousands)
5/9/2017	7/29/2017	8/18/2017	$0.083330	$30,011
5/9/2017	8/31/2017	9/22/2017	0.083330	30,017
8/25/2017	9/30/2017	10/20/2017	0.060000	21,619
8/25/2017	10/31/2017	11/17/2017	0.060000	21,623
11/8/2017	11/30/2017	12/22/2017	0.060000	21,630
11/8/2017	12/30/2017	1/19/2018	0.060000	21,659
11/8/2017	1/31/2018	2/16/2018	0.060000	21,691
2/7/2018	2/28/2018	3/23/2018	0.060000	21,724
2/7/2018	3/31/2018	4/20/2018	0.060000	21,759
2/7/2018	4/28/2018	5/18/2018	0.060000	21,797
5/9/2018	5/31/2018	6/22/2018	0.060000	21,829
5/9/2018	6/30/2018	7/20/2018	0.060000	21,865
Total declared and payable for the year ended June 30, 2018				$277,224

5/9/2018	7/31/2018	8/23/2018	$0.060000	$21,881
5/9/2018	8/31/2018	9/20/2018	0.060000	21,898
8/28/2018	9/28/2018	10/18/2018	0.060000	21,914
8/28/2018	10/31/2018	11/21/2018	0.060000	21,930
11/6/2018	11/30/2018	12/20/2018	0.060000	21,945
11/6/2018	1/2/2019	1/24/2019	0.060000	21,963
11/6/2018	1/31/2019	2/21/2019	0.060000	22,003
2/6/2019	2/28/2018	3/21/2019	0.060000	22,008
2/6/2019	3/29/2019	4/18/2019	0.060000	22,013
2/6/2019	4/30/2019	5/23/2019	0.060000	22,018
5/8/2019	5/31/2019	6/20/2019	0.060000	22,023
5/8/2019	6/28/2019	7/18/2019	0.060000	22,028
Total declared and payable for the year ended June 30, 2019				$263,624
Dividends and other distributions to common stockholders are recorded on the ex-dividend date. As such, the table above includes distributions with record dates during the years ended June 30, 2019 and June 30, 2018. It does not include distributions previously declared to stockholders of record on any future dates, as those amounts are not yet determinable. The following dividends were previously declared and will be recorded and payable subsequent to June 30, 2019:
◦$0.06 per share for July 2019 to holders of record on July 31, 2019 with a payment date of August 22, 2019.
◦$0.06 per share for August 2019 to holders of record on August 30, 2019 with a payment date of September 19, 2019.
◦$0.06 per share for September 2019 to holders of record on September 30, 2019 with a payment date of October 24, 2019.
◦$0.06 per share for October 2019 to holders of record on October 31, 2019 with a payment date of November 20, 2019.
◦$0.06 per share for November 2019 to holders of record on November 29, 2019 with a payment date of December 19, 2019.
◦$0.06 per share for December 2019 to holders of record on January 2, 2020 with a payment date of January 23, 2020.
◦$0.06 per share for January 2020 to holders of record on January 31, 2020 with a payment date of February 20, 2020.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of the end of each of the last ten fiscal years. (All figures in this item are in thousands except per unit data.) The senior securities table below has been audited by BDO USA, LLP, our independent registered public accounting firm.  The report of BDO USA, LLP on the senior securities table, as of June 30, 2019, is attached as an exhibit to the registration statement of which this prospectus is a part.

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Credit Facility(15)
Fiscal 2020 (as of December 31, 2019, unaudited)	$92,000	$58,259	—	—
Fiscal 2019 (as of June 30, 2019)	167,000	34,298	—	—
Fiscal 2018 (as of June 30, 2018)	37,000	155,503	—	—
Fiscal 2017 (as of June 30, 2017)	—	—	—	—
Fiscal 2016 (as of June 30, 2016)	—	—	—	—
Fiscal 2015 (as of June 30, 2015)	368,700	18,136	—	—
Fiscal 2014 (as of June 30, 2014)	92,000	69,470	—	—
Fiscal 2013 (as of June 30, 2013)	124,000	34,996	—	—
Fiscal 2012 (as of June 30, 2012)	96,000	22,668	—	—
Fiscal 2011 (as of June 30, 2011)	84,200	18,065	—	—
Fiscal 2010 (as of June 30, 2010)	100,300	8,093	—	—

2015 Notes(5)
Fiscal 2015 (as of June 30, 2015)	$150,000	$2,241	—	—
Fiscal 2014 (as of June 30, 2014)	150,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	150,000	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	150,000	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	150,000	3,740	—	—

2016 Notes(6)
Fiscal 2016 (as of June 30, 2016)	$167,500	$2,269	—	—
Fiscal 2015 (as of June 30, 2015)	167,500	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	167,500	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	167,500	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	167,500	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	172,500	3,740	—	—

2017 Notes(7)
Fiscal 2017 (as of June 30, 2017)	$50,734	$2,251	—	—
Fiscal 2016 (as of June 30, 2016)	129,500	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	130,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	130,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	130,000	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	130,000	3,277	—	—

2018 Notes(8)
Fiscal 2017 (as of June 30, 2017)	$85,419	$2,251	—	—
Fiscal 2016 (as of June 30, 2016)	200,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	200,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	200,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	200,000	2,578	—	—

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
2019 Notes(10)
Fiscal 2018 (as of June 30, 2018)	$101,647	$2,452	—	—
Fiscal 2017 (as of June 30, 2017)	200,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	200,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	200,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	200,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	200,000	2,578	—	—

5.00% 2019 Notes(11)
Fiscal 2018 (as of June 30, 2018)	$153,536	$2,452	—	—
Fiscal 2017 (as of June 30, 2017)	300,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	300,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	300,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	300,000	2,305	—	—

2020 Notes(16)
Fiscal 2020 (as of December 31, 2019, unaudited)	$175,037	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	224,114	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	392,000	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	392,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	392,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	392,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	400,000	2,305	—	—

6.95% 2022 Notes(9)
Fiscal 2014 (as of June 30, 2014)	$100,000	$2,305	—	$1,038
Fiscal 2013 (as of June 30, 2013)	100,000	2,578	—	1,036
Fiscal 2012 (as of June 30, 2012)	100,000	3,277	—	996

2022 Notes(17)
Fiscal 2020 (as of December 31, 2019, unaudited)	$292,127	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	328,500	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	328,500	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	225,000	2,251	—	—

2023 Notes(12)
Fiscal 2020 (as of December 31, 2019, unaudited)	$319,002	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	318,863	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	318,675	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	248,507	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	248,293	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	248,094	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	247,881	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	247,725	2,578	—	—

2024 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$234,443	$2,463	—	$1,012
Fiscal 2019 (as of June 30, 2019)	234,443	2,365	—	1,002
Fiscal 2018 (as of June 30, 2018)	199,281	2,452	—	1,029
Fiscal 2017 (as of June 30, 2017)	199,281	2,251	—	1,027
Fiscal 2016 (as of June 30, 2016)	161,364	2,269	—	951

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
6.375% 2024 Notes(12)
Fiscal 2020 (as of December 31, 2019, unaudited)	$99,753	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	99,726	2,365	—	—

2025 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$201,250	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	201,250	2,365	—	—

2028 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$70,761	$2,463	—	$1,029
Fiscal 2019 (as of June 30, 2019)	70,761	2,365	—	984
Fiscal 2018 (as of June 30, 2018)	55,000	2,452	—	1,004

2029 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$69,170	$2,463	—	$1,054
Fiscal 2019 (as of June 30, 2019)	69,170	2,365	—	983

Prospect Capital InterNotes®(14)
Fiscal 2020 (as of December 31, 2019, unaudited)	$622,409	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	707,699	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	760,924	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	980,494	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	908,808	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	827,442	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	785,670	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	363,777	2,578	—	—

All Senior Securities(12)(13)(14)(15)(16)(17)(18)
Fiscal 2020 (as of December 31, 2019, unaudited)	$2,175,952	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	2,421,526	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	2,346,563	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	2,681,435	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	2,707,465	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	2,983,736	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	2,773,051	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	1,683,002	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	664,138	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	406,700	3,740	—	—
Fiscal 2010 (as of June 30, 2010)	100,300	8,093	—	—
____________________________________________
(1)     Except as noted, the total amount of each class of senior securities outstanding at the end of the year/period presented (in 000’s).
(2)The asset coverage ratio for a class of secured senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by secured senior securities representing indebtedness. The asset coverage ratio for a class of unsecured senior securities is inclusive of all senior securities. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(3)This column is inapplicable.
(4)This column is inapplicable, except for the 6.95% 2022 Notes, the 2024 Notes, the 2028 Notes and the 2029 Notes. The average market value per unit is calculated as an average of quarter-end prices and shown as the market value per $1,000 of indebtedness.
(5)We repaid the outstanding principal amount of the 2015 Notes on December 15, 2015.
(6)We repaid the outstanding principal amount of the 2016 Notes on August 15, 2016.
(7)We repaid the outstanding principal amount of the 2017 Notes on October 15, 2017.

(8)We repaid the outstanding principal amount of the 2018 Notes on March 15, 2018.
(9)We redeemed the 6.95% 2022 Notes on May 15, 2015.
(10)We repaid the outstanding principal amount of the 2019 Notes on January 15, 2019.
(11)We redeemed the 5.00% 2019 Notes on September 26, 2018.
(12)For the period ended December 31, 2019 and all fiscal years ended June 30th, the notes are presented net of unamortized discount.
(13)While we do not consider commitments to fund under revolving arrangements to be Senior Securities, if we were to elect to treat such unfunded commitments, which were $25,111 as of December 31, 2019 as Senior Securities for purposes of Section 18 of the 1940 Act, our asset coverage per unit would be $2,435.
(14)Pursuant to notice to call provided on December 11, 2019, we redeemed, prior to maturity, $3,918 of our Prospect Capital InterNotes® at par with settlement on January 15, 2020. The notes were scheduled to mature on July 15, 2022 and bore interest rates that ranged from 4.500% to 4.750%. During the period of January 1, 2020 through February 12, 2020, we issued $44,822 aggregate principal amount of Prospect Capital InterNotes® at par.
(15)As of February 12, 2020, we had $206,000 outstanding borrowings under our credit facility.
(16)On December 23, 2019, we commenced a tender offer to purchase for cash up to $10,000 aggregate principal amount of the 2020 Notes (“2020 Notes December Tender Offer”). The 2020 Notes December Tender Offer expired at 12:00 midnight, New York City time, on January 23, 2020 (one minute after 11:59 p.m., New York City time, on January 22, 2020). As of the expiration date of the 2020 Notes December Tender Offer, $2,215 aggregate principal amount of the 2020 Notes, representing approximately 1.27% of the outstanding 2020 Notes, were validly tendered and accepted. Following the settlement of the 2020 Notes December Tender Offers, approximately $172,822 aggregate principal amount of the 2020 Notes remains outstanding.
(17)On December 23, 2019, we commenced a tender offer to purchase for cash up to $25,000 aggregate principal amount of the 2022 Notes (“2022 Notes December Tender Offer”). The 2022 Notes December Tender Offer expired at 12:00 midnight, New York City time, on January 23, 2020 (one minute after 11:59 p.m., New York City time, on January 22, 2020). As of the expiration date of the 2022 Notes December Tender Offer, $1,302 aggregate principal amount of the 2022 Notes, representing approximately 0.45% of the outstanding 2022 Notes, were validly tendered and accepted. Following the settlement of the 2022 Notes December Tender Offer, approximately $290,825 aggregate principal amount of the 2022 Notes remains outstanding.
(18)If we were to consider the additional borrowings, issuances, repurchases and maturities subsequent to December 31, 2019, our asset coverage per unit for our senior secured credit facility and unsecured notes would be $26,751 and $2,368, respectively, or $2,337 including the effects of unfunded commitments.

PRICE RANGE OF COMMON STOCK
Our common stock is quoted on the NASDAQ Global Select Market under the symbol “PSEC.” The following table sets forth, for the periods indicated, our NAV per share of common stock and the high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market. Our common stock historically trades at prices both above and below its NAV per share. There can be no assurance, however, that such premium or discount, as applicable, to NAV per share will be maintained. Common stock of business development companies, like that of closed-end investment companies, frequently trades at a discount to current NAV per share. In the past, our common stock has traded at a discount to our NAV per share. The risk that our common stock may continue to trade at a discount to our NAV per share is separate and distinct from the risk that our NAV per share may decline.

		Stock Price		Premium (Discount) of High to NAV	Premium (Discount) of Low to NAV	Dividends Declared
	NAV(1)	High(2)	Low(2)
Twelve Months Ending June 30, 2018
First quarter	$9.12	$8.34	$6.55	(8.6)%	(28.2)%	$0.226660
Second quarter	9.28	7.26	5.56	(21.8)%	(40.1)%	0.180000
Third quarter	9.23	7.01	6.21	(24.1)%	(32.7)%	0.180000
Fourth quarter	9.35	6.93	6.30	(25.9)%	(32.6)%	0.180000
Twelve Months Ending June 30, 2019
First quarter	$9.39	$7.58	$6.67	(19.3)%	(29.0)%	$0.180000
Second quarter	9.02	7.27	5.77	(19.4)%	(36.0)%	0.180000
Third quarter	9.08	6.93	6.27	(23.7)%	(30.9)%	0.180000
Fourth quarter	9.01	6.83	6.24	(24.2)%	(30.7)%	0.180000
Twelve Months Ending June 30, 2020
First quarter	$8.87	$6.73	$6.30	(24.1)%	(29.0)%	$0.180000
Second quarter	8.66	6.70	6.37	(22.6)%	(26.4)%	0.180000
Third quarter (through February 12, 2020)	(3)(4)	6.61	6.46	(4)	(4)	0.180000	(5)
_______________________________________________________________________________
(1)Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high or low sales price. The NAVs shown are based on outstanding shares of our common stock at the end of each period.
(2)The High/Low Stock Price is calculated as of the closing price on a given day in the applicable quarter.
(3)Our most recently estimated NAV per share is $8.66 on December 31, 2019. NAV per share as of March 31, 2020, may be higher or lower than $8.66 based on potential changes in valuations, issuances of securities, dividends paid and earnings for the quarters then ended.
(4)NAV has not yet been finally determined for any day after December 31, 2019.
(5)On February 10, 2020, Prospect announced the declaration of monthly dividends in the following amounts and with the following dates:
•$0.06 per share for February 2020 (record date of February 28, 2020 and payment date of March 19, 2020);
•$0.06 per share for March 2020 (record date of March 31, 2020 and payment date of April 23, 2020); and
•$0.06 per share for April 2020 (record date of April 30, 2020 and payment date of May 21, 2020).

On February 12, 2020, the last reported sales price of our common stock was $6.50 per share.

As of February 12, 2020, we had approximately 141 stockholders of record.

The below table sets forth each class of our outstanding securities as of February 12, 2020.

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding
Common Stock	1,000,000,000	—	367,658,352

MANAGEMENT OF THE COMPANY
Investment Adviser
Prospect Capital Management, a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, or the “Advisers Act,” manages our investments. Prospect Capital Management is led by John F. Barry III and M. Grier Eliasek, two senior executives with significant investment advisory and business experience. Both Messrs. Barry and Eliasek spend a significant amount of their time in their roles at Prospect Capital Management working on our behalf. The principal executive offices of Prospect Capital Management are 10 East 40th Street, 42nd Floor, New York, NY 10016. We depend on the due diligence, skill and network of business contacts of the senior management of the Investment Adviser. We also depend, to a significant extent, on the Investment Adviser’s investment professionals and the information and deal flow generated by those investment professionals in the course of their investment and portfolio management activities. The Investment Adviser’s senior management team evaluates, negotiates, structures, closes, monitors and services our investments. Our future success depends to a significant extent on the continued service of the senior management team, particularly John F. Barry III and M. Grier Eliasek. The departure of any of the senior managers of the Investment Adviser could have a materially adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that Prospect Capital Management will remain the Investment Adviser or that we will continue to have access to its investment professionals or its information and deal flow.
We have entered into an investment advisory and management agreement with the Investment Adviser, under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make. Under the Investment Advisory Agreement, we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets, which we define as total assets without deduction for any liabilities (and, accordingly, includes the value of assets acquired with proceeds from borrowings), as well as a two-part incentive fee based on our performance. Mr. Barry currently controls Prospect Capital Management. Under the Investment Advisory Agreement (as defined below), we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets as well as a two-part incentive fee based on our performance.
Staffing
Mr. John F. Barry III, our Chairman and Chief Executive Officer, Mr. Grier Eliasek, our Chief Operating Officer and President, and Ms. Kristin L. Van Dask, our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, comprise our senior management. Over time, we expect to add additional officers and employees.
Messrs. Barry and Eliasek each also serves as an officer of Prospect Administration and performs his respective functions under the Administration Agreement. Our day-to-day investment operations are managed by Prospect Capital Management. In addition, we reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Properties
We do not own any real estate or other physical properties materially important to our operation. Our corporate headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, where we occupy an office space pursuant to the Administration Agreement.
Legal Proceedings
From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of such matters that may arise out of these investigations, claims and proceedings will be subject to various uncertainties and, even if such matters are without merit, could result in the expenditure of significant financial and managerial resources.
We are not aware of any material pending legal proceeding, and no such material proceedings are contemplated to which we are a party or of which any of our property is subject.

Portfolio Managers
The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio. Our portfolio managers are not responsible for day-to-day management of any other accounts. For a description of their principal occupations for the past five years, see above.

Name	Position	Length of Service with Company (Years)
John F. Barry III	Chairman and Chief Executive Officer	15
M. Grier Eliasek	President and Chief Operating Officer	15
Mr. Eliasek receives no compensation from the Company. Mr. Eliasek receives a salary and bonus from Prospect Capital Management that takes into account his role as a senior officer of the Company and of Prospect Capital Management, his performance and the performance of each of Prospect Capital Management and the Company. Mr. Barry receives no compensation from the Company. Mr. Barry, as the sole member of Prospect Capital Management, receives a salary and/or bonus from Prospect Capital Management and is entitled to equity distributions after all other obligations of Prospect Capital Management are met.
The following table sets forth the dollar range of our common stock beneficially owned by each of the portfolio managers described above as of December 31, 2019.

Name	Aggregate Dollar Range of Common Stock Beneficially Owned by Portfolio Managers
John F. Barry III	Over $100,000
M. Grier Eliasek	Over $100,000

CERTAIN RELATIONSHIPS AND TRANSACTIONS
We have entered into the Investment Advisory Agreement with Prospect Capital Management. Our Chairman of the Board of Directors is the sole member of and controls Prospect Capital Management. Our senior management may in the future also serve as principals of other investment managers affiliated with Prospect Capital Management that may in the future manage investment funds with investment objectives similar to ours. In addition, our executive officers and directors and the principals of Prospect Capital Management may serve as officers, directors or principals of entities that operate in the same or related lines of business as we do or of investment funds managed by affiliates. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Prospect Capital Management. However, our Investment Adviser and other members of the affiliated present and predecessor companies of Prospect Capital Management intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client.
In addition, pursuant to the terms of the Administration Agreement, Prospect Administration provides, or arranges to provide, the Company with the office facilities and administrative services necessary to conduct our day-to-day operations. Prospect Capital Management is the sole member of and controls Prospect Administration.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
As of February 12, 2020, there were no persons that owned 25% or more of our outstanding voting securities, and we believe no person should be deemed to control us, as such term is defined in the 1940 Act.
The following table sets forth, as of February 12, 2020, certain ownership information with respect to our common stock for those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock and all officers and directors, as a group. Unless otherwise indicated, we believe that the beneficial owners set forth in the tables below have sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)
5% or more holders
John F. Barry III (2)	64,103,524	17.4%
Other executive officers and directors as a group	1,360,095	0.4%
_______________________________________________________________________________
(1)Based on a total of 367,658,352 shares of our common stock issued and outstanding as of February 12, 2020.
(2)Mr. Barry also serves as the Chief Executive Officer of the Company. Mr. Barry has sole voting and dispositive power over 63,913,087 shares held by him directly and through the John and Daria Barry Foundation as of February 12, 2020. Mr. Barry has shared voting and dispositive power over the remaining 190,437 shares beneficially owned as of February 12, 2020.
The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors and officers as of February 12, 2020 within the same family of investment companies. Information as to beneficial ownership is based on information furnished to us by the directors. We are part of a “family of investment companies”, as that term is defined in the 1940 Act, that includes Priority Income Fund, Inc. (“Priority”) and TP Flexible Income Fund, Inc. (formerly Pathway Capital Opportunity Fund, Inc.) (“FLEX”).

Name of Director or Officer	Dollar Range of Equity Securities in the Company(1)	Dollar Range of Equity Securities in Priority(1)	Dollar Range of Equity Securities in FLEX(1)
Independent Directors
William J. Gremp	Over $100,000	None	None
Andrew C. Cooper	None	None	None
Eugene S. Stark	Over $100,000	Over $100,000	None
Interested Directors
John F. Barry III	Over $100,000	None	None
M. Grier Eliasek	Over $100,000	None	None
Officer
Kristin Van Dask	Over $100,000	None	None
_______________________________________________________________________________
(1)Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

PORTFOLIO COMPANIES
The following is a listing of our portfolio companies at December 31, 2019. Values are as of December 31, 2019. (All figures in this item are in thousands)
The portfolio companies are presented in three categories: “companies more than 25% owned” are portfolio companies in which Prospect directly or indirectly owns more than 25% of the outstanding voting securities of such portfolio company and, therefore, such portfolio company is presumed to be controlled by us under the 1940 Act; “companies owned 5% to 24.99%” are portfolio companies where Prospect directly or indirectly owns 5% to 24.99% of the outstanding voting securities of such portfolio company and/or holds one or more seats on the portfolio company’s Board of Directors and, therefore, such portfolio company is deemed to be an affiliated person with us under the 1940 Act; “companies less than 5% owned” are portfolio companies where Prospect directly or indirectly owns less than 5% of the outstanding voting securities of such portfolio company and where it has no other affiliations with such portfolio company. As of December 31, 2019, Prospect owned controlling interests in CP Energy Services Inc.; Credit Central Loan Company, LLC; Echelon Transportation LLC; First Tower Finance Company LLC; Freedom Marine Solutions, LLC; InterDent, Inc.; Kickapoo Ranch Pet Resort; MITY, Inc.; National Property REIT Corp.; Nationwide Loan Company LLC; NMMB, Inc.; Pacific World Corporation; R-V Industries, Inc.; Universal Turbine Parts, LLC; USES Corp.; and Valley Electric Company, Inc. We also own affiliated interests in Edmentum Ultimate Holdings, LLC; Nixon, Inc.; Targus Cayman HoldCo Limited; and United Sporting Companies, Inc. Prospect makes available significant managerial assistance to its portfolio companies. Prospect generally requests and may receive rights to observe the meetings of its portfolio companies’ Boards of Directors.

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Companies more than 25% owned
CP Energy Services Inc. 1508 Neptune Drive Clinton, Oklahoma 73601	Energy Equipment & Services	Senior Secured Term Loan (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 12/29/2022)	First priority lien			35,048
		Senior Secured Term Loan A to Spartan Energy Services, Inc. (9.80% (LIBOR + 8.00% with 1.00% LIBOR floor), due 12/31/2022)	First priority lien			13,156
		Senior Secured Term Loan B to Spartan Energy Services, Inc. (15.80% PIK (LIBOR + 14.00% with 1.00% LIBOR floor), due 12/31/2022)	First priority lien			20,801
		Series B Convertible Preferred Stock (16.00%, 790 shares)		100.0%	32,716
		Common Stock (102,924 shares)		99.8%	—
Credit Central Loan Company, LLC 700 East North Street, Suite 15 Greenville, SC 29601	Consumer Finance	Subordinated Term Loan (10.00% plus 10.00% PIK, due 6/26/2024)(1)	Second priority lien			56,862
		Class A Units (14,867,312 units)(1)		98.6%	20,020
		Net Revenues Interest (25% of Net Revenues)(1)		25.0%	—
Echelon Transportation, LLC 1465 Post Road East Westport, CT 06880	Aerospace & Defense	Senior Secured Term Loan (11.99% (LIBOR + 9.75% with 2.00% LIBOR floor) plus 2.25% PIK, due 3/31/2022)	First priority lien			39,917
		Senior Secured Term Loan (11.24% (LIBOR + 9.00% with 2.00% LIBOR floor) plus 1.00% PIK, due 12/7/2024)	First priority lien			19,198
		Membership Interest (100%)		100.0%	31,950

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
First Tower Finance Company LLC P.O. Box 320001 406 Liberty Park Court Flowood, Mississippi 39232	Consumer Finance	Subordinated Term Loan to First Tower, LLC (10.00% plus 10.50% PIK, due 6/24/2024)(1)(1)	Second priority lien			277,987
		Class A Units (95,709,910 units)(1)(1)		80.1%	224,798
Freedom Marine Solutions, LLC 111 Evergreen Drive Houma, Louisiana 70364	Energy Equipment & Services	Membership Interest (100%)		100.0%	14,920
InterDent, Inc. 9800 South La Cienega Boulevard, Suite 800 Inglewood, California 90301	Health Care Providers & Services	Senior Secured Term Loan A/B (6.85% (LIBOR + 5.05% with 0.75% LIBOR floor), due 9/5/2020)	First priority lien			14,000
		Senior Secured Term Loan A (7.30% (LIBOR + 5.50% with 0.75% LIBOR floor), due 9/5/2020)	First priority lien			77,994
		Senior Secured Term Loan B (10.00% PIK, due 9/5/2020)	First priority lien			104,977
		Senior Secured Term Loan C (18.00% PIK, in non-accrual status effective 10/1/2018, due 9/5/2020)	First priority lien			—
		Senior Secured Term Loan D (1.00% PIK, in non-accrual status effective 10/1/2018, due 9/5/2020)	First priority lien			—
		Common Stock (99,900 shares)		99.9%	—
Kickapoo Ranch Pet Resort 23230 Kickapoo Road Waller, Texas 77484	Diversified Consumer Services	Membership Interest (100%)		100.0%	4,361
MITY, Inc. 1301 West 400 North Orem, UT 84057	Commercial Services & Supplies	Senior Secured Note A (10.00% (LIBOR + 7.00% with 3.00% LIBOR floor), due 6/30/2020)	First priority lien			26,250
		Senior Secured Note B (10.00% (LIBOR + 7.00% with 3.00% LIBOR floor) plus 10.00% PIK, due 6/30/2020)	First priority lien			29,936
		Subordinated Unsecured Note to Broda Enterprises ULC (10.00%, due 1/1/2028)(1)				—
		Common Stock (42,053 shares)		100.0%	—
National Property REIT Corp. 1389 Center Drive, Suite 170, Park City, Utah 84098	Equity Real Estate Investment Trusts (REITs) / Online Lending / Structured Finance	Senior Secured Term Loan A (6.50% (LIBOR + 3.50% with 3.00% LIBOR floor) plus 5.00% PIK, due 12/31/2023)	First priority lien			433,553
		Senior Secured Term Loan B (5.00% (LIBOR + 2.00% with 3.00% LIBOR floor) plus 5.50% PIK, due 12/31/2023)	First priority lien			79,000
		Senior Secured Term Loan C (15.00% (LIBOR + 12.00% with 3.00% LIBOR floor) plus 2.25% PIK, due 12/31/2023)	First priority lien			51,428
		Residual Profit Interest(2)			37,562
		Common Stock (3,203,927 shares)		100.0%	425,345
Nationwide Loan Company LLC 3435 North Cierco Avenue Chicago, IL 60641	Consumer Finance	Senior Subordinated Term Loan to Nationwide Acceptance LLC (10.00% plus 10.00% PIK, due 6/18/2020)(1)	Second priority lien			19,420
		Class A Units (32,456,159 units)(1)		94.5%	16,807
NMMB, Inc. 10 Abeel Road Cranbury, NJ 08512	Media	Senior Secured Note (10.50% (LIBOR + 8.50% with 2.00% LIBOR floor), due 12/30/2024)	First priority lien			15,100
		Common Stock (21,419 shares)		92.4%	22,818

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Pacific World Corporation 100 Technology Drive, Suite 200 Irvine, California 92618	Personal Products	Revolving Line of Credit – $26,000 Commitment (9.06% (LIBOR + 7.25% with 1.00% LIBOR floor), in non-accrual status effective 10/1/2019, due 9/26/2020)	First priority lien			20,825
		Senior Secured Term Loan A (7.06% PIK (LIBOR + 5.25% with 1.00% LIBOR floor), in non-accrual status effective 10/24/2018, due 9/26/2020)	First priority lien			41,785
		Senior Secured Term Loan B (11.06% PIK (LIBOR + 9.25% with 1.00% LIBOR floor), in non-accrual status effective 5/21/2018, due 9/26/2020)	First priority lien			—
		Convertible Preferred Equity (227,330 shares)		100.0%	—
		Common Stock (6,778,414 shares)		7.8%	—
R-V Industries, Inc. 584 Poplar Road Honey Brook, PA 19344	Machinery	Senior Subordinated Note (10.95% (LIBOR + 9.00% with 1.00% LIBOR floor), due 3/31/2022)	Second priority lien			28,622
		Common Stock (745,107 shares)		88.3%	7,881
Universal Turbine Parts, LLC 120 Grouby Airport Road Prattsville, AL 36067	Trading Companies & Distributors	Delayed Draw Term Loan – $5,000 Commitment (10.25% (LIBOR + 7.75% with 2.50% LIBOR floor), due 7/22/2021)	First priority lien			998
		Senior Secured Term Loan A (7.70% (LIBOR + 5.75% with 1.00% LIBOR floor), due 7/22/2021)	First priority lien			27,624
		Senior Secured Term Loan B (13.70% PIK (LIBOR + 11.75% with 1.00% LIBOR floor), in non-accrual status effective 7/1/2018, due 7/22/2021)	First priority lien			—
		Common Stock (10,000 units)		100.0%	—
USES Corp. 200 Crescent Court, Suite 1030 Dallas, TX 75201	Commercial Services & Supplies	Senior Secured Term Loan A (9.00% PIK, in non-accrual status effective 4/1/2016, due 7/29/2022)	First priority lien			16,101
		Senior Secured Term Loan B (15.50% PIK, in non-accrual status effective 4/1/2016, due 7/29/2022)	First priority lien			—
		Common Stock (268,962 shares)		100.0%	—
Valley Electric Company, Inc. 1100 Merrill Creek Parkway Everett, WA 98023	Construction & Engineering	Senior Secured Note to Valley Electric Co. of Mt. Vernon, Inc. (8.00% (LIBOR + 5.00% with 3.00% LIBOR floor) plus 2.50% PIK, due 12/31/2024)	First priority lien			10,430
		Senior Secured Note (8.00% plus 10.00% PIK, due 6/23/2024)	First priority lien			33,301
		Consolidated Revenue Interest (2.0%)		2.0%	2,746
		Common Stock (50,000 shares)		95.0%	76,023

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Companies 5% to 24.99% owned
Edmentum Ultimate Holdings, LLC 5600 West 83rd Street, Suite 300, 8200 Tower Bloomington, MN 55437	Diversified Consumer Services	Second Lien Revolving Credit Facility to Edmentum, Inc. – $7,834 Commitment (5.00% PIK, due 12/9/2021)	Second priority lien			8,033
		Unsecured Senior PIK Note (8.50% PIK, due 12/9/2021)				8,548
		Unsecured Junior PIK Note (10.00% PIK, due 12/9/2021)				40,338
		Class A Units (370,964 units)		11.5%	8,123
Nixon, Inc. 701 South Coast Highway Encinitas, CA 92024	Textiles, Apparel & Luxury Goods	Common Stock (857 units)		8.6%	—
Targus Cayman HoldCo Limited 1211 North Miller Street Anaheim, CA 92806	Textiles, Apparel & Luxury Goods	Common Stock (7,383,395 shares)		9.7%	16,224
United Sporting Companies, Inc. 1211 North Miller Street Anaheim, CA 92806	Distributors	Second Lien Term Loan (12.80% (LIBOR + 11.00% with 1.75% LIBOR floor) plus 2.00% PIK, in non-accrual status effective 4/1/2017, due 11/16/2019)	Second priority lien			6,357
		Common Stock (218,941 shares)		22.0%	—
Companies less than 5% owned
8TH Avenue Food & Provisions, Inc. 1335 Strassner Drive Brentwood, Missouri 63144	Food Products	Second Lien Term Loan (9.49% (LIBOR + 7.75%), due 10/1/2026)	Second priority lien			24,841
ACE Cash Express, Inc. 1231 Greenway Drive, Suite 600 Irving, TX 75038	Consumer Finance	Senior Secured Note (12.00%, due 12/15/2022)(1)	First priority lien			25,491
Ahead Data Blue, LLC 401 North Michigan Avenue Suite 3400 Chicago, IL 60611	IT Services	Second Lien Term Loan (10.30% (LIBOR + 8.50% with 1.50% LIBOR floor), due 11/8/2025)	Second priority lien			70,000
AmeriLife Group, LLC 2650 McCormick Drive, Suite 300T Clearwater, FL 33759	Insurance	Second Lien Term Loan (10.80% (LIBOR + 9.00%), due 6/11/2027)	Second priority lien			10,000
Apidos CLO XI P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.94%, due 10/17/2030)(1)			27,462
Apidos CLO XII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 15.64%, due 4/15/2031)(1)			30,457
Apidos CLO XV P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 15.00%, due 4/21/2031)(1)			29,519
Apidos CLO XXII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 7.32%, due 10/20/2027)(1)			23,446
Ark-La-Tex Wireline Services, LLC 6913 Wesport Avenue Shreveport, LA 71129	Energy Equipment & Services	Escrow Receivable			—
Atlantis Health Care Group (Puerto Rico), Inc. 299 Park Avenue, 34th Floor New York, New York 10171	Health Care Providers & Services	Revolving Line of Credit – $6,000 Commitment (10.75% (LIBOR + 8.75% with 2.00% LIBOR floor), due 2/21/2020)	First priority lien			2,000

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
		Senior Secured Term Loan (10.75% (LIBOR + 8.75% with 2.00% LIBOR floor), due 2/21/2020)	First priority lien			73,919
Barings CLO 2018-III P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.42%, due 7/20/2029)(1)			34,711
Broder Bros., Co. Six Neshaminy Interplex, 6th Floor Trevose, PA 19053	Textiles, Apparel & Luxury Goods	Senior Secured Note (10.47% (LIBOR + 8.50% with 1.25% LIBOR floor), due 12/02/2022)	First priority lien			172,844
Brookside Mill CLO Ltd. 75 Fort Street P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 5.43%, due 1/17/2028)(1)			12,763
California Street CLO IX Ltd. P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.64%, due 7/16/2032)(1)			31,743
Candle-Lite Company, LLC 10521 Millington Ct Cincinnati, OH 45242	Household Products	Senior Secured Term Loan A (7.42% (LIBOR + 5.50% with 1.25% LIBOR floor), due 1/23/2023)	First priority lien			12,061
		Senior Secured Term Loan B (11.42% (LIBOR + 9.50% with 1.25% LIBOR floor), due 1/23/2023)	First priority lien			12,500
Capstone Logistics Acquisition, Inc. 6525 The Corners Parkway, Suite 520 Peachtree Corners, GA 30092	Commercial Services & Supplies	Second Lien Term Loan (10.05% (LIBOR + 8.25% with 1.00% LIBOR floor), due 10/7/2022)	Second priority lien			98,982
Carlyle C17 CLO Limited P.O. Box 1093 Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 20.27%, due 4/30/2031)(1)			12,792
Carlyle Global Market Strategies CLO 2014-4-R, Ltd. 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 21.30%, due 7/15/2030)(1)			17,577
Carlyle Global Market Strategies CLO 2016-3, Ltd. 27 Hospital Road George Town, Grand Cayman KY1-9008 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.59%, due 10/20/2029)(1)			26,208
CCPI Inc. 838 Cherry Street Blanchester, OH 45107	Electronic Equipment, Instruments & Components	Escrow Receivable			2,307
CCS-CMGC Holdings, Inc. 1283 Murfreesboro Road, Suite 500 Nashville, TX 37217	Health Care Providers & Services	First Lien Term Loan (7.30% (LIBOR + 5.50%), due 10/1/2025)	First priority lien			5,945
		First Lien Term Loan (7.43% (LIBOR + 5.50%), due 10/1/2025)	First priority lien			3,586
		Second Lien Term Loan (10.93% (LIBOR + 9.00%), due 10/1/2026)	Second priority lien			36,399
Cent CLO 21 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 13.37%, due 7/27/2030)(1)			28,433

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
CIFC Funding 2013-III-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 12.15%, due 4/24/2031)(1)			22,814
CIFC Funding 2013-IV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 14.09%, due 4/28/2031)(1)			28,641
CIFC Funding 2014-IV-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 13.42%, due 10/17/2030)(1)			25,457
CIFC Funding 2016-I, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.55%, due 10/21/2031)(1)			27,479
Cinedigm DC Holdings, LLC 902 Broadway, 9th Floor New York, NY 10010	Entertainment	Senior Secured Term Loan (11.00% (LIBOR + 9.00% with 2.00% LIBOR floor) plus 2.50% PIK, due 3/31/2021)	First priority lien			12,559
Class Valuation, LLC 2600 Bellingham Dr. #100 Troy, MI 48083	Real Estate Management & Development	Revolving Line of Credit – $1,500 Commitment (10.20% (LIBOR + 8.25% with 1.50% LIBOR floor), due 3/12/2020)	First priority lien			—
		Senior Secured Term Loan (10.20% (LIBOR + 8.25% with 1.50% LIBOR floor), due 3/10/2023)	First priority lien			38,432
Collections Acquisition Company, Inc. Two Easton Oval, Suite 310 Columbus, OH 43219	Diversified Financial Services	Senior Secured Term Loan (10.15% (LIBOR + 7.65% with 2.50% LIBOR floor), due 6/3/2024)	First priority lien			30,433
Columbia Cent CLO 27 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 17.36%, due 10/25/2028)(1)			24,635
Coverall North America, Inc. 1201 West Peachtree, Suite 2800 Atlanta, Georgia 30309	Commercial Services & Supplies	Senior Secured Term Loan A (7.95% (LIBOR + 6.00% with 1.00% LIBOR floor), due 11/02/2020)	First priority lien			5,100
		Senior Secured Term Loan B (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 11/02/2020)	First priority lien			23,000
CP VI Bella Midco 2701 Renaissance Boulevard, Suite 200 King of Prussia, PA 19406	IT Services	Second Lien Term Loan (8.55% (LIBOR + 6.75%), due 12/29/2025)	Second priority lien			15,750
Digital Room, LLC 8000 Haskell Avenue Van Nuys, CA 91406	Commercial Services & Supplies	First Lien Term Loan (6.80% (LIBOR + 5.00%), due 5/21/2026)	First priority lien			9,819
		Second Lien Term Loan (10.80% (LIBOR + 9.00%), due 5/21/2027)	Second priority lien			69,477

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Dunn Paper, Inc. 218 Riverview St. Port Huron, MI 48060	Paper & Forest Products	First Lien Term Loan (6.55% (LIBOR + 4.75% with 1.00% LIBOR floor), due 8/26/2022)	First priority lien			4,371
		Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 8/26/2023)	Second priority lien			11,379
Easy Gardener Products, Inc. 3022 Franklin Avenue Waco, Texas 76710	Household Durables	Senior Secured Term Loan (11.95% (LIBOR + 10.00% with 0.25% LIBOR floor), in non-accrual status effective 10/1/2019, due 09/30/2020)	First priority lien			4,353
Engine Group, Inc. 315 Park Avenue South, 14th Floor New York, NY 10010	Media	Senior Secured Term Loan (6.94% (LIBOR + 5.00% with 1.00% LIBOR floor), due 9/15/2022)	First priority lien			4,031
		Second Lien Term Loan (10.94% (LIBOR + 9.00% with 1.00% LIBOR floor), due 9/15/2023)	Second priority lien			31,305
EXC Holdings III Corp 200 West Street Waltham, MA 02451	Technology Hardware, Storage & Peripherals	Second Lien Term Loan (9.59% (LIBOR + 7.50% with 1.00% LIBOR floor), due 12/01/2025)	Second priority lien			12,408
Galaxy XV CLO, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.86%, due 10/15/2030)(1)			25,468
Galaxy XXVII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 8.24%, due 5/16/2031)(1)			11,463
Galaxy XXVIII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 7.75%, due 7/15/2031)(1)			18,207
GEON Performance Solutions, ULC 75 Tideman Drive Orangeville, Ontario Canada, L9W 3K3	Chemicals	Revolving Line of Credit – $3,621 Commitment (7.96% (LIBOR+6.25% with 1.63% LIBOR floor), due10/25/2024)	First priority lien			—
		First Lien Term Loan (7.96% (LIBOR+6.25% with 1.63% LIBOR floor), due10/25/2024)	First priority lien			31,207
Global Tel*Link Corporation 12021 Sunset Hills Road, Suite 100 Reston, Virginia 20190	Diversified Telecommunication Services	First Lien Term Loan (6.05% (LIBOR + 4.25%), due 11/29/2025)	First priority lien			9,490
		Second Lien Term Loan (10.05% (LIBOR + 8.25%), due 11/29/2026)	Second priority lien			38,674
GlobalTranz Enterprises, Inc. 7350 N. Dobson Road, Suite 130 Scottsdale, Arizona 85256	Air Freight & Logistics	Second Lien Term Loan (10.04% (LIBOR + 8.25%), due 5/15/2027)	Second priority lien			12,385
H.I.G. ECI Merger Sub, Inc. 100 High Street, 16th Floor Boston, MA 02110	IT Services	Senior Secured Term Loan A (7.45% (LIBOR + 5.50% with 1.50% LIBOR floor), due 5/31/2023)	First priority lien			44,016
		Senior Secured Term Loan B (12.45% (LIBOR + 10.50% with 1.50% LIBOR floor), due 5/31/2023)	First priority lien			29,900
Halcyon Loan Advisors Funding 2012-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 8/15/2023)(1)			—

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Halcyon Loan Advisors Funding 2013-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/15/2025)(1)			1,347
Halcyon Loan Advisors Funding 2014-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/18/2026)(1)			1,244
Halcyon Loan Advisors Funding 2014-2 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/28/2025)(1)			—
Halcyon Loan Advisors Funding 2015-3 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 5.48%, due 10/18/2027)(1)			23,126
HALYARD MD OPCO, LLC 19 West 44th St. Suite 1401 New York, NY 10036	Media	Revolving Line of Credit – $2,000 Commitment (9.94% (LIBOR + 8.00%), due 2/6/2020)	First priority lien			—
		First Lien Term Loan (10.00% (LIBOR + 8.00% with 2.00% LIBOR floor), due 8/6/2023)	First priority lien			11,250
HarbourView CLO VII-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.35%, due 7/18/2031)(1)			10,796
Help/Systems Holdings, Inc. 6455 City West ParkWay Eden Prairie, MN 55344	Software	First Lien Term Loan (6.55% (LIBOR + 4.75% with 1.00% LIBOR floor), due 11/19/2027)	First priority lien			8,416
		Second Lien Term Loan (9.80% (LIBOR + 8.00% with 1.00% LIBOR floor), due 11/19/2027)	Second priority lien			17,157
Inpatient Care Management Company, LLC 19105 US Highway 41 North, Suite 300 Lutz, FL 33548	Health Care Providers & Services	Senior Secured Term Loan (9.95% (LIBOR + 8.00% with 1.00% LIBOR floor), due 6/8/2021)	First priority lien			16,568
Jefferson Mill CLO Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.33%, due 10/20/2031)(1)			12,525
K&N Parent, Inc. 1455 Citrus Street Riverside, CA 92507	Auto Components	Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 10/21/2024)	Second priority lien			25,491
Keystone Acquisition Corp. 777 East Park Drive Harrisburg, PA 17111	Health Care Providers & Services	Second Lien Term Loan (11.19% (LIBOR + 9.25% with 1.00% LIBOR floor), due 5/1/2025)	Second priority lien			50,000
LCM XIV Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 12.43%, due 7/21/2031)(1)			19,141
Maverick Healthcare Equity, LLC 2546 West Birchwood Avenue Mesa, AZ 85202	Health Care Providers & Services	Preferred Units (10.00%, 1,250,000 units)		1.4%	—

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
		Class A Common Units (1,250,000 units)		1.4%	—
Medusind Acquisition, Inc. 1450 Brickell Avenue, 31st Floor Miami, FL 33131	Health Care Providers & Services	First Lien Term Loan (10.25% (LIBOR + 8.25% with 1.00% LIBOR floor), due 4/8/2024)	First priority lien			23,302
Mountain View CLO 2013-I Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 8.54%, due 10/15/2030)(1)			18,882
Mountain View CLO IX Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 17.73%, due 7/15/2031)(1)			29,285
Octagon Investment Partners XV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.41%, due 7/19/2030)(1)			24,320
Octagon Investment Partners 18-R Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 14.15%, due 4/16/2031)(1)			21,652
Pearl Intermediate Parent LLC 1 Gorham Island, Suite 300 Westport, CT 06880	Health Care Providers & Services	Second Lien Term Loan (8.05% (LIBOR + 6.25%), due 2/15/2026)	Second priority lien			4,978
PeopleConnect Intermediate, LLC 500 108th Avenue, Suite 1600 Bellevue, WA 98004	Interactive Media & Services	Revolving Line of Credit – $1,000 Commitment (11.45% (LIBOR + 9.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			—
		Senior Secured Term Loan A (8.45% (LIBOR + 6.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			17,328
		Senior Secured Term Loan B (14.45% (LIBOR + 12.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			19,413
PG Dental Holdings New Jersey, LLC 33 Wood Avenue South, 6th Fl. Iselin, NJ 08830	Health Care Providers & Services	Delayed Draw Term Loan – $5,000 Commitment (10.00% (LIBOR + 7.25% with 2.75% LIBOR floor), due 5/31/2024)	First priority lien			2,000
		Senior Secured Term Loan (10.00% (LIBOR + 7.25% with 2.75% LIBOR floor), due 5/31/2024)	First priority lien			22,530
PGX Holdings, Inc. 330 North Cutler Drive North Salt Lake, UT 84054	Diversified Consumer Services	Second Lien Term Loan (10.80% (LIBOR + 9.00% with 1.00% LIBOR floor), due 9/29/2021)	Second priority lien			85,332
PlayPower, Inc. 11515 Vanstory Drive, Suite 100 Huntersville, NC 28078	Leisure Products	First Lien Term Loan (7.46% (LIBOR + 5.50%), due 5/10/2026)	First priority lien			6,408
Research Now Group, Inc. & Survey Sampling International LLC 5800 Tennyson Parkway, Suite 600 Plano, TX 75024	Professional Services	First Lien Term Loan (7.41% (LIBOR + 5.50% with 1.00% LIBOR floor), due 12/20/2024)	First priority lien			9,800
		Second Lien Term Loan (11.41% (LIBOR + 9.50% with 1.00% LIBOR floor), due 12/20/2025)	Second priority lien			50,000

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
RGIS Services, LLC 345 Park Avenue, 44th Floor New York, NY 10154	Commercial Services & Supplies	Senior Secured Term Loan (9.43% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			3,800
		Senior Secured Term Loan (9.41% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			4,329
		Senior Secured Term Loan (9.44% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			8,739
RME Group Holding Company 810 7th Avenue, 35th Floor New York, NY 10019	Media	Senior Secured Term Loan A (7.95% (LIBOR + 6.00% with 1.00% LIBOR floor), due 5/4/2022)	First priority lien			28,021
		Senior Secured Term Loan B (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 5/4/2022)	First priority lien			22,474
Rocket Software, Inc. 275 Grove Street Newton, MA 02466	Software	Second Lien Term Loan (10.05% (LIBOR + 8.25%), due 11/27/2026)	Second priority lien			49,568
Romark WM-R Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.68%, due 4/20/2031)(1)			15,618
Rosa Mexicano 264 West 40th Street New York, NY 10018	Hotels, Restaurants & Leisure	Revolving Line of Credit– $500 Commitment (9.45% (LIBOR + 7.50% with 1.50% LIBOR floor), due 3/29/2023)	First priority lien			—
		Senior Secured Term Loan (9.45% (LIBOR + 7.50% with 1.50% LIBOR floor), due 3/29/2023)	First priority lien			21,310
Securus Technologies Holdings, Inc. 14651 Dallas Parkway, Suite 600 Dallas, TX 75254-8815	Communications Equipment	First Lien Term Loan (6.30% (LIBOR + 4.50% with 1.00% LIBOR floor), due 11/1/2024)	First priority lien			8,418
		Second Lien Term Loan (10.05% (LIBOR + 8.25% with 1.00% LIBOR floor), due 11/01/2025)	Second priority lien			41,279
SEOTownCenter, Inc. 2600 W. Executive Pkwy. #200 Lehi, UT 84043	IT Services	Senior Secured Term Loan A (9.50% (LIBOR + 7.50% with 2.00% LIBOR floor), due 4/07/2023)	First priority lien			25,000
		Senior Secured Term Loan B (14.50% (LIBOR + 12.50% with 2.00% LIBOR floor), due 4/07/2023)	First priority lien			19,000
Shutterfly, Inc. 2800 Bridge Parkway Redwood City, CA 94065	Internet & Direct Marketing Retail	First Lien Term Loan (7.80% (LIBOR + 6.00% with 1.00% LIBOR floor), due 9/25/2026)	First priority lien			2,400
		First Lien Term Loan (7.94% (LIBOR + 6.00% with 1.00% LIBOR floor), due 9/25/2026)	First priority lien			16,208
SMG US Midco 300 Conshohocken State Rd., Suite 450 West Conshohocken, PA 19428	Hotels, Restaurants & Leisure	Second Lien Term Loan (8.80% (LIBOR + 7.00%), due 1/23/2026)	Second priority lien			7,500
Sorenson Communications, LLC 4192 South Riverboat Road Salt Lake City, Utah 84123	Diversified Telecommunication Services	First Lien Term Loan (8.44% (LIBOR + 6.50%), due 4/29/2024)	First priority lien			9,216
Spectrum Holdings III Corp 2500 Northwinds Parkway, Suite 472 Alpharetta, GA 30009	Health Care Equipment & Supplies	Second Lien Term Loan (8.80% (LIBOR + 7.00% with 1.00% LIBOR floor), due 1/31/2026)	Second priority lien			6,151
Staples, Inc. 500 Staples Drive Framingham, MA 01702	Distributors	First Lien Term Loan (6.69% (LIBOR + 5.00%), due 4/16/2026)	First priority lien			8,897

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Strategic Materials 17220 Katy Freeway, Suite 150 Houston, TX 77094	Household Durables	Second Lien Term Loan (9.68% (LIBOR + 7.75% with 1.00% LIBOR floor), due 11/1/2025)	Second priority lien			5,590
Stryker Energy, LLC 6690 Beta Drive, Suite 214 Mayfield Village, OH 44143	Energy Equipment & Services	Overriding Royalty Interests			—
Sudbury Mill CLO Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 1/17/2026)(1)			4,194
Symphony CLO XIV Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 7/14/2026)(1)			18,512
Symphony CLO XV, Ltd. PO Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.66%, due 1/17/2032)(1)			23,550
TGP HOLDINGS III LLC 1215 E. Wilmington Ave., Suite 200 Salt Lake City, UT 84106	Household Durables	Second Lien Term Loan (10.30% (LIBOR + 8.50% with 1.00% LIBOR floor), due 9/25/2025)	Second priority lien			2,968
TouchTunes Interactive Networks, Inc. 850 Third Avenue, Suite 15C New York, NY 10022	Entertainment	Second Lien Term Loan (9.95% (LIBOR + 8.25% with 1.00% LIBOR floor), due 5/29/2022)	Second priority lien			12,194
Town & Country Holdings, Inc. 295 Fifth Avenue, Suite 412 New York, NY 10016	Distributors	First Lien Term Loan (10.45% (LIBOR + 8.50% with 1.50% LIBOR floor), due 1/26/2023)	First priority lien			162,268
Transplace Holdings, Inc. 3010 Gaylord Parkway, Suite 200 Frisco, TX 75034	Transportation Infrastructure	Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 10/6/2025)	Second priority lien			28,104
Universal Fiber Systems, LLC 14401 Industrial Park Road Bristol, VA 24202	Textiles, Apparel & Luxury Goods	Second Lien Term Loan (11.43% (LIBOR + 9.50% with 1.00% LIBOR floor), due 10/02/2022)	Second priority lien			36,710
Upstream Newco, Inc. 1200 Corporate Drive, Suite 400 Birmingham, AL 35242	Health Care Providers & Services	First Lien Term Loan (6.30% (LIBOR + 4.50%), due 11/20/2026)	First priority lien			8,209
		Second Lien Term Loan (10.30% (LIBOR + 8.50%), due 11/20/2027)	Second priority lien			21,797
USG Intermediate, LLC 6500 River Place Blvd., Building III, Suite 400 Austin, TX 78730	Leisure Products	Revolving Line of Credit – $1,300 Commitment (11.05% (LIBOR + 9.25% with 1.00% LIBOR floor), due 8/24/2020)	First priority lien			1,300
		Senior Secured Term Loan A (8.55% (LIBOR + 6.75% with 1.00% LIBOR floor), due 8/24/2022)	First priority lien			3,159
		Senior Secured Term Loan B (13.55% (LIBOR + 11.75% with 1.00% LIBOR floor), due 8/24/2022)	First priority lien			18,283
		Equity		—%	—
Venio LLC 640 Freedom Business Center Drive, Suite 600 King of Prussia, PA 19406	Professional Services	Second Lien Term Loan (4.00% plus 10.00% PIK (LIBOR + 7.50% with 2.50% LIBOR floor), due 2/19/2020)	Second priority lien			25,416
Versant Health Holdco, Inc. (f/k/a Wink Holdco, Inc.) 939 Elkridge Landing Road, Suite 200 Linthicum, MD 21090	Insurance	Second Lien Term Loan (8.55% (LIBOR + 6.75% with 1.00% LIBOR floor), due 12/1/2025)	Second priority lien			2,989

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Voya CLO 2012-4, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.56%, due 10/16/2028)(1)			25,983
Voya CLO 2014-1, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.80%, due 4/18/2031)(1)			21,733
Voya CLO 2016-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.03%, due 10/20/2031)(1)			20,019
Voya CLO 2017-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.45%, due 7/20/2030)(1)			40,255
VT Topco, Inc. 290 West Mount Pleasant Avenue, Suite 3200 Livingston, NJ 07039	Commercial Services & Supplies	Second Lien Term Loan (8.94% (LIBOR + 7.00%), due 8/17/2026)	Second priority lien			6,971
_______________________________________________________________________________
(1)Certain investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2019, our non-qualifying assets as a percentage of total assets stood at 26.4%.
(2)As of December 31, 2019, our percent interest in the residual profit interest for National Property REIT Corp. was equal to 8.3% of Senior Secured Term Loan A residual profit and 100.0% of Senior Secured Term Loan C residual profit, calculated in arrears.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
We may submit to our stockholders, for their approval, a proposal seeking authorization to make sales of our common stock at prices below our most recently determined NAV per share. Pursuant to the approval of our Board of Directors, we have made such sales in the past, and we may continue to do so under this prospectus if we seek and receive stockholder approval.
In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board of Directors considers a variety of factors including matters such as:
•The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of par common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•Whether the estimated offering price would closely approximate the market value of our shares;
•The potential market impact of being able to raise capital;
•The nature of any new investors anticipated to acquire shares of common stock in the offering;
•The anticipated rate of return on and quality, type and availability of investments; and
•The leverage available to us.
Our Board of Directors also considers the fact that sales of common stock at a discount will benefit our Investment Adviser as the Investment Adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at premium to NAV per share.
If we seek and receive stockholder approval, we will not sell shares of common stock under a prospectus supplement to a registration statement (the “current registration statement”) if the cumulative dilution to our NAV per share from offerings under the current registration statement exceeds 15%. This limit would be measured separately for each offering pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering. For example, if our most recently determined NAV per share at the time of the first offering is $8.66 and we have 368.0 million shares of common stock outstanding, sale of 70.0 million shares of common stock at net proceeds to us of $4.33 per share (an approximately 50% discount) would produce dilution of 8.00%. If we subsequently determined that our NAV per share decreased to $8.03 on the then 438.0 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 68.5 million shares of common stock at net proceeds to us of $4.05 per share, which would produce dilution of 6.77%, before we would reach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.
Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different set of investors:
•existing stockholders who do not purchase any shares of common stock in the offering;
•existing stockholders who purchase a relatively small amount of shares of common stock in the offering or a relatively large amount of shares of common stock in the offering; and
•new investors who become stockholders by purchasing shares of common stock in the offering.
NAV per share used in the tables below is based on Prospect’s most recently determined NAV per share as of December 31, 2019, as adjusted to give effect to issuances and redemption of Prospect common stock since December 31, 2019. The NAV per share used for purposes of providing information in the table below is thus an estimate and does not necessarily reflect actual NAV per share at the time sales are made. Actual NAV per share may be higher or lower based on potential changes in valuations of Prospect’s portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below.
The tables below provide hypothetical examples of the impact that an offering at a price less than NAV per share may have on the NAV per share of shareholders and investors who do and do not participate in such an offering. However, the tables below do not show and are not intended to show any potential changes in market price that may occur from an offering at a price less than NAV per share and it is not possible to predict any potential market price change that may occur from such an offering.

As previously noted, our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. While our Board of Directors would likely consider factors similar to those described above in connection with the issuance of any such warrants, options or rights, the 15% dilution limit described above will not apply to any such warrants, options or rights. To the extent shares of common stock are issued at a discount to NAV per share upon the conversion or exercise of any such warrants, options or rights, the below hypothetical examples would also apply.
Impact On Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares of common stock in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of common stock they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.
The examples assume that we have 368.0 common shares outstanding, $5,437,000,000 in total assets and $2,250,000,000 in total liabilities. The current NAV and NAV per share are thus $3,187,000,000 and $8.66. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 18,400,000 shares (5% of the outstanding shares) at $8.23 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 36,800,000 shares (10% of the outstanding shares) at $7.79 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 92,000,000 shares (25% of the outstanding shares) at $6.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 92,000,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV).

	Prior to Sale	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$8.59		$8.13		$6.77		—
Net Proceeds per Share to Issuer		$8.23		$7.79		$6.50		—
Decrease to NAV
Total Shares Outstanding	368,000,000	386,400,000	5.00%	404,800,000	10.00%	460,000,000	25.00%	460,000	25.00%
NAV per Share	$8.66	$8.64	(0.24)%	$8.58	(0.91)%	$8.23	(5.00)%	6.93	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	368,000	368,000	—	368,000	—	368,000	—	368,000	—
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(20.00)%	0.08%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$3,187,000	$3,179,412	(0.24)%	$3,158,027	(0.91)%	$3,027,650	(5.00)%	$2,549,600	(20.00)%
Total Investment by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)		$3,187,000		$3,187,000		$3,187,000		$3,187,000
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(7,588)		$(28,972)		$(159,350)		$(637,400)
Per Share Amounts
NAV per Share Held by Stockholder A		$8.64		$8.58		$8.23		$6.93
Investment per Share Held by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)	$8.66	$8.66		$8.66		$8.66		$8.66
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.08)		$(0.43)		$(1.73)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(5.00)%		(20.00)%
Impact On Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares of common stock in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares of common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares of common stock such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares of common stock such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These shareholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution and accretion in the offering for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 46,000 shares, which is 0.05% of the offering rather than its 0.10% proportionate share) and (2) 150% of such percentage (i.e., 138,000 shares, which is 0.15% of the offering rather than its 0.10% proportionate share). NAV has not been finally determined for any day after December 31, 2019. The table below is shown based upon the adjusted NAV of $8.66 as described above. The following example assumes a sale of 92,000,000 shares at a sales price to the public of $6.77 with a 4% underwriting discount and commissions and $350,000 of expenses ($6.50 per share net).

		50 % Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$6.77		$6.77
Net Proceeds per Share to Issuer		$6.50		$6.50
Decrease to NAV
Total Shares Outstanding	368,000,000	460,000,000	25.00%	460,000,000	25.00%
NAV per Share	$8.66	$8.23	(5.00)%	$8.23	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	368,000	414,000	12.50%	506,000	37.50%
Percentage Held by Stockholder A	0.10%	0.09%	(10.00)%	0.11%	10.00%
Total NAV Held by Stockholder A	$8.66	$3,406,106	6.88%	$4,163,019	30.63%
Total Investment by Stockholder A (Assumed to be $8.66 per Share) on Shares Held Prior to Sale		$3,498,413		$4,121,238
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(92,307)		$41,781
NAV per Share Held by Stockholder A after offering		$8.23		$8.23
Investment per Share Held by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)		$8.45		$8.14
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.22)		$0.09
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(2.64)%		1.01%
Impact On New Investors
Investors who are not currently stockholders and who participate in an offering below NAV but whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by the issuer will experience an immediate decrease, albeit small, in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares of common stock in the offering as Stockholder A in the prior examples held immediately prior to the offering. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$8.59		$8.13		$6.77
Net Proceeds per Share to Issuer		$8.23		$7.79		$6.50
Decrease to NAV
Total Shares Outstanding	368,000,000	386,400,000	5.00%	404,800,000	10.00%	460,000,000	25.00%
NAV per Share	$8.66	$8.64	(0.24)%	$8.58	(0.91)%	$8.23	(5.00)%
Dilution to Participating Stockholder
Shares Held by Stockholder A	—	18,400		36,800		92,000
Percentage Held by Stockholder A	—%	—%		0.01%		0.02%
Total NAV Held by Stockholder A	$—	$158,971		$315,803		$756,913
Total investment by Stockholder A		$158,055		$299,146		$622,826
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$916		$16,657		$134,087
NAV per Share Held by Stockholder A		$8.59		$8.13		$6.77
Investment per Share Held by Stockholder A		$8.64		$8.58		$8.23
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.05)		$(0.45)		$(1.46)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			0.58%		5.57%		21.53%

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a dividend reinvestment and direct stock purchase plan that provides for reinvestment of our dividends or other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below, and the ability to purchase additional shares by making optional cash investments. As a result, when our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash dividends or other distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or other distributions. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or submitting to the plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250.
No action is required on the part of a registered stockholder to have their cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire dividend or other distribution in cash by notifying the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for dividends to stockholders. The plan administrator will set up a dividend reinvestment account for shares acquired pursuant to the plan for each stockholder who has not so elected to receive dividends and distributions in cash or who has enrolled in the plan as described herein (each, a “Participant”). The plan administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the plan administrator’s name or that of its nominee. Upon request by a Participant to terminate their participation in the plan, received in writing, via the internet or the plan administrator’s toll free number no later than 3 business days prior to a dividend or other distribution payment date, such dividend or other distribution will be paid out in cash and not be reinvested. If such request is received fewer than 3 business days prior to a dividend or other distribution payment date, such dividend or other distribution will be reinvested but all subsequent dividends and distributions will be paid to the stockholder in cash on all balances. Upon such termination of the Participant’s participation in the plan, all whole shares owned by the Participant will be issued to the Participant in certificated form and a check will be issued to the Participant for the proceeds of fractional shares less a transaction fee of $15.00 to be deducted from such proceeds. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends or other distributions in cash by notifying their broker or other financial intermediary of their election.
We primarily use newly-issued shares to implement reinvestment of dividends and distributions under the plan, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares in the open market in connection with the implementation of reinvestment of dividends or other distributions under the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the dividend or other distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the NASDAQ Global Select Market on the last business day before the payment date for such dividend or other distribution. Market price per share on that date will be the closing price for such shares on the NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend or other distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated. Stockholders who do not elect to receive dividends and distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium at the time we issue new shares under the plan and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the dividend or other distribution payable to a stockholder.
There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan. The plan administrator’s fees under the plan are paid by us. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds.
Stockholders who receive dividends or other distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends or other distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or other distribution from us will be equal to the total dollar amount of the dividend or other distribution payable to the stockholder. Any stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. Stockholder’s account (as defined below).

Participants in the plan have the option of making additional cash payments to the plan administrator for investment in the shares at the then current market price. Such payments may be made in any amount from $25 to $10,000 per transaction. Participants in the plan may also elect to have funds electronically withdrawn from their checking or savings account each month. Direct debit of cash will be performed on the 10th of each month. Participants may elect this option by submitting a written authorization form or by enrolling online at the plan administrator’s website. The plan administrator will use all funds received from participants since the prior investment of funds to purchase shares of our common stock in the open market. We will not use newly-issued shares of our common stock to implement such purchases. Purchase orders will be submitted daily. The Plan Administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. The plan administrator will charge each stockholder who makes such additional cash payments $2.50, plus a $0.10 per share brokerage commission. Cash dividends and distributions payable on all shares credited to your plan account will be automatically reinvested in additional shares pursuant to the terms of the plan. Brokerage charges for such purchases are expected to be less than the usual brokerage charge for such transactions. Instructions sent by a participant to the plan administrator in connection with such participant’s cash payment may not be rescinded.
Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.amstock.com or by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, NY 10269-0560 or by calling the plan administrator’s Interactive Voice Response System at (888) 888-0313. Upon termination, the stockholder will receive certificates for the full shares credited to your plan account. If you elect to receive cash, the plan administrator sells such shares and delivers a check for the proceeds, less the $0.10 per share commission and the plan administrator’s transaction fee of $15. In every case of termination, fractional shares credited to a terminating plan account are paid in cash at the then-current market price, less any commission and transaction fee.
The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any payable date for the payment of any dividend by us or other distribution pursuant to any additional cash payment made. All correspondence concerning the plan should be directed to the plan administrator by mail at American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219, or by telephone at 888-888-0313.
Stockholders who purchased their shares through or hold their shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in our dividend reinvestment plan and direct stock purchase plan. Such holders of our stock may not be identified as our registered stockholders with the plan administrator and may not automatically have their cash dividend or other distribution reinvested in shares of our common stock by the plan administrator.

1. How do I purchase shares if I am not an existing registered holder?
To make an investment online, log on to www.amstock.com, click on “Shareholders” followed by “Invest Online,” then select “All Plans” from the left toolbar. Select “Prospect Capital Corporation” Common Stock,” followed by “Invest Now.” Follow the “Steps to Invest,” which will guide you through the six-step investment process. Follow the prompts to provide your banking account number and ABA routing number to allow for the direct debit of funds from your savings or checking account. You will receive a receipt of your transaction upon completion of the investment process, as well as a subsequent e-mail confirming the number of shares purchased and their price (generally within two business days). To invest by mail, complete an Enrollment Application, which can be obtained by calling the Plan Administrator at 1-888-888-0313, and enclose a check made payable to American Stock Transfer & Trust Company, LLC for the value of your investment. The Enrollment Application may also be downloaded from the Plan Administrator’s website (www.amstock.com). The minimum initial investment is $250.00. The maximum investment is $10,000.00 per transaction. Once you are a stockholder, the minimum purchase amount is reduced to $25.00. For purchases made with voluntary contributions, there is a transaction fee of $2.50 per purchase and a per-share commission of $0.10, each to be paid by the participants in the Plan. Your cash payment, less applicable service charges, fees and commissions, will be used to purchase shares on the open market for your account. Both full and fractional shares, up to three decimal places, will be credited to your Plan account. The Plan Administrator will commingle net funds (if applicable) with cash payments from all participants to purchase shares in the open market. Purchase orders will be submitted daily. The Plan Administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. No interest will be paid by the Plan Administrator pending investment. Instructions sent to the Plan Administrator may not be rescinded. You may also authorize the Plan Administrator, on the enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount, by automatic withdrawal from your bank account. Funds will be withdrawn from your bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, please send the Plan Administrator written, signed instructions, which must be received by the Plan Administrator not less than 3 business days prior to an automatic withdrawal for such termination to take effect prior to such withdrawal. It is your responsibility to notify the Plan Administrator if your direct debit information changes. If a check or ACH withdrawal is returned to the Plan Administrator as “unpaid,” the Plan Administrator will sell shares if already purchased and liquidate additional shares, if necessary, to reimburse itself for any loss incurred, as well as a returned check fee of $25.00. This is in addition to any other rights the Plan Administrator may have.
Stockholders who purchased their shares through or hold their shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in the Plan. Such holders of common stock may not be identified as registered stockholders of Prospect Capital Corporation with the Plan Administrator.
2. How do I purchase additional shares if I am already a registered stockholder?
Additional shares may be purchased at any time. All of the terms outlined in Section #1 above apply, except the minimum investment is only $25.00. To make an investment online, log on to www.amstock.com and select “Shareholders” followed by “Account Access and General Information,” and finally “Account Access.” You will be prompted to enter your Unique Account ID. If you do not have a Unique Account ID, register directly online and your Unique Account ID will be provided. Follow the prompts when registering for your Unique Account ID. From the left toolbar, select “Purchase Additional Shares” and complete the steps. Optional cash payments may also be mailed to the Plan Administrator using the tear-off portion of your account statement (sent in conjunction with each scheduled dividend) or purchase transaction advice, or via detailed written instructions. You may also authorize the Plan Administrator, on an enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount by automatic withdrawal from your bank account. Funds will be withdrawn from your bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions. It is your responsibility to notify the Plan Administrator if your direct debit information changes. All shares will be purchased in the open market at the current market price.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations generally applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to us or our investors on such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. Stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). This discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations thereof, each as of the date of this prospectus and all of which are subject to differing interpretation or change, possibly retroactively, which could affect the continuing validity of this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to the any of the tax aspects set forth below.
This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.
A “U.S. Stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•A trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
A “Non-U.S. Stockholder” is a beneficial owner of shares of our common stock that is not a partnership and is not a U.S. Stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult its tax advisor with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election To Be Taxed As A RIC
As a business development company, we have elected and intend to continue to qualify to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally are not subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation As A RIC
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•qualify to be treated as a business development company or be registered as a management investment company under the 1940 Act at all times during each taxable year;

•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the 90% Income Test); and
•diversify our holdings so that at the end of each quarter of the taxable year:
◦at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets and do not represent more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
◦no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships.”
To the extent that we invest in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we generally must take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the asset diversification tests. If the partnership is a “qualified publicly traded partnership,” the net income derived from such partnership will be qualifying income for purposes of the 90% Income Test, and interests in the partnership will be “securities” for purposes of the diversification tests. We intend to monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification as a RIC.
In order to meet the 90% Income Test, we may establish one or more special purpose corporations to hold assets from which we do not anticipate earning dividend, interest or other qualifying income under the 90% Income Test. Any such special purpose corporation would generally be subject to U.S. federal income tax, and could result in a reduced after-tax yield on the portion of our assets held by such corporation.
Provided that we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gains in excess of net short-term capital losses) we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any investment company taxable income and net capital gain not distributed (or deemed distributed) to our stockholders.
    We will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income of RICs unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.
We may hold a more than 10% interest in certain foreign corporations that are treated as controlled foreign corporations (“CFC”) for U.S. federal income tax purposes. In that event, we would be treated as receiving an income inclusion (treated as ordinary income) each year from such foreign corporations in an amount equal to our pro rata share of the corporation’s income for that tax year (including both ordinary earnings and capital gains), regardless of whether or not the CFC makes an actual distribution during such year. If we acquire shares in “passive foreign investment companies” (“PFICs”), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) would generally require us to recognize income or gain in advance of the receipt of cash.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant. As a RIC, we are not allowed to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years.
Recently issued guidance from the IRS generally permits publicly offered RICs to pay cash/stock dividends consisting of up to 80% stock if certain requirements are met. Any dividends paid in stock in accordance with such guidance will be taxable to the shareholder as if the dividend had been paid in cash and we will receive a dividend paid deduction for such distribution.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the diversification tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would we be required to make distributions. Distributions would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to “qualified dividend income” to the extent of our current and accumulated earnings and profits, provided certain holding period and other requirements are met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to non-RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.
We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may be unclear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.
Taxation Of U.S. Stockholders
Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. Provided that certain holding period and other requirements are met, such distributions (if properly reported by us) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that our income consists of dividend income from U.S. corporations and (ii) in the case of individual shareholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that we receive qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). There can be no assurance as to what portion, if any, of our distributions will qualify for favorable treatment as qualified dividend income.
Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains, regardless of the U.S. Stockholder’s holding period for its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.
Under proposed regulations on which taxpayers are entitled to rely, properly reported dividends paid by us that are attributable to our “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. shareholders, provided that certain holding period and other requirements are met by the shareholder and us. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution attributable to income from our investments in publicly traded partnerships, if any, will not qualify for the 20% deduction that could be available to a noncorporate shareholder were the shareholder to own such partnership interests directly.
Although we currently intend to distribute any long-term capital gains at least annually, we may in the future decide to retain some or all of our long-term capital gains, and designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Stockholder will be required to include its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s tax basis for its common stock. The amount of tax that individual stockholders are treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds such U.S. Stockholder’s liability for U.S. federal income tax. A U.S. Stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.
If a U.S. Stockholder purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.
A U.S. Stockholder generally will recognize taxable gain or loss if such U.S. Stockholder sells or otherwise disposes of its shares of our common stock. Any gain or loss arising from such sale or taxable disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held its shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or taxable disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a taxable disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. Capital losses are deductible only to the extent of capital gains (subject to an exception for individuals under which a limited amount of capital losses may be offset against ordinary income).
In general, individual U.S. Stockholders currently are subject to a preferential rate on their net capital gain, or the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at ordinary income rates.
Certain U.S. Stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.

We make available to each of our U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the amount and the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.
Payments of dividends, including deemed payments of constructive dividends, or the proceeds of the sale or other taxable disposition of our common stock generally are subject to information reporting unless the U.S. Stockholder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number and otherwise comply with the rules for establishing an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that certain information is provided timely to the IRS.
Taxation Of Non-U.S. Stockholders
Whether an investment in our common stock is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in our common stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.
Distributions of our investment company taxable income to Non-U.S. Stockholders that are not “effectively connected” with a U.S. trade or business conducted by the Non-U.S. Stockholder will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) to the extent of our current and accumulated earnings and profits.
Properly reported distributions to Non-U.S. Stockholders are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for such taxable year). Depending on our circumstances, we may report all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. Stockholder needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if we report the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Stockholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of our distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
Actual or deemed distributions of our net capital gain to a Non-U.S. Stockholder, and gains recognized by a Non-U.S. Stockholder upon the sale of our common stock, that are not effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the Non-U.S. Stockholder is a nonresident alien individual and is physically present in the U.S. for 183 or more days during the taxable year and meets certain other requirements.
Distributions of our investment company taxable income and net capital gain (including deemed distributions) to Non-U.S. Stockholders, and gains recognized by Non-U.S. Stockholders upon the sale of our common stock, that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. In addition, if such Non-U.S. Stockholder is a foreign corporation, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments, if its investment in our common stock is effectively connected with its conduct of a U.S. trade or business.
If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
In addition, withholding at a rate of 30% is required on dividends in respect of shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the

Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the IRS. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our shares.
A Non-U.S. Stockholder generally will be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments of dividends, including deemed payments of constructive dividends, or the proceeds of a disposition of our common stock. In addition, we are required to annually report to the IRS and each Non-U.S. Stockholder the amount of any dividends or constructive dividends treated as paid to such Non-U.S. Stockholder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividend or constructive dividend payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Stockholder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that certain required information is provided timely to the IRS.
Non-U.S. persons should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.
The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized capital stock consists of 1,000,000,000 shares of stock, par value $0.001 per share, all of which is initially classified as common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol “PSEC.” There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to authorize the issuance of such shares, without obtaining stockholder approval. Our Board of Directors will only take such actions in accordance with Section 18 as modified by Section 61 of the 1940 Act. The 1940 Act limits business development companies to only one class or series of common stock and only one class of preferred stock. As permitted by the Maryland General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The below table sets forth each class of our outstanding securities as of February 12, 2020:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by the Company or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common Stock	1,000,000,000	—	367,658,352
Common Stock
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of us, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that prior to the issuance of preferred stock holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution (other than in shares of stock) is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock become in arrears by two years or more until all arrears are cured. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to operate other than as an investment company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
Limitation On Liability Of Directors And Officers; Indemnification And Advance Of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to obligate ourselves to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that a present or former director or officer of us has performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Provisions Of The Maryland General Corporation Law And Our Charter And Bylaws
Anti-takeover Effect
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of us. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Control Share Acquisitions
The Maryland General Corporation Law under the Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third,
•one-third or more but less than a majority, or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will notify the Division of Investment Management at the SEC prior to amending our bylaws to be subject to the Maryland Control Share Acquisition Act and will make such amendment only if the Board of Directors determines that it would be in our best interests.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.
After the five-year prohibition, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute provides various exemptions from its provisions, including for business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflicts with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Maryland Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Maryland Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Classified Board of Directors
Our Board of Directors is divided into three classes of directors serving classified three-year terms. The current terms of the first, second and third classes will expire at the annual meeting of stockholders held in 2020, 2021 and 2022, respectively, and in each case, until their successors are duly elected and qualify. Each year one class of directors will be elected to the Board of Directors by the stockholders to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until his or her successor is duly elected and qualifies. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect a director. Under the charter, our Board of Directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than three nor more than eight. Our charter provides that, pursuant to an election to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
The Maryland General Corporation Law provides that stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by the chairman of the Board, our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions if declared advisable by the Board and approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company, any proposal for our liquidation or dissolution or certain amendments to Article IV and Article V of our charter requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.

Our charter and bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed above, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more series, without stockholder approval. Our Board of Directors is authorized to fix for any series of preferred stock the number of shares of such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series; except that, such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution) and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more.
For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, the cumulative nature of such dividends and whether such dividends have any participating feature;
•any provisions relating to convertibility or exchangeability of the shares of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. Federal income tax considerations; and
•any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends thereon will be cumulative.

DESCRIPTION OF OUR DEBT SECURITIES
We currently have the Notes outstanding. However, we may issue additional debt securities in one or more series in the future which, if publicly offered, will be under an indenture to be entered into between us and a trustee. The specific terms of each series of debt securities we publicly offer will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. The description below is a summary with respect to future debt securities we may issue and not a summary of the Notes.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” On March 9, 2012, we entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement”) with American Stock Transfer & Trust Company, LLC (the “Retiring Trustee”) and U.S. Bank National Association (the “trustee”). Under the Agreement, we formally accepted the resignation of the Retiring Trustee and appointed the trustee under the Indenture, dated as of February 16, 2012 (the “indenture”), by and between us and the Retiring Trustee, as supplemented by the First Supplemental Indenture, dated as of March 1, 2012, by and between us and the Retiring Trustee, as further supplemented by the Second Supplemental Indenture, dated as of March 8, 2012, by and between us and the Retiring Trustee, and as further supplemented by the Joinder Supplemental Indenture, dated as of March 8, 2012, by and among us, the Retiring Trustee and the trustee. We accepted the resignation of the Retiring Trustee and appointed the trustee in order to take advantage of a more efficient money market based system of settling issuances of notes issued pursuant to the indenture not available through the Retiring Trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See “Incorporation by Reference” and “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued;
•the provision for any sinking fund;
•any restrictive covenants;
•any events of default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of debt. On March 23, 2018, President Trump signed into law the Small Business Credit Availability, which included various changes to regulations under the federal securities laws that impact BDCs, including changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. While certain other BDCs have elected to allow for the increase in leverage, after consideration of the expected negative impact on us, including a rating downgrade by S&P, our Board of Directors has not currently elected to approve application of the modified asset coverage requirement for the Company. If we choose to take advantage of such additional leverage, it will mean that for every $100 of net assets, we may raise $200 from senior securities, such as borrowings or issuing preferred stock. If our asset coverage ratio declines below 200% (or 150% if we determine to take advantage of the additional leverage), we may not be able to incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so, and we may not be able to make distributions. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices,
•whether it imposes fees or charges,
•how it would handle a request for the holders’ consent, if ever required,
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The special situations for termination of a global security are as follows:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,
•if we notify the trustee that we wish to terminate that global security, or
•if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•We do not pay the principal of, or any premium on, a debt security of the series on its due date.
•We do not pay interest on a debt security of the series within 30 days of its due date.
•We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.
•We remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
•Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series under certain circumstances.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give your trustee written notice that an Event of Default has occurred and remains uncured.
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.
•The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.
•Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.
•We must deliver certain certificates and documents to the trustee.
•We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
Full Defeasance
If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment or distribution of our assets by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over, upon written notice to the Trustee, to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
The Trustee under the Indenture
U.S. Bank National Association will serve as trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
General
We may issue subscription rights to the holders of the class of securities to whom the subscription rights are being distributed, or the Holders to purchase our Securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to the Holders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to the Holders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering;
•the number of such subscription rights issued to each Holder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of our Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the Securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities from time to time. Such warrants may be issued independently or together with one of our Securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the number of shares of common stock, preferred stock or debt securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the shares of common stock, preferred stock or debt securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants will commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock, preferred stock or debt securities;
•if applicable, the date on and after which such warrants and the related shares of common stock, preferred stock or debt securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in our best interests and the best interest of our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR UNITS
A unit is a separate security consisting of two or more other securities that either may or must be traded or transferred together as a single security. The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read both this prospectus and the prospectus supplement relating to those particular units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include contracts for purchase of any such security or debt obligations of third parties, such as U.S. Treasury securities, such that the holder holds each component. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A. The addresses of the custodians are: (1) U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Prospect Capital Corporation Custody Account Administrator; (2) Israeli Discount Bank of New York Ltd., 511 Fifth Avenue, New York, NY 10017, Attention: Prospect Capital Corporation, Account Administrator; (3) Fifth Third Bank, 38 Fountain Square Plaza, MD1090CD, Cincinnati, OH, 45263, Attention: Prospect Capital Corporation Custody Account Administrator; (4) Peapack-Gladstone Bank, 500 Hills Drive, Bedminster, New Jersey 07921, Attention: Prospect Capital Corporation, Account Administrator; (5) Customers Bank, 99 Park Avenue, New York, New York 10016, Attention: Prospect Capital Corporation, Account Administrator; (6) Key Bank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Prospect Capital Corporation, Account Administrator; (7) BankUnited, N.A., 445 Broadhollow Road, Suite 130, Melville, New York 11747, Ref: Prospect Capital Corporation; and (8) Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Mortgage Custody - PC141C. American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar. The principal business address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (718) 921-8200.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. We have not paid any brokerage commissions during the three most recent fiscal years. Subject to policies established by our Board of Directors, Prospect Capital Management is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions.
Prospect Capital Management does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Prospect Capital Management generally seeks reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, Prospect Capital Management may select a broker based partly upon brokerage or research services provided to it and the Company and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Prospect Capital Management determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, and Venable LLP as special Maryland counsel.
INDEPENDENT ACCOUNTING FIRMS
BDO USA, LLP is the independent registered public accounting firm of the Company and National Property REIT Corp. RSM US LLP is the independent accounting firm of First Tower Finance Company LLC.
AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the shares we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date

6,000,000 Shares
$150,000,000 Aggregate Liquidation Preference

5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock
Liquidation Preference $25.00 per Share

PROSPECTUS SUPPLEMENT

July 12, 2021

Joint Book-Running Managers

Morgan Stanley	RBC Capital Markets	UBS Investment Bank
Lead Manager

Goldman Sachs & Co. LLC
Co-Managers

Ladenburg Thalmann	InspereX	Wedbush Securities	William Blair